SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. 2)



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission only (as permitted by Rule
     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                           LARSON DAVIS INCORPORATED
                (Name of Registrant as Specified in its Charter)


         (Name of Person(s) Filling Proxy Statement, if other than the registrant)


Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1)    Title of each class of securities to which transaction applies:

   2)    Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4)    Proposed maximum aggregate value of transaction:

   5)    Total Fee Paid:

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)    Amount Previously Paid:
         $1,700

   2)    Form, Schedule, or Registration Statement No.:
         Initial filing of Preliminary Proxy Statement

   3)    Filing Party:
         LarsonoDavis Incorporated

   4)    Date Filed:
         December 14, 1998



                         [LARSON DAVIS LETTERHEAD/LOGO]


Dear Shareholder:

     I am writing to you to explain the rationale of your Board in presenting the transactions contained within the enclosed Proxy Statement. The two underlying strategies we have adopted are to reorganize the Company from a business focus standpoint and to propose certain measures which would give the Company the flexibility to deal with pressing matters which may be affecting the Company's stock price.

     Dealing with the business issues first, we have decided to sell the acoustics operation to PCB Group, Inc. From a strategic standpoint, we believe it is difficult to effectively operate our acoustics business as a global business with sales of only $7 million and with a limited infrastructure. Over the past few months, we have explored ways to grow this business ourselves in a more aggressive manner by either buying complementary companies, partnering, or from internal growth spearheaded by new product development.

     Given the historically fragile state of the Company's finances, none of these options has proven to be attractive or feasible when balanced against the risks involved and the resources of the Company. Consequently, the Company decided to explore alternatives for maximizing the amount it could realize from the sale of the acoustics business. PCB is a fast growing and relatively significant player in the acoustics and vibration industry and was able to justify payment of an attractive price for the acoustics business as a way to continue its expansion.

     As you can see from the enclosed financials, the acoustics business lost in excess of $3 million in 1997 and has traded at only break-even in the first nine months of 1998. A significant turnaround has been achieved for this business that is still ongoing. PCB has agreed to purchase this business on the basis of this turnaround. The transaction involves an up front payment of $5.25 million in cash and a note payable by the end of 1999 of $500,000. PCB will also assume $1.8 million in liabilities associated with the business.

     Jeffrey Cohen, COO of the Company, in conjunction with his Sensar duties, will continue to run the acoustics business under the guidance of PCB once the transaction is completed and until the end of 1999.

     The other major factor considered by the Company in deciding to sell the acoustics business relates to its financing arrangements. Historically, the Company has been financed by the exercise of warrants and options with the subsequent dilution to the shareholders of Common Stock. In early 1998, the holders of warrants declined to continue to exercise their warrants as a result of the precipitous decline in the Company's stock price. Partially as a result of the termination of ongoing equity financing, a $1 million line of credit was called for renegotiation on onerous terms and the Company elected to repay this debt. In urgent need for further rapid financing, the Company entered into a private placement of preferred shares.

     Aggressive terms attached to this financing, although it was not envisioned that the impact of the conversion of these preferred shares would be materially dilutive to the shareholders of Common Stock given the prevailing stock price at that time. However, as the stock price continued to fall during the subsequent months, the impact of this conversion has increased proportionately, creating a very material overhang in the stock market. It is now difficult to attract new buyers to the stock even at the currently depressed levels.

     As a result of the low price of the stock, the Company is under threat of delisting from Nasdaq in the absence of any remedial measures.

     Without the sale of the acoustics business, the Company is unable to redeem the Series A Preferred Stock and eliminate the overhang from its own resources. Access to commercial financing is not available due to the historically high level of losses and further access to the equity markets is not a viable option. The Company was, therefore, faced with the dilemma of allowing a potentially disorderly conversion which would result in very significant dilution of the Common Stock or finding a way to eliminate or minimize the impact of the preferred conversion. Simply permitting the conversion to occur on the current terms would crystallize delisting from Nasdaq and make any return extremely difficult due to the dilutive nature of the conversion.

     We have negotiated an agreement with the holders of the Series A Preferred Stock that will permit us to repurchase that stock. The sale of the acoustics business would result in sufficient cash to permit the Company to complete this transaction. In this document however, we have asked you to provide us with the flexibility to allow conversion by increasing the allowable dilution above the 20% restriction required by Nasdaq.

     We have asked for this flexibility for two reasons. First, we would like to explore possible uses of the cash and related proceeds of the sale of the acoustics business for acquisition opportunities, which will allow us to begin to enhance shareholder value by other avenues in addition to our technology development. Second, the Company has now substantially eliminated its loss position and repositioned its product line sufficiently that the future outlook is significantly more attractive. This may allow alternative equity investors to be attracted allowing any potential conversion of the preferred stock to be carried out in an orderly manner. This would leave the Company in a strong cash position enabling several alternative strategies to be adopted.

     If an acquisition program is to be adopted, then the preservation of the Nasdaq listing will be a critical element of the strategy. We have, therefore, also asked for the flexibility to consider a reverse split for the stock. Our review of other companies indicates that quite often reverse splits do not result in a long-term price increase for the stock. However, in certain circumstances, reverse splits do achieve their goals when associated with positive announcements and a more comprehensive reorganization similar to what is being presented in the Proxy Statement.

     As a result of the sale of the acoustics business, our focus will now be narrowed to our Jaguar mass spectrometry line and the CrossCheck resistivity product. We announced in mid-October that we had entered into a letter of intent with JEOL to partner with them over the next five years for development and marketing of the Jaguar product. We have now completed the formalization of this agreement.

     From a financial perspective, JEOL will pay an up front fee of $300,000 and, subject to our meeting development milestones, will guarantee the purchase of a certain number of units. In conjunction with this and our efforts to sign up independent distributors in Europe and Asia, we believe that the Sensar division will trade at or near break even for 1999.

     CrossCheck continues to represent a potentially significant opportunity for the Company, although we continue to struggle to gain momentum with the product despite interesting technological successes. At the present time, we continue to believe that our work with our utility partner will lead to promising product developments in early 1999.

     In 1997, the Company incurred an overall loss of nearly $15 million. This has been reduced to a loss for the nine months ended September 30, 1998, of approximately $6 million (including approximately $3.0 million of unusual charges). In the absence of any material changes to our market penetration, we anticipate that in 1999 the Company overall, will have a very modest loss that would be easily funded from the cash reserves created from the acoustics sale. In 2000, the full impact of the JEOL transaction and additional European and Asian distribution, as well as possibly a significant contribution from CrossCheck, hold the promise of returning the Company to a profitable trading position.

     We are, therefore, asking you to approve the proposals as presented.

                                          Sincerely,



                                          Andrew Bebbington
                                          Chairman of the Board and
                                          Chief Executive Officer




                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE, AND RETURN YOUR PROXY



                           LARSONoDAVIS INCORPORATED
                              1681 WEST 820 NORTH
                               PROVO, UTAH  84601

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH    , 1999

TO THE SHAREHOLDERS OF LARSONoDAVIS INCORPORATED:

     A special meeting of the shareholders (the "Special Meeting") of LarsonoDavis Incorporated (the "Company") will be held at the
                                           , Utah, on March    , 1999.  The
Special Meeting will convene at 9:00 a.m., local time, to consider and take action on the following proposals:

     (1) To sell substantially all of the assets and operations of the Company's acoustics and vibration instrumentation business (the "Asset Sale") pursuant to an Asset Purchase Agreement, dated November 30, 1998, as amended
February    , 1999, between PCB Group, Inc., and the Company (the "Purchase
Agreement"). A copy of the Purchase Agreement is attached as Appendix A to the accompanying Proxy Statement.

     (2) To amend the Company's Articles of Incorporation to change the Company's name to Sensar Corporation immediately following the consummation of the Asset Sale. A copy of the proposed amendment is attached as Appendix B to the accompanying Proxy Statement.

     (3) To approve the possible issuance of shares of Common Stock of the Company on conversion of the issued and outstanding 1998 Series A Preferred Stock ("Series A Preferred Stock") that may equal or exceed 20% of the Common Stock that was issued and outstanding at the time the Series A Preferred Stock was created.

     (4) To approve a possible reverse stock split of the issued and outstanding Common Stock of the Company whereby the Company would issue one new share of Common Stock of the Company in exchange for every five to ten shares of currently outstanding Common Stock, with the precise conversion ratio to be determined by the Company's board of directors at a later time.

     (5) To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

     ONLY OWNERS OF RECORD OF THE 13,392,562 SHARES OF THE COMPANY'S COMMON STOCK AND THE 2,938.75 SHARES OF THE COMPANY'S SERIES A PREFERRED STOCK ISSUED AND OUTSTANDING AS OF THE CLOSE OF BUSINESS ON FEBRUARY 3, 1999 (THE "RECORD DATE"), WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE SPECIAL MEETING. THE COMMON STOCK AND THE SERIES A PREFERRED STOCK WILL VOTE JOINTLY AS A SINGLE CLASS. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE (1) VOTE AND EACH SHARE OF THE SERIES A PREFERRED STOCK IS ENTITLED TO TWO HUNDRED SEVENTY EIGHT (278) VOTES.

     THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE SPECIAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND. PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

                                         LARSONoDAVIS INCORPORATED
                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         Andrew Bebbington, CEO
Provo, Utah
Dated:            , 1999


                                                                Preliminary Copy

                           LARSONoDAVIS INCORPORATED
                              1681 WEST 820 NORTH
                               PROVO, UTAH  84601


                                PROXY STATEMENT


     This Proxy Statement is being furnished to shareholders of LarsonoDavis Incorporated (the "Company") to seek their approval of several major changes to the business and structure of the Company. The proposed changes are far reaching and will fundamentally effect the future direction of the Company.

     YOUR CONSIDERATION OF THESE PROPOSALS AND VOTE AT THE SPECIAL MEETING ARE VERY IMPORTANT. PLEASE CAREFULLY READ THIS PROXY STATEMENT AND THE ATTACHED MATERIALS AND DATE, SIGN, AND RETURN THE ENCLOSED PROXY SO YOUR SHARES CAN BE VOTED AT THE SPECIAL MEETING.

     The Company has negotiated the sale of its acoustics and vibration business (the "Acoustics Business") to PCB Group, Inc. ("PCB"), a privately-held company engaged in the acoustics and vibration industry, primarily through the design, manufacture, and sale of accelerometers. The Acoustics Business has been the "core" business of the Company since inception and the alternative of expanding this business was explored at some length prior to reaching a decision to sell. The Company explored acquiring complementary businesses, seeking financing to fund the growth of the Acoustics Business, and using internally generated funds and newly developed products to expand the Acoustic Business. For a variety of reasons, none of these avenues proved fruitful. Absent growth, management did not believe the Company would be able to significantly increase its market share and fund a restructuring of its distribution system, limiting the long-term potential of the Acoustics Business to the Company.

     At the same time, the sharp decline in the price of the Common Stock of the Company has created a significant "overhang" in the public market. The holders of the Company's 1998 Series A Preferred Stock (the "Series A Preferred Stock") have the right to convert their Series A Preferred Stock into shares of Common Stock at any time at an effective price of 85% of the current market price of the Common Stock. Consequently, they can receive an immediate 15% return if they simultaneously sell the Common Stock. Because of the currently low price of the Common Stock, the holders of the Series A Preferred Stock, if they elected to convert based on the market price of the Company's Common Stock for the ten trading days preceding February 3, 1999, would hold approximately 9,800,000 shares of Common Stock. If they attempted to sell such a large number of shares, the market price of the Common Stock would continue to decline and ultimately the liquidity in the public market could disappear. While the decision to hold or sell Common Stock belongs to each individual shareholder, the Company believes that most of the holders of the Series A Preferred Stock would not be willing to accept the market risk of holding the Common Stock long-term.

     The Company has recently entered into agreements with the remaining holders of the issued and outstanding Series A Preferred Stock to reacquire the Series A Preferred Stock for the amount originally paid to the Company by the holders, plus a calculated amount equal to 4% per annum. Under the terms of the agreement, the purchase will occur within 15 days of the closing of the sale of the Acoustics Business to PCB and holders have agreed not to convert the Series A Preferred Stock to Common Stock in the interim. The Company's obligation to purchase the Series A Preferred Stock is dependent on the closing of the sale to PCB. The Company has the right to assign its interest in the agreements and may do so in appropriate circumstances so that it can retain its working capital and maintain maximum flexibility in deciding on the future strategy of the Company. Consequently, the Company is seeking approval of the issuance of the Common Stock on conversion of the Series A Preferred Stock. The agreements with the holders of Series A Preferred Stock will lapse on March 31, 1999, if the proposed Asset Sale to PCB is not completed by that time.

     THIS PROXY STATEMENT AND FORM OF PROXY ARE FIRST BEING MAILED TO
SHAREHOLDERS ON OR ABOUT FEBRUARY    , 1999.


     The decline in the stock price has had another effect. One of the requirements of the Nasdaq National Market, on which the Common Stock of the Company is traded, is that the stock price not be less than $1.00 per share.
The Company was informed by Nasdaq that in the event that the Common Stock did not trade above this minimum for ten consecutive days prior to January 13, 1999, it was the intent of Nasdaq to delist the Common Stock. The Company filed a request for a hearing with respect to this decision on January 12, 1999, and has been granted an oral hearing set for March 19, 1999. In the event that the developments in the business of the Company or the other actions taken by the Company do not result in a significant increase in the market price for the Common Stock, the Company is seeking your approval of a "reverse split," or consolidation, of the currently issued Common Stock. This consolidation would be on the basis of a ratio to be selected by the Company at a later date of from five-to-one up to ten-to-one. That is, each five shares of outstanding Common Stock up to ten shares of outstanding Common Stock would be consolidated into a single share of Common Stock (the "Consolidation"). The Consolidation would apply to all outstanding shares of Common Stock so the percentage ownership of the Company of each shareholder would not change. However, the overall number of outstanding shares would be reduced, making each individual share more valuable.

     Finally, since the Company is selling PCB the right to continue to use the brand name "LarsonoDavis" in connection with the acoustics instrumentation products, the Company is seeking your approval of a change in its corporate name to "Sensar Corporation."

     A great deal of additional information about the Company and the proposals to be submitted to shareholders is contained in the remaining parts of this Proxy Statement. Shareholders are encouraged to review such information thoroughly and to return the enclosed proxy so that their shares can be voted at the Special Meeting.

     On December 10, 1998, the last trading day prior to the announcement of the sale of the Acoustics Business to PCB, the closing price for the Company's Common Stock was $0.4375.

     Proxies are being solicited on behalf of the Company. In addition to this solicitation by mail, the directors, officers, and employees of the Company may solicit proxies by mail, telephone, facsimile transmission, or in person. Such persons will not receive additional compensation in connection with such solicitation but may be reimbursed for reasonable out-of-pocket expenses. All costs of solicitation shall be paid by the Company.

     The enclosed proxy, even though executed and returned to the Company, may be revoked at any time before it is voted, either by giving a written notice, mailed or delivered to the secretary of the Company so it is received prior to the Special Meeting, by submitting a new proxy prior to the Special Meeting bearing a later date, or by voting in person at the Special Meeting. If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the board of directors' recommendations. The board of directors has unanimously recommended the adoption of all proposals submitted to the shareholders.

     For a discussion of certain risks associated with the proposals to shareholders, see the discussion under "RISK FACTORS" beginning on page 17.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

          This Proxy Statement and accompanying materials contain certain forward looking statements and information relating to the Company and its business that are based on the beliefs of management of the Company and assumptions made concerning information currently available to management. Such statements reflect the current views of management of the Company and are not intended to be accurate descriptions of the future. The discussion of the future business prospects of the Company is subject to a number of risks and assumptions, including the completion of the proposed transaction with PCB, the approval by the shareholders of the other proposals of the Company, the decision of Nasdaq whether or not to permit the continued listing of the Company's Common Stock, the ability of the Company to modify its Jaguar products to meet specifications established by JEOL, the completion of commercial products within projected time frames, the market acceptance of products, the ability of the Company to successfully address technical and manufacturing problems in producing new products, the Company's ability to enter into favorable strategic alliances, joint ventures, or other collaborative arrangements with established industry partners for Europe and Asia, the success of the marketing efforts of the Company and the entities with which it has agreements, the success of the Company in developing its technology and designing and constructing products based on that technology, the ability of the Company to successfully protect its patent rights to prevent competitors from benefiting from the technology, the ability of the Company to compete with larger, more established entities, and the ability of the Company to obtain the necessary financing to successfully complete its goals. Should one or more of these or other risks materialize or if the underlying assumptions of management provide incorrect, actual results of the Company may vary materially from those described. The Company does not intend to update these forward looking statements, except as may occur in the regular course of its periodic reporting obligations.


                               TABLE OF CONTENTS

                                                                          Page
SUMMARY.....................................................................7
  SPECIAL MEETING...........................................................7
    Date, Time, and Place...................................................7
    Purpose of the Special Meeting..........................................7
    Record Date.............................................................7
    Shares Outstanding and Entitled to Vote.................................7
    Quorum..................................................................8
    Required Votes..........................................................8
  PROPOSAL 1:  THE ASSET SALE...............................................8
    Reasons for the Asset Sale..............................................8
    LarsonoDavis Laboratories...............................................8
    PCB Group, Inc..........................................................8
    Beehive Acquisition Corp................................................8
    Purchase Price..........................................................8
    Use of Proceeds from the Asset Sale.....................................9
    The Company's Anticipated Operations Following the Asset Sale...........9
    Interest of Management and Rights of Executives.........................9
    Potential Consequences of Terminating the Purchase Agreement...........10
    Conditions to Consummation of the Asset Sale...........................10
    Closing Date...........................................................10
    Termination Date.......................................................10
    Termination Fee........................................................10
    Federal Tax Consequences...............................................11
    Recommendation of the Board of Directors...............................11
  PROPOSAL 2:  CORPORATE NAME CHANGE.......................................11
    Reasons for the Corporate Name Change..................................11
    Recommendation of the Board of Directors...............................11
  PROPOSAL 3:  ISSUANCE OF COMMON STOCK ON CONVERSION OF SERIES A
  PREFERRED STOCK..........................................................12
    Background and Reasons for Proposal 3..................................12
    Agreement With Preferred Holders.......................................12
    Conversion Terms.......................................................13
    Recommendation of the Board of Directors...............................13
  PROPOSAL 4:  REVERSE STOCK SPLIT.........................................13
    Background and Reasons for Proposal 4..................................13
    Nasdaq Requirements....................................................14
    Effect on Outstanding Stock and Rights.................................14
    Exchange of Certificates; Fractional Shares............................14
    Tax Consequences.......................................................15
    Recommendation of the Board of Directors...............................15
SELECTED UNAUDITED PRO FORMA FINANCIAL DATA................................16
RISK FACTORS...............................................................17
  HISTORY OF LOSSES........................................................17
  NARROWED FOCUS OF COMPANY BUSINESS.......................................17
  LACK OF EMPLOYEES AND INFRASTRUCTURE.....................................17
  FUTURE STRATEGIC ISSUES..................................................17
  RISK OF CHANGE OF CONTROL................................................18
  POTENTIAL LOSS OF DISTRIBUTORS...........................................18
  RISK OF REDUCED CAPITALIZATION...........................................18
  POTENTIAL LOSS OF NASDAQ LISTING.........................................18
  NEED FOR ADDITIONAL CAPITAL..............................................18
  RISKS IF ISSUANCE OF COMMON STOCK NOT APPROVED...........................19
  CONDITIONS TO CLOSING OF SALE OF ACOUSTICS BUSINESS......................19
  EXECUTIVE AGREEMENTS.....................................................19
PROPOSAL NO. 1:  THE ASSET SALE............................................19
  BACKGROUND AND REASONS FOR THE ASSET SALE................................19

  RECOMMENDATION OF THE BOARD OF DIRECTORS.................................21
  PLANS FOR THE COMPANY SUBSEQUENT TO THE ASSET SALE.......................22
  TERMS OF THE ASSET PURCHASE..............................................23
    Sale of Assets.........................................................23
    Assumed Liabilities....................................................23
    The Purchase Price.....................................................24
    Closing................................................................24
    Related Agreements.....................................................25
    Representations and Warranties.........................................25
    Operations of the Company Prior to Closing.............................26
    No Shop................................................................26
    Non-Competition Obligations............................................26
    Termination of the Purchase Agreement..................................27
    Termination Fee........................................................27
    Indemnification; Survival of Representations and Warranties............27
    Expenses...............................................................28
  RIGHTS OF EXECUTIVES.....................................................28
  INTEREST OF MANAGEMENT OR DIRECTORS IN ASSET SALE........................28
  ACCOUNTING TREATMENT OF THE ASSET SALE...................................28
  TAX CONSEQUENCES.........................................................29
  GOVERNMENT AND REGULATORY APPROVALS......................................29
  ARMS' LENGTH TRANSACTION.................................................29
  NO DISSENTERS' RIGHTS....................................................29
  REQUIRED VOTES...........................................................29
PROPOSAL 2:  CORPORATE NAME CHANGE.........................................30
  REQUIRED VOTES...........................................................30
PROPOSAL 3:  ISSUANCE OF COMMON STOCK ON CONVERSION OF SERIES A
PREFERRED STOCK............................................................30
  TERMS OF THE SERIES A PREFERRED STOCK....................................30
  NASDAQ SHAREHOLDER APPROVAL REQUIREMENTS.................................31
  RECENT AGREEMENT WITH CERTAIN HOLDERS....................................31
  CONVERSION OF SERIES A PREFERRED STOCK...................................32
  REQUIRED VOTES...........................................................32
PROPOSAL 4:  REVERSE STOCK SPLIT...........................................33
  GENERAL..................................................................33
  NASDAQ MINIMUM BID PRICE.................................................33
  BOARD DISCRETION TO IMPLEMENT THE CONSOLIDATION..........................35
  EFFECTS OF THE CONSOLIDATION  ON REGISTRATION, VOTING RIGHTS,
    AND SERIES A PREFERRED STOCK...........................................35
  EFFECT ON STOCK OPTIONS AND WARRANTS.....................................36
  CHANGES IN STOCKHOLDERS' EQUITY..........................................36
  INCREASE IN STOCK AVAILABLE FOR ISSUANCE.................................36
  EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES.........36
  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS................................37
  NO DISSENTERS' RIGHTS....................................................38
  REQUIRED VOTES...........................................................38
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS......................39
  NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS...........43
SELECTED HISTORICAL FINANCIAL DATA.........................................45
  CERTAIN FINANCIAL DATA...................................................45
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS......................................................47
  OVERVIEW.................................................................47
  RESULTS OF OPERATIONS....................................................48
    Comparison of Nine Months Ended September 30, 1998 and 1997............48
      Net Sales ...........................................................48
      Cost of Sales .......................................................49
      Selling, General, and Administrative ................................49
      Research and Development ............................................49
      Unusual Charges .....................................................49
    Comparison of Years Ended December 31, 1997 and 1996...................50
      Net Sales ...........................................................50
      Cost of Sales .......................................................50
      Selling, General, and Administrative ................................51
      Research and Development ............................................51
      Unusual and Nonrecurring Charges ....................................51
    Comparison of Six Months Ended December 31, 1996 and 1995..............52
      Net Sales ...........................................................52
      Cost of Sales .......................................................52
      Selling, General, and Administrative ................................52
      Research and Development ............................................52
    Comparison of Years Ended June 30, 1996 and 1995.......................53
      Net Sales ...........................................................53
      Cost of Sales .......................................................53
      Selling, General, and Administrative ................................53
      Research and Development ............................................53
  LIQUIDITY AND CAPITAL RESOURCES..........................................53
  YEAR 2000................................................................54
BUSINESS OF THE COMPANY....................................................55
  GENERAL..................................................................55
  TOF MASS SPECTROMETER TECHNOLOGY.........................................55
  CROSSCHECK TECHNOLOGY....................................................56
  LICENSED TECHNOLOGY......................................................56
  PATENTS AND TRADEMARKS...................................................57
  MANUFACTURING AND ASSEMBLY...............................................57
  MARKETING AND DISTRIBUTION...............................................57
  BACKLOG..................................................................57
  COMPETITION..............................................................58
  GOVERNMENTAL REGULATION..................................................58
  ENVIRONMENTAL COMPLIANCE.................................................58
  MAJOR CUSTOMERS AND FOREIGN SALES........................................58
  PERSONNEL................................................................58
  LEGAL PROCEEDINGS........................................................58
MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS....................59
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT..............60

  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..................61
SHAREHOLDER PROPOSALS......................................................62
OTHER MATTERS..............................................................62
INDEPENDENT PUBLIC ACCOUNTANTS.............................................62
AVAILABLE INFORMATION......................................................63
INDEX TO FINANCIAL STATMEENTS..............................................64
  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS..............................64
  INDEPENDENT AUDITORS' REPORTS............................................64
  CONSOLIDATED FINANCIAL STATEMENTS........................................64

APPENDIX A - Asset Purchase Agreement

APPENDIX B - Amendment to Articles of Incorporation


                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information, including the financial statements appearing elsewhere herein. Shareholders are urged to read this Proxy Statement and the appendices attached hereto carefully and in their entirety. Capitalized terms used in this Proxy Statement shall have the meaning ascribed to them herein.

SPECIAL MEETING

Date, Time, and Place:        March    , 1999, at 9:00 a.m., local time, at
                                                    .

Purpose of the Special
Meeting:                      (1)   To authorize the sale of the Acoustics
                              Business (the "Asset Sale") pursuant to an Asset Purchase Agreement, dated November 30, 1998, as
                              amended February    , 1999, by and among PCB
                              Group, Inc., its wholly-owned subsidiary Beehive Acquisition Corp., the Company and the wholly-owned subsidiary of the Company, LarsonoDavis Laboratories (the "Purchase Agreement"). A copy of the Purchase Agreement is attached as Appendix A to this Proxy Statement.

                              (2)   To amend the Company's Articles of
                              Incorporation to change the Company's name to Sensar Corporation (the "Corporate Name Change"). A copy of the proposed amendment is attached as Appendix B to this Proxy Statement.

                              (3) To approve the issuance of shares of Common Stock on conversion of the issued and outstanding Series A Preferred Stock even if such conversion would result in the issuance of 20% or more of the Common Stock that was outstanding at the time the Series A Preferred Stock was created.

                              (4) To approve the Consolidation of the issued and outstanding Common Stock of the Company whereby the Company would issue one new share of Common Stock in exchange for every five to ten shares of currently outstanding Common Stock with the precise conversion ratio to be determined by the Company's board of directors at a later time.

                              (5)   To transact such other business as may
                              properly come before the Special Meeting or any adjournment(s) thereof.

Record Date:                  The close of business on February 3, 1999.

Shares Outstanding and
Entitled to Vote:             On the Record Date, there were 13,392,562 shares
                              of Common Stock of the Company outstanding, with each share entitled to cast one vote per share at the Special Meeting, and 2,938.75 shares of the Series A Preferred Stock outstanding, with each share entitled to cast 278 votes. The Common
                              Stock and the Series A Preferred Stock will vote together as a single voting class.

Quorum: The bylaws of the Company require that holders of at least 33-1/3% of the voting power of issued and outstanding Common Stock and Series A Preferred Stock be in attendance at the Special Meeting, in person or by proxy in order to constitute a quorum.

Required Votes:               The affirmative vote of the holders of a majority
                              of the voting power of all outstanding shares of Common Stock and Series A Preferred Stock entitled to vote thereon is required to approve the sale of the Acoustics Business and the Corporate Name
                              Change. The affirmative vote of a majority of the votes cast at the Special Meeting, if a quorum is present, is required to approve the Consolidation and the issuance of Common Stock on conversion of the Series A Preferred Stock.

PROPOSAL 1:  THE ASSET SALE

Reasons for the Asset Sale:   Management believes that the Company would need to
                              be substantially larger and to make significant investment in both new products and enhanced distribution capabilities to be successful for the longer term in the acoustics industry and to compete effectively in this global market. Given the Company's financial resources, the risk associated with such investment, and the lack of suitable other alternatives, management believes that the sale of the Acoustics Business offers more value to the Company.

LarsonoDavis Laboratories:    LarsonoDavis Laboratories is a wholly-owned
                              subsidiary of the Company and is the operating entity through which the Acoustics Business has primarily been conducted. LarsonoDavis
                              Laboratories will not have material assets or operations on consummation of the Asset Sale.

PCB Group, Inc.:              PCB Group, Inc. ("PCB"), is a privately-held
                              company based in Depew, New York, engaged in the acoustics and vibration industry, primarily through the manufacture and sale of accelerometers. PCB's principal executive offices are located at 3425 Walden Avenue, Depew, New York
                              14043, and its telephone number is (716) 684-0001.

Beehive Acquisition Corp.:    Beehive Acquisition Corp. ("Beehive") is a wholly-
                              owned subsidiary of PCB formed specifically to consummate the Asset Sale and to operate the Acoustics Business thereafter. Beehive's principal executive offices are located at 3425
                              Walden Avenue, Depew, New York 14043, and its telephone number is (716) 684-0001.

Purchase Price:               Pursuant to the Purchase Agreement, Beehive will
                              pay the Company cash in the amount of $5.25 million and deliver a note for $500,000 payable monthly based on a two-year amortization schedule with a final balloon payment on December 31, 1999.
                              The cash payment and note are subject to adjustment based on the calculated net asset value of the Acoustics Business at December 31, 1998.
                              Based on preliminary information, the Company does not believe this adjustment will be material.
                              Beehive will also assume approximately $1.8 million in liabilities associated with the Acoustics Business.

Use of Proceeds from the
Asset Sale:                   The Company anticipates that the primary uses of
                              the after tax proceeds to be received by the Company from the Asset Sale (the "Proceeds") will be to fund the acquisition of the outstanding
                              Series A Preferred Stock subject to agreements with the Company, at a cost of approximately $3.1 million, to use a limited amount to fund its Jaguar and CrossCheck technologies, to provide funds for possible future acquisitions, and as working capital. The Company is currently seeking an investor willing to take a longer-term position in the Company to acquire the Series A Preferred
                              Stock so that the Company can preserve its working capital. The Company currently does not intend to make any distribution of the Proceeds to the shareholders. Pending the Company's use of the Proceeds, such funds will be temporarily invested in liquid, short-term bank instruments.

The Company's Anticipated
Operations Following the
Asset Sale:                   Following the consummation of the Asset Sale, the
                              Company will primarily focus on its Jaguar and CrossCheck technologies. If it is unable to sell these operations, the Company will evaluate the airport noise monitoring contracts that have been serviced by Harris, Miller, Miller & Hansen, Inc.
                              ("HMMH"), under a technology license from the Company since June 30, 1995. The Company has recently entered into a Technical Development and Marketing Agreement with JEOL for its Jaguar technology which will significantly enhance the Company's ability to market its products. The
                              Company is also working with a major utility company on an application for its CrossCheck technology and hopes to commercialize a product for this market in 1999. The Company may seek to acquire additional businesses or to merge with a larger established business.

Interest of Management and
Rights of Executives:         Jeffrey Cohen, the chief operating officer of the
                              Company will continue to serve, on a part-time basis, as the operations manager of the Acoustics
                              Business during 1999, in addition to his duties with the Company. The Company will be reimbursed by PCB at an annual rate of $60,000 for Mr.
                              Cohen's services to the Acoustics Business.  The
                              Executive Employment Agreements of Andrew
                              Bebbington, the chief executive officer of the Company, and Mr. Cohen give them the right to terminate their agreements at any time within 60 days following the sale of "all or substantially all of the assets." Neither Mr. Bebbington nor Mr.
                              Cohen has provided the Company with notice of their intent to exercise this right. If they did so, they would be entitled to certain specified payments. (See "RISK FACTORS: Executive
                              Agreements" and "PROPOSAL 1:  THE ASSET SALE:
                              Rights of Executives" and "Interest of Management or Directors in Asset Sale.")

Potential Consequences of
Terminating the Purchase
Agreement:                    If the Asset Sale is not consummated, the Company
                              will continue to conduct the Acoustics Business and will re-evaluate the ways in which the Company can seek to enhance shareholder value. The
                              Company would not have sufficient cash assets to redeem the Series A Preferred Stock if the Asset
                              Sale is not completed.  (See "RISK FACTORS.")

Conditions to Consummation
of the Asset Sale:            The Purchase Agreement provides that the
                              respective obligations of the Company,
                              LarsonoDavis Laboratories, Beehive and PCB to consummate the Asset Sale are conditioned upon, among other things, the fulfillment of the agreements and covenants contained therein, the continued validity of the representations and warranties made by the parties, the lack of any material adverse change to the business, the approval of the Asset Sale by the Company's shareholders, and obtaining the consents of certain third parties to the assignment of the material contracts of the Acoustics Business.
                              (See "RISK FACTORS: Conditions to Closing of Sale of Acoustics Business.")

Closing Date:                 If the sale of the Acoustics Business is approved
                              by the shareholders, the Company anticipates consummating the transaction within five business days following the Special Meeting (the "Closing
                              Date").

Termination Date:             The Purchase Agreement may be terminated prior to
                              the Closing Date upon the occurrence of certain events, including (a) by mutual written consent of the parties; (b) by the Company or PCB if the Asset Sale shall not have been consummated on or before March 31, 1999; (c) by PCB if the Company commences negotiations concerning an alternative acquisition proposal; (d) by PCB if the Company's board of directors withdraws its recommendation to shareholders to approve the Asset Sale or recommends an alternative transaction to shareholders; and (e) by either party if the other party materially breaches its representations or warranties or fails to perform its covenants or agreements and such breach continues without cure for a period of 30 days after the breaching party's receipt of notice of breach.

Termination Fee:              If the Purchase Agreement is terminated as a
                              result of (i) a breach by the Company of its representations or covenants; or (ii) the withdrawal by the board of directors of its recommendation of the sale of the Acoustics
                              Business to PCB, the Company will be obligated to pay a termination fee of $300,000 to PCB.

Federal Tax Consequences:     The Company will recognize gain on the sale of the
                              Acoustics Business. The Company anticipates that it will have net operating losses ("NOL") available to offset the taxable gain attributable to the transaction. The Company also anticipates that it will have alternative minimum tax net operating losses ("AMTNOL") available to offset at least 90% of its alternative minimum taxable income. Any remaining alternative minimum taxable income will be taxed at 20%, which amount of tax the Company does not consider to be material to its financial position. The sale of the Acoustics
                              Business will not have a tax consequence for individual shareholders of the Company.

Recommendation of the
Board of Directors:           The terms of the Asset Sale are the result of
                              arms' length negotiations between the Company and PCB. The Company's board of directors has considered the terms of the Purchase Agreement, including the consideration to be received by the Company in the Asset Sale, in light of the economic, financial, legal, and market factors facing the Company and has concluded that the Asset Sale is advisable and in the best interests of the Company and its shareholders. THE
                              COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY
                              APPROVED THE ASSET SALE AND THE PURCHASE AGREEMENT
                              AND RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS
                              VOTE "FOR" THE PROPOSAL TO SELL THE ACOUSTICS
                              BUSINESS.

PROPOSAL 2:  CORPORATE NAME CHANGE

Reasons for the Corporate
Name Change:                  The assets being sold to PCB include the right to
                              use the name "LarsonoDavis" that is associated with the Company's acoustical instrumentation products. As a consequence, the Purchase
                              Agreement requires that the Company change its corporate name and that of its wholly-owned subsidiary, LarsonoDavis Laboratories, in connection with the closing of the transaction.
                              The Company anticipates implementing this name change whether or not the Asset Sale is consummated since, as a result of the reorganization of management in November of 1997, the original founders of the Company, Mr. Larson and Mr. Davis, are no longer part of executive management of the Company.

Recommendation of the
Board of Directors:           The Company's board of directors has considered
                              the change in the Company's name in light of the affect such change may have on the business of the Company and in the public market for the Company's stock and has concluded that such a change in advisable and in the best interests of the Company and its shareholders. THE COMPANY'S BOARD OF
                              DIRECTORS HAS UNANIMOUSLY APPROVED THE CORPORATE
                              NAME CHANGE AND RECOMMENDS THAT THE COMPANY'S
                              SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE
                              THE CORPORATE NAME CHANGE.

PROPOSAL 3:  ISSUANCE OF COMMON STOCK ON CONVERSION OF SERIES A PREFERRED STOCK

Background and Reasons for
Proposal 3:                   The Company issued 3,500 shares of Series A
                              Preferred Stock and 700,000 warrants to purchase
                              Common Stock at $4.50 per share for an aggregate gross sales price of $3.5 million in February
                              1998.  The Series A Preferred Stock is
                              convertible, at the election of the holders, at 85% of the trading price for the Company's Common
                              Stock at the time of conversion.  When the Series
                              A Preferred Stock was issued, the Company's Common
                              Stock was trading at approximately $3.60 per share and it was anticipated that the Series A Preferred
                              Stock would be converted into approximately 9% of the issued and outstanding Common Stock. The corporate governance rules of Nasdaq require shareholder approval of any transaction at less than market value that would result in the issuance of 20% or more of the Common Stock.
                              Since the time of issuance, the trading price for the Company's Common Stock has declined so that if the Series A Preferred Stock were converted based on the market price of the Company's Common Stock during the ten trading days ended February 3, 1999, such conversion would result in the issuance of approximately 9,800,000 shares, or approximately 42% of the then issued and outstanding shares of Common Stock. Consequently, in order to permit the conversion of the Series A
                              Preferred Stock at the current market price, the Company is obligated to seek the approval of its shareholders under Nasdaq rules. In the event that the Company is unable to obtain such approval and the Common Stock continues to be listed on Nasdaq, the holders of the Series A Preferred
                              Stock could require the redemption of the Series A
                              Preferred Stock, plus accrued dividends, issued and outstanding subsequent to the issuance of 2,332,984 shares of Common Stock (approximately
                              20% of the shares of Common Stock that were outstanding at the time of issuance of the Series
                              A Preferred Stock) which would result in a cash liability to the Company of approximately $2.6 million based on the current market price for the Company's Common Stock.

Agreement With Preferred
Holders: The Company has recently entered into agreements with the holders of all 2,938.75 shares of Series A Preferred Stock currently issued pursuant to which such holders have agreed to sell their shares of Series A Preferred Stock to the Company for payment of their original investment of $1,000 per share plus a calculated amount equal to 4% per annum since the date of their investment until payment. The aggregate cost to the Company will be approximately $3.1 million and will be paid from the Proceeds from the sale of the Acoustics Business. The completion of the sale is a condition precedent to the Company's obligation to purchase the shares of Series A Preferred Stock. If the Series A Preferred Stock is not purchased prior to March 31, 1999, the agreements terminate. In the event that the sale to PCB is not completed and the Company's Common Stock remains listed on Nasdaq, shareholder approval of the conversion will still be required. In addition, the Company has the right to assign its right to purchase the Series A Preferred Stock and may do so if a new investor agreed to certain changes to limit the impact of the conversion and sale of the Common Stock acquired. Again, if the Common Stock remains listed on Nasdaq, shareholder approval would be required for the new investor to convert the Series A Preferred Stock to Common Stock beyond the 20% limitation.

Conversion Terms:             Each share of Series A Preferred Stock is
                              convertible, at the election of the holder, into that number of shares of Common Stock calculated by dividing $1,000, plus any accrued but unpaid dividends, by the lower of (i) $3.60 or (ii) 85% of the average closing price of the Common Stock for the ten trading days preceding the notice of conversion as reported by the Nasdaq National
                              Market System on which the Company's Common Stock is traded. Until conversion, the Series A
                              Preferred Stock bears an annual dividend of 4%, or $40 per share per annum. The holders of the outstanding shares of Series A Preferred Stock have agreed to not exercise their right to convert pending the sale of the Acoustics Business and the potential purchase of such stock by the Company.

Recommendation of the
Board of Directors:           The Company's board of directors has considered
                              the approval of the issuance of additional shares of Common Stock in light of the Company's contractual obligations and cash position and has concluded that the authorization is advisable and in the best interests of the Company and its shareholders. THE COMPANY'S BOARD OF DIRECTORS
                              HAS UNANIMOUSLY APPROVED THE ISSUANCE OF COMMON
                              STOCK ON CONVERSION OF THE SERIES A PREFERRED
                              STOCK AND RECOMMENDS THAT THE COMPANY'S
                              SHAREHOLDERS VOTE "FOR" SUCH PROPOSAL.

PROPOSAL 4:  REVERSE STOCK SPLIT

Background and Reasons for
Proposal 4:                   The Company's stock price has declined over the
                              past several months to a price of $0.3125 per share as of February 3, 1999. The lower price for the Company's Common Stock makes it unsuitable for certain institutional investors and limits the ability of broker-dealers to recommend an investment in the Common Stock. This may adversely affect the liquidity in the market for the Company's Common Stock and, consequently, the ability of shareholders to purchase and sell shares of Common Stock. While there is no mathematical certainty associated with a reverse stock split, the Company believes that the Consolidation of the issued and outstanding stock, together with the other steps being taken by the Company, should result in a higher price per share for the Company's Common Stock. However, even if the per share price increases, the Consolidation may result in a reduced overall market capitalization. (See "RISK FACTORS.")

Nasdaq Requirements:          One of the requirements of the Nasdaq National
                              Market is that listed securities have a minimum closing bid price of $1.00 per share. The
                              Company's Common Stock traded below this minimum for 30 days resulting in a letter from Nasdaq indicating that the Common Stock would be delisted unless the closing bid price exceeded $1.00 per share for ten consecutive trading days prior to January 13, 1999. The Company filed a request for an oral hearing to review this decision on January
                              12, 1999, and has been granted a hearing date of March 19, 1999. During the interim, the Company's
                              Common Stock will continue to trade on the Nasdaq
                              National Market. In addition, in order to maintain the listing for the Common Stock, the Company must remain in compliance with certain other minimum Nasdaq requirements. There is no assurance the Company will be able to do so. (See
                              "RISK FACTORS.")

Effect on Outstanding Stock
and Rights:                   Every five to ten shares of Common Stock of the
                              Company issued and outstanding on the effective date of the Consolidation would be converted automatically into one share of new Common Stock, par value $0.001 per share, with the precise conversion ratio to be determined by the board of directors at a later time. Since all of the issued and outstanding Common Stock would be consolidated, the percentage ownership of each shareholder would remain unchanged. Rights to acquire shares of Common Stock (such as options or shares of Series A Preferred Stock) would be adjusted so that the number of shares subject to such rights would be reduced. As a consequence, such issued and outstanding rights would represent the right to acquire fewer shares, but the same percentage of the Common Stock. Until conversion, the relative voting rights of the Series A
                              Preferred Stock would increase. Each share of Series A Preferred Stock has a fixed 278 votes which will not be reduced by a reverse split.
                              Holders of the 2,938.75 shares currently outstanding would continue to have an aggregate of 816,973 votes after a reverse split even though the voting power of the Common Stock would be reduced from 13,392,562 to 2,678,512 in the event of a five-to-one Consolidation and to 1,339,256 in the event of a ten-to-one
                              Consolidation.  (See "RISK FACTORS:  Risk of
                              Change of Control.")

Exchange of Certificates;
Fractional Shares:            Subsequent to the effective date, shareholders of
                              the Company will receive a transmittal letter (the
                              "Transmittal Letter") from the transfer agent of the Company, Progressive Transfer Company, instructing shareholders as to the steps necessary for them to receive certificates representing new
                              Common Stock, identified by a new CUSIP Number.
                              If your old certificate(s) are sent to Progressive
                              Transfer Company on or before April 30, 1999, the
                              Company will pay the cost of the issuance of the new certificate. If the certificates are sent in subsequent to such date, the shareholders will be required to bear such costs. In order to avoid the issuance of fractional shares, shareholders who would otherwise be entitled to receive a fractional share of new Common Stock will receive a cash distribution in lieu thereof. Such cash distribution shall be calculated based on the average closing price for the Company's Common
                              Stock for the five days preceding the effective date as reported by the Nasdaq National Market or, if the Company's Common Stock is no longer quoted on the Nasdaq National Market, as reported by the listing system on which the Company's Common Stock is traded.

Tax Consequences:             The reverse stock split will not have any federal
                              income tax consequences to the Company.
                              Typically, shareholders of the Company will not have any federal income tax consequence with respect to the Consolidation, other than the receipt of cash in lieu of a fractional share. On receipt of cash for a fractional share, the shareholder will have capital gain or loss determined by subtracting the tax basis of the shareholder in such fractional share from the amount received from the Company for the fractional share.

Recommendation of the
Board of Directors:           The Company's board of directors has considered
                              the impact such Consolidation may have on the per share price of the Company's Common Stock and the potential liquidity in the market for the Company's Common Stock. The Company's board of directors has determined that the Consolidation is advisable and in the best interests of the Company and its shareholders. THE COMPANY'S BOARD OF
                              DIRECTORS HAS UNANIMOUSLY APPROVED THE REVERSE
                              STOCK SPLIT AND RECOMMENDS THAT THE COMPANY'S
                              SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO
                              CONSOLIDATE THE ISSUED AND OUTSTANDING STOCK OF
                              THE COMPANY.


                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

     The following table sets forth selected unaudited pro forma financial data as of and for the nine months ended September 30, 1998, and for the year ended December 31, 1997, and summarizes the estimated pro forma effect of the sale of the Acoustics Business on the Company's financial position and results of operations. The statement of operations data assumes that the Asset Sale had occurred at the beginning of each of the respective periods and the balance sheet data assumes that the Asset Sale had occurred on September 30, 1998. The following table also summarizes the estimated pro forma effect on results of operations from the sale or discontinuance of the TOF2000, SFC, and PAMS technologies as though the sale or discontinuation had occurred at the beginning of each of the respective periods. The pro forma data may not be indicative of the results of operations and financial position of the Company as it may be in the future, or as it might have been had the transaction been consummated on the respective dates assumed. The selected unaudited pro forma financial data should be read in conjunction with the Company's consolidated historical financial statements and Unaudited Pro Forma Consolidated Financial Information included elsewhere in this Proxy Statement.

Statement of Operations Data:

                                             Sale of Acoustics Business                  TOF2000, SFC, and PAMS
                                        -------------------------------------     -------------------------------------
                                        Nine Months Ended      Year Ended         Nine Months Ended      Year Ended
                                        September 30, 1998  December 31, 1997     September 30, 1998  December 31, 1997
                                        ------------------  -----------------     ------------------  -----------------
Net sales                                $   1,512,562       $   1,275,077         $     512,411       $       4,537
                                         -------------       -------------         -------------       -------------
Costs and operating expenses:
   Cost of sales                             1,648,721           1,465,678               308,699               1,848
   Research and development                  1,289,471           2,807,932             1,289,471           2,807,932
   Selling, general, and administrative      1,547,770           2,129,530             1,547,770           2,129,530
   Unusual and non-recurring charges         3,036,733           1,567,296               164,826           1,383,964
                                         -------------       -------------         -------------       -------------
                                             7,522,695           7,970,436             3,310,766           6,323,274
                                         -------------       -------------         -------------       -------------
Operating loss                              (6,010,133)         (6,695,359)           (2,798,355)         (6,318,737)
Other income (expense), net                    (34,823)            (31,729)               18,302               5,176
                                         -------------       -------------         -------------       -------------
Loss from continuing operations         ($   6,044,956)     ($   6,727,088)       ($   2,780,053)     ($   6,313,561)
                                         =============       =============         =============       =============
Loss per common share:
   Basic                                        ($0.59)             ($0.58)               ($0.33)             ($0.55)
   Diluted                                      ($0.59)             ($0.58)               ($0.33)             ($0.55)


Balance Sheet Data:

                               September 30, 1998
                               ------------------

Total assets                      $  8,462,331
Total liabilities                 $  1,003,289
Stockholders' equity              $  7,459,042



                                  RISK FACTORS

HISTORY OF LOSSES

     The Company had a net loss of $14.8 million for the year ended December 31, 1997, and $6.1 million for the nine months ended September 30, 1998. In connection with the sale of the Acoustics Business, the Company will seek to eliminate a substantial portion of its overhead. However, as reflected on the Pro Forma Consolidated Financial Statements, if the Company had sold the Acoustics Business at the beginning of 1997, it would have had a loss of $6.7 million for 1997 and, if it had sold the Acoustics Business at the beginning of 1998, it would have had a loss of $6.0 million for the nine months ended September 30, 1998. Of the 1998 loss, $3.5 million was principally associated with the write down of intangible assets and inventories on the balance sheet, which did not affect the cash position of the Company. Following completion of the sale of the Acoustics Business, the profitability of the Company will depend on the Company's ability to significantly increase its revenues from the Jaguar and CrossCheck product lines or to acquire a profitable business. There can be no assurance that the future operations of the Company will be profitable. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS.")

NARROWED FOCUS OF COMPANY BUSINESS

     The sale of the Acoustics Business, if approved, will significantly narrow the focus of the Company to two technologies, CrossCheck and Jaguar. While the Company believes that both technologies offer medium- and long-term value, there are several factors which may offset the eventual success of these technologies. These include the ability of JEOL to sell the Jaguar product, the ability of Sensar to enter into distribution agreements for the Jaguar product with distributors in Europe and Asia, and the ability of Sensar to complete the design of the Jaguar product in accordance with revised requirements from JEOL. For CrossCheck, the instrument still needs to be developed from prototype stage to a market specified product for various specialized high volume applications. In addition, the risk of market acceptance of such potential products has yet to be eliminated. The Company will seek to sell its rights underlying the agreement with HMMH. If it is unable to do so, it will evaluate the risks and rewards of servicing the existing contracts directly or permitting HMMH to continue without a royalty obligation to the Company. As a result of the narrowed focus, the business risk of the Company will increase.

LACK OF EMPLOYEES AND INFRASTRUCTURE

     Upon consummation of the Asset Sale, the Company will have significantly reduced its personnel to approximately 18 full-time employees leaving the Company at risk should any employees decide to leave. Furthermore, the infrastructure to support the potential growth of the Jaguar and CrossCheck products will no longer be fully available and may need to be increased over the coming year.

FUTURE STRATEGIC ISSUES

     The Company believes that by selling the Acoustics Business for $5.25 million plus a short-term note for $500,00, it may be able to expand the Company through acquisition or merger. In the event that it uses $3.1 million of the Proceeds to acquire the Series A Preferred Stock, the Company would have only a reduced amount to pursue its future goals. The funds available for this purpose would be further reduced in the event the Company was obligated to make payments to its executive officers under the terms of their employment agreements which could aggregate approximately $560,000. (See the discussion under "Executive Agreements" below.) In this case, it is unlikely that the Company could pursue an effective acquisition strategy. Even if the Company is able to preserve its working capital subsequent to the sale of the Acoustics Business, there can be no assurance that the Company will be able to find any suitable acquisition or merger candidate. In addition, there can be no assurance that the share price of the Common Stock will increase sufficiently to allow the Company to maintain its Nasdaq listing.

RISK OF CHANGE OF CONTROL

     If the Consolidation is approved and implemented, even without conversion of their holdings into Common Stock, the holders of the Series A Preferred Stock would have substantially increased voting power vis-a-vis the Common Stock. The voting power of the Series A Preferred Stock is fixed at 278 votes per share, or an aggregate of 816,973 votes for the 2,938.75 shares currently issued and outstanding. This would represent approximately 23% of the voting power in the event of a five-to-one Consolidation and approximately 38% of the voting power in the event of a ten-to-one Consolidation. Alternatively, if the Company does not redeem the Series A Preferred Stock, the preferred shareholders could seek to convert their holdings into Common Stock. Given the size of the potential dilution, it is possible that the preferred shareholders will gain control of a substantial percentage of the issued Common Stock of the Company. Potentially the preferred shareholders (or their transferees) could have the right to elect new directors and to materially alter the strategic focus of the Company, either as a result of the Consolidation or a result of the conversion to Common Stock.

POTENTIAL LOSS OF DISTRIBUTORS

     The Company has been informed by Sage Technologies, Inc. ("Sage"), a major United States distributor for the products of the Acoustics Business, that it has terminated its relationship with the Company. Since PCB has its own existing distribution, it is likely that there is a certain duplication of distribution arrangements in other areas of the world. Consequently, it is possible that other distributors may terminate their relationship with the Company on learning of the sale to PCB or reduce their efforts to actively promote the sale of the products of the Acoustics Business. The termination of these relationships will adversely affect the business of the Company if the sale of the Acoustics Business is not consummated for any reason.

RISK OF REDUCED CAPITALIZATION

     The Consolidation of the outstanding Common Stock is intended to increase the per share market value of the Common Stock. However, there is no mathematical certainty as to the Consolidation and there can be no assurance that the per share price will increase sufficiently to permit the Common Stock to continue to be listed on Nasdaq. If the per share price increases by a factor less than the conversion ratio selected by the board of directors, then the overall market capitalization of the Company (its total market value) will be reduced. This could lead to a failure of the Company to meet the minimum public float requirements of Nasdaq.

POTENTIAL LOSS OF NASDAQ LISTING

     The Consolidation is proposed, in part, in an effort to increase the per share price of the Common Stock to greater than $1.00 to meet this minimum requirement for continued listing on Nasdaq. However, Nasdaq has a number of other minimum requirements, including in particular, a requirement that the "public float" (shares of Common Stock held by nonaffiliates) have a market value of $5 million. Based on recent trading prices, and giving effect to the potential reduction in market capitalization that may result from the Consolidation, the Company may not be able to meet this or some other requirement of Nasdaq. Delisting of the Company's Common Stock could result in a decrease in liquidity of the trading market and a reduction in the per share trading price of the Common Stock. Lack of a Nasdaq listing would also make the Company less attractive as a merger or acquisition candidate.

NEED FOR ADDITIONAL CAPITAL

     If the sale of the Acoustics Business is not consummated for any reason, the Company may require additional working capital. The Company had $1.2 million in cash and cash equivalents at September 30, 1998, and management believes that this would be sufficient to fund ongoing operations into 1999. However, the Company has experienced significant losses in the past and may continue to do so. If the cash flow requirements of continuing to operate its business exceed its cash reserves, the Company would need to seek additional financing. There can be no assurance that such financing would be available to the Company or, if available, could be obtained on terms acceptable to the Company.

RISKS IF ISSUANCE OF COMMON STOCK NOT APPROVED

     If the issuance of Common Stock on conversion of the Series A Preferred Stock is not approved and the Company's Common Stock continues to be listed on Nasdaq, the holders of the Series A Preferred Stock would have the right to require the Company to redeem any shares of Series A Preferred Stock remaining after 2,332,984 shares of Common Stock had been issued on conversion. Based on the market price for the Common Stock for the ten trading days ended February 3, 1999, this obligation would be approximately $2.6 million. If the sale of the Acoustics Business is not completed for any reason, the Company would not have the cash resources to meet this obligation and the Company would either have to seek alternative sources of financing which it is unlikely to find, obtain shareholder approval at that point, or delist its Common Stock from Nasdaq to permit the conversion.

CONDITIONS TO CLOSING OF SALE OF ACOUSTICS BUSINESS

     There are several conditions precedent to the closing of the sale of the Acoustics Business. Even if the sale is approved by the shareholders, there can be no assurance that all of the other conditions will be met or waived by the parties. In such event, the sale of the Acoustics Business would not be completed. One of such conditions is that there is no material adverse change in the business of the Company. On January 7, 1999, the Company was informed by HMMH that it intended to terminate its agreement with the Company as of June 30, 1999, unless it could eliminate its royalty obligation to the Company. PCB indicated that it was not interested in acquiring the direct operation of the airport noise monitoring systems which have been serviced by HMMH since
August 15, 1995, and the parties agreed to amend the Purchase Agreement to eliminate these assets and the potential earnout consideration and to reduce the cash payment to the Company from $6.5 million to $5.75 million.

EXECUTIVE AGREEMENTS

     The sale of the Acoustics Business will give Jeffrey Cohen and Andrew Bebbington the right to terminate their employment agreements for cause if it is determined to be the sale of "all or substantially all" of the assets of the Company. On such termination, the Company would owe Jeffrey Cohen one year's base salary of $140,000 and Andrew Bebbington approximately 20 months' of his base salary of $250,000 per year. The executives will have this right for a 60 day period following the closing of the sale of the Acoustics Business. Neither executive has indicated that he intends to exercise or waive these rights.


                          PROPOSAL 1:  THE ASSET SALE

BACKGROUND AND REASONS FOR THE ASSET SALE

     Since the change in management of the Company in November 1997, the Company has been evaluating the technologies and businesses held by the Company and quantifying the potential and prospects associated with each. The Company has taken significant steps to focus its research and development efforts and to eliminate financial commitments when, in the opinion of management, the potential financial rewards were insufficient. As a result of this reassessment and re-evaluation, the Company has retained its Acoustics Business, its mass spectrometer technology, and its CrossCheck technology and has discontinued the sale of its TOF2000 product, sold its SFC technology to a group of former employees, and terminated it's development agreement with Lucent Technologies.

     Management has implemented significant cost cutting measures and changes to the management structure of the Acoustics Business to permit the profitable operation of this business. Excluding the nonrecurring and unusual charges, the Acoustics Business had revenues of approximately $7 million for the year ended December 31, 1997, with an operating loss of approximately $3.5 million. For the nine months ended September 30, 1998, the Acoustics Business had revenues of approximately $5.4 million with a slight operating loss. Since many of the changes were implemented in 1998, the results of operations for the nine months ended September 30, 1998, do not fully reflect the effects of such changes for the entire period.

     As a result of the changes made to the operations of the Acoustic Business, management of the Company expects an increase in revenues and profitable operations in 1999. However, management believes that the acoustics instrumentation business is a mature market dominated by Bruel & Kjaer which accounts for over 60% of sales to this market and, therefore, offers limited growth potential to a participant in the Company's position. Management of the Company believes that the growth of the Acoustics Business must come primarily from increasing its market share in the future. In order to do so, management believes that the Company would need to be substantially larger to compete effectively and would need to make significant investment in new products as well as investing heavily in new distribution alternatives. Given the historical losses associated with this business and the need for profitable performance combined with the high cost of new product development, management concluded that maximum value for the shareholders in the short- and medium-term could be realized through the sale of the Acoustics Business to an entity engaged in the industry with an established distribution capability and presence in the marketplace. Consequently, the Company contacted a number of entities engaged in the acoustical instrumentation industry in order to gauge the interest in acquiring the Company's Acoustic Business.

     This investigation resulted in the receipt of offers from a number of companies, of which two were of sufficient interest for the Company to pursue. Both companies participated in a due diligence process resulting in firm proposals being presented. Based on the certainty of the offers, the value to be realized by the Company, the time to close, and the need to relocate (or not) the business, the board of directors decided to proceed with PCB and provided it with a standstill agreement until a final agreement could be negotiated. The alternative offer involved the relocation of the business, offered an only slightly higher up front payment, and did not provide for an earnout opportunity. Based on an analysis of the likely performance of the Acoustics Business for 1999, the Company concluded that PCB's offer was financially higher and also assumed continuation of employment for the employees of the Company, both of which were attractive to the board of directors.

     Management of the Company was able to successfully negotiate the terms of the Purchase Agreement with PCB for a payment at closing of $6.5 million ($5 million in cash and $1.5 million in a secured promissory note, subject to certain adjustments as discussed under "Terms of the Asset Purchase," below), plus the assumption or payment of certain liabilities in the amount of $1.8 million. In addition, the Purchase Agreement provided for up to an additional $2 million to be paid based on the performance of the Acoustics Business in 1999.

     On January 7, 1999, the Company received a notice from HMMH that HMMH intended to terminate the license agreement with the Company unless the royalty obligation to the Company could be eliminated. The Company had transferred its airport noise monitoring operations to HMMH in 1995 and licensed the Company's proprietary software to HMMH to permit it to continue to place systems and to service the existing systems. The obligation from HMMH generated royalties to the Company of $253,000 and $266,000 in 1998 and 1997, respectively.

     The Company intends to sell these operations that it has the right to reacquire on termination of the agreement and initially approached PCB. PCB indicated that it was not interested in assuming these operations directly. Consequently, the parties negotiated an amendment to the Purchase Agreement to eliminate the assets associated with airport noise monitoring, to eliminate the earnout provision of the original contract, and to reduce the initial payment from $6.5 million to $5.75 million. This payment will be made
$5.25 million at closing and $500,000 by delivery of a promissory note due December 31, 1999. The initial payment is subject to adjustment based on the calculated net working capital of the Company as of December 31, 1998.

     If the Company can identify a purchaser for an acceptable price prior to June 30, 1999, it will sell these operations. If not, it will evaluate whether it would be more beneficial to assume the operations (which it has the right to do under the contract with HMMH) or permit HMMH to continue to operate without payment of a royalty stream to the Company.

     PCB is obtaining financing in connection with the acquisition from a commercial financial lender. Under the terms of the Acquisition Agreement, PCB had until December 11, 1998, to terminate the agreement without penalty if PCB was unable to obtain the necessary financing commitment. PCB did not exercise this right.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors of the Company has determined that the terms of the Purchase Agreement and the Asset Sale are advisable and fair and in the best interests of the Company and the shareholders of the Company and have unanimously approved the Purchase Agreement and the transactions contemplated thereby. In reaching their decision to approve the sale of the Acoustics Business to PCB, the board of directors of the Company considered the following factors:

          (a) The belief that despite the progress the Company has made in changes to the operations of the Acoustics Business, the Company continues to face short and long-term liquidity requirements;

          (b) The substantial investment required in developing new products and distribution systems balanced against the risks and potential rewards of such investment;

          (c) The competitive position of PCB that permits it to acquire the Acoustics Business for the purchase price and provides an opportunity for the Company to receive the earnout payment;

          (d) The terms of the transaction with PCB as compared to the terms of other offers received by the Company with respect to the Acoustics Business;

          (e) The commitment by PCB to retain all the Acoustics Business employees and to maintain the business in its entirety in Provo, Utah;

          (f) The fact that other alternatives available to the Company to achieve its strategic objectives such as expanding the business through acquisition or expansion were limited in light of the Company's liquidity and capital requirements and the availability of financing sources therefore;

          (g) The determination of the board of directors to the effect that the financial terms of the Purchase Agreement are fair;

          (h) The contractual obligations entered into between PCB and the Company for the existing Sensar business to continue to operate out of the Provo site and for the Acoustics Business to continue to provide financial record keeping, information technology, and manufacturing services sufficient to support the Sensar business for a period of one year; and

          (i) The appointment by PCB of Mr. Jeffrey Cohen to run the operations of the Acoustics Business on a part-time basis during 1999.

     In approving the sale of the Acoustics Business, the board of directors also considered certain negative aspects of the proposed transaction, including the following:

          (a) the fact that the Acoustics Business contributes approximately 80% of the Company's total revenues and constitutes approximately 60% of the Company's total assets, such that immediately following the Asset Sale, the Company's operations will be significantly smaller;

          (b) the uncertainty that exists as to whether the Company will be able to utilize the Proceeds from the Asset Sale to produce profits that will ultimately increase shareholder value and provide ongoing liquidity for the Common Stock;

          (c) the taxable nature of the Asset Sale to the Company, which is expected to utilize approximately $4 million to $6 million of the Company's available NOL, depending on whether or not the $2 million contingent payment is actually received based on 1999 operations;

          (d) the fact that no portion of the Proceeds from the Asset Sale is expected to be distributed to the shareholders in light of the board's determination that the shareholders will obtain greater value for their shares in the long-term as a result of the Company reinvesting such Proceeds;

          (e) the fact that $500,000 of the Proceeds is payable by way of a promissory note; and

          (f) the fact that the sale of the Acoustics Business could trigger the right of Andrew Bebbington and Jeffrey Cohen to terminate their Executive Employment Agreements.

     After considering the matter, including the factors described above, the board of directors unanimously determined that the Purchase Agreement and the Asset Sale are advisable and fair and in the best interests of the Company and the shareholders of the Company.

     This discussion of the information and factors considered and given weight by the board of directors is not intended to be exhaustive, but is believed to include all material factors considered by the board of directors. In reaching the determination to approve and recommend the Purchase Agreement, the board of directors did not assign any relative or specific weight to the foregoing factors which were considered, and individual directors may have given differing weights to different factors.

PLANS FOR THE COMPANY SUBSEQUENT TO THE ASSET SALE

     The Company will continue to fund research and development efforts with respect to its Jaguar and CrossCheck technologies. Under the terms of a Technical Development and Marketing Agreement that the Company has entered into with JEOL, JEOL will become the exclusive distributor for Sensar's mass spectrometer products for North and South America. The initial term of this agreement is for a period of five years.

     In consideration for JEOL and Sensar entering into this Agreement, JEOL will pay Sensar $300,000 and, subject to the Company meeting certain design modification milestones, will guarantee the purchase of 12 Jaguar units in the calendar year of 1999. If these units are not purchased, then JEOL will pay Sensar $50,000 for each unit shortfall. As a result of these financial commitments by JEOL, the Company does not currently anticipate that funding the ongoing development work during 1999 will require a major portion of the Proceeds from the Asset Sale.

     Sensar intends to appoint exclusive distributors in Europe and Asia to augment the sales of Jaguar products in 1999.

     Sensar continues to promote the CrossCheck technology to a variety of applications. However, in the short-term, the Company has focused its efforts on developing applications of specific products in the petroleum and utility markets. The Company has successfully completed "field" trials of prototype products and remains enthusiastic that after further development activity revenue will be generated from these areas in 1999.

     In addition, the Company intends to sell its rights underlying the license agreement with HMMH. If it is unable to do so, the Company will evaluate the airport noise monitoring operations of HMMH and the existing maintenance agreements to determine whether to continue these operations subsequent to June 30, 1999, or to permit HMMH to continue to operate them without a royalty obligation to the Company.

     Proceeds received from the Asset Sale will be retained by the Company and will be temporarily invested in short-term securities, during which time the board of directors will evaluate the Company's strategic alternatives regarding the use of the Proceeds to enhance shareholder value. The shareholders of the Company will not receive any distributions out of the Proceeds. Approximately $3.1 million of the Proceeds will be used to acquire the shares of Series A Preferred Stock subject to agreements with the Company, unless the Company is successful in locating an investor to acquire this position. If there are sufficient remaining Proceeds, a portion may be used to seek acquisition or merger candidates. Any remaining Proceeds will be used for working capital.
The Company has not determined the amount of the Proceeds that will be used for expansion, acquisition, redemption of stock, or working capital, respectively, because such uses will be dependent on opportunities for growth that may not yet exist or have not yet been identified by the Company and on whether the Company is successful in identifying and negotiating an acquisition or other transaction. Management believes that, with the cash on hand as a result of the transaction and the Company's net operating loss, subject to the limitations on use of such net operating loss under the Internal Revenue Code, a combination between the Company and another entity may be attractive to potential partners and would better serve the interests of the Company's shareholders than a liquidation of the Company and distribution of its assets to such shareholders. If the Company were liquidated, holders of the Series A Preferred Stock would receive an amount equal to the liquidation preference of the Series A Preferred Stock (currently an aggregate of approximately $3.2 million) and holders of the Common Stock would receive the balance, after payment of all obligations of the Company. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS:
Liquidity and Capital Resources.")

TERMS OF THE ASSET PURCHASE

     The following is a summary of the material aspects of the Acquisition Agreement and is qualified in its entirety by the terms of the Acquisition Agreement included with this Proxy Statement as Appendix A.

Sale of Assets

     Under the terms of the Purchase Agreement, the Company will sell to PCB essentially all of the assets and operations associated with the Acoustics Business, other than the airport noise monitoring assets. This includes the manufacturing facilities of the Company and the various patents, technology, and know-how of the Company with respect to the design, manufacturing, and marketing of acoustical instrumentation. The assets will also include the right to the name "LarsonoDavis" which has traditionally been associated with the Company's acoustic product line.

     In addition to the foregoing, the Company will transfer all inventory, sales orders, accounts receivable, and operating records associated with the Acoustics Business to PCB. Specifically excluded from the list of transferred assets are the cash and current bank accounts of the Company, all assets associated with the Company's Jaguar and CrossCheck technologies, all assets associated with the license agreement with HMMH, certain receivable balances, and the tools and equipment that formerly made up the Company's machine shop which have been sold separately. The Company will also retain its employee benefit plans.

     The assets being sold to PCB include the real property owned by the Company in which its administrative offices and the Acoustics Business is currently housed. It is anticipated that PCB will continue to operate the Acoustic Business in this facility, but PCB has agreed to lease a portion of the facility back to the Company for the 1999 year. The Company will relocate its Sensar employees into this leased space allowing it to terminate its lease of the facility currently housing the Sensar research and development labs, resulting in substantial cost savings to the Company.

     In connection with the closing of the Asset Sale, the Company will terminate all of the employees associated with the Acoustics Business. However, PCB has agreed to make employment offers to all of such employees at their current salary rates, and giving credit to the employees for accrued vacation and original dates of hire by the Company. Consequently, it is anticipated that essentially all of the Acoustics Business employees of the Company will become employees of PCB and will continue to perform essentially the same functions that they currently perform in connection with the Acoustics Business. PCB has agreed to retain Jeffrey Cohen, on a part-time basis, as operations manager of the Acoustics Business until December 31, 1999. PCB will reimburse the Company for a portion of Mr. Cohen's salary in connection with these services. PCB has also agreed to provide manufacturing, record keeping, and information technology support to the Sensar operation until December 31, 1999.

Assumed Liabilities

     PCB will assume the accrued trade and other accounts payable associated with the Acoustics Business, will refinance the mortgage on the real property to be acquired from the Company, and will assume certain other accrued liabilities associated with the Acoustics Business. In addition, PCB will assume the obligations of the Company under the terms of all contracts transferred to PCB in connection with the Acoustics Business, including its obligations under leases with respect to leased equipment. PCB will also assume up to $50,000 of warranty work with respect to products previously sold by the Company. Any warranty work over this amount would be paid for by the Company. The liabilities to be assumed by PCB total, in the aggregate, approximately $1.8 million.

     The Company will continue to have responsibility for all liabilities associated with the Acoustics Business not assumed by PCB. However, based on the historical experience of the Company with respect to warranty work and the identification of the obligations that are not being assumed by PCB, the Company does not anticipate that this will be a material amount.

The Purchase Price

     The purchase price for the acquired assets will include the cash payment to be made on the Closing Date of $5.25 million, a secured promissory note for $500,000 (the "Promissory Note") payable in full on December 31, 1999, and the amount of the liabilities assumed by PCB of approximately $1.8 million. The Promissory Note will bear interest at Libor, plus 2%, as of the Closing Date, and will be paid in equal monthly installments calculated on a two year amortization schedule. All unpaid principal and interest will be due in a balloon payment on or before December 31, 1999.

     The amount of the initial cash payment is subject to adjustment based on a target value of $3 million less the accounts receivable from HMMH at December 31, 1998, of approximately $75,000 for the assets and liabilities transferred to PCB, valued as of January 1, 1999. The calculation will be based on the book value on the Company's records of the assets being transferred, with specified adjustments, less the book value of the liabilities being assumed by PCB. The adjustments to the book value of the assets associated with the Acoustics Business include the increase of the book value of the real property to an agreed value of $1.4 million (the real property appraised at $1,430,000), and the exclusion of the book value of the intellectual property. To the extent that the net asset value is less than the target value of $3 million, the purchase price will be reduced. To the extent that the net asset value at January 1, 1999, is greater than the target value, the purchase price will be increased.

     The parties agreed to use their best efforts to estimate the net asset value as of January 1, 1999, as quickly as practicable. On or before February 28, 1999, the Company will prepare a statement of the net asset value for purposes of determining the final purchase price adjustments. If acceptable to both parties, the purchase price will be adjusted as set forth on the statement. If the parties are unable to agree on the appropriate adjustment, the matter will be submitted for binding arbitration to Arthur Andersen, L.L.P. Any reduction to the purchase price paid on the Closing Date will be offset against the Promissory Note due to the Company. Any increase to the purchase price will be paid immediately by PCB to the extent the net asset value does not exceed $3.1 million; will be paid in four equal monthly installments for all amounts in excess of $3.1 million but less than $3.2 million; and will be paid on the same terms as the Promissory Note for all amounts in excess of $3.2 million. Based on the preliminary numbers currently available to it, management of the Company does not believe that the purchase price adjustment based on the net book value at January 1, 1999, will be material. However, these preliminary numbers are subject to change and potentially a subsequent audit by Arthur Anderson, L.L.P. as discussed above.

     In order to give PCB the benefit and responsibility of a portion of the operations of the Acoustics Business subsequent to January 1, 1999, the Company established a new operating account into which all of the revenues from the assets being transferred will be deposited and from which all of the liabilities that come due that would otherwise be paid by PCB subsequent to closing, will be paid. PCB will receive the cash balance of such account at closing and will repay LDI for any advances made by it to such account.

Closing

     The transaction will be consummated only if the Purchase Agreement is approved and adopted by the requisite votes of the holders of the Common Stock and Series A Preferred Stock voting as a single class. The closing of the transaction contemplated by the Purchase Agreement also is subject to the satisfaction of certain other conditions specified in the Purchase Agreement, unless such conditions are waived by the party in whose favor the condition runs (to the extent such waiver is permitted by law). The failure of any such condition to be satisfied, if not waived, would prevent consummation of the transaction.

     The obligations of PCB to consummate the transactions to be performed by it in connection with the closing are subject to satisfaction of, among others, the following conditions: (i) the representations and warranties of the Company contained in the Purchase Agreement will be true and correct in all material respects as of the Closing Date; (ii) the Company will have performed and complied with all of its covenants under the Purchase Agreement in all material respects through the closing; (iii) the Company will have procured all required third-party consents; (iv) there shall have been no material adverse change in the business, property, operations, financial condition, or business relationships of the Company; (v) no action, suit, or proceeding will be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by the Purchase Agreement, (B) cause any of the transactions contemplated by the Purchase Agreement to be rescinded following consummation; (vi) the Company will have delivered to PCB a certificate to the effect that each of the conditions specified in (i), (ii), (iii), (iv), and (v) above is satisfied in all respects; and (vii) all actions to be taken by the Company in connection with consummation of the transactions contemplated by the Purchase Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated by the Purchase Agreement will be reasonably satisfactory in form and substance to PCB.


     The obligations of the Company to consummate the transactions to be performed by it in connection with the closing are subject to satisfaction of the following conditions, among others: (i) the representations and warranties of PCB contained in the Purchase Agreement will be true and correct in all material respects as of the Closing Date; (ii) PCB will have performed and complied with all of its covenants under the Purchase Agreement in all material respects through the closing; (iii) no action, suit, or proceeding will be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by the Purchase Agreement; (iv) PCB will have delivered to the Company a certificate to the effect that each of the conditions specified in (i), (ii),
(iii), and (iv) above is satisfied in all respects; (v) the transactions contemplated by the Purchase Agreement will be approved by the Company's shareholders; and (vi) all actions to be taken by PCB in connection with consummation of the transactions contemplated by the Purchase Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated by the Purchase Agreement will be reasonably satisfactory in form and substance to the Company.

Related Agreements

     In connection with the Purchase Agreement, the parties also agreed to enter into a Shared Services Agreement, a Manufacturing Agreement, and a Lease Agreement on closing. Under the provisions of the Lease Agreement and the Shared Services Agreement, the Company will occupy a portion of the facility currently used by the Acoustics Business that will then be owned by PCB and will terminate its lease on the building currently occupied by the Sensar operations. In addition, PCB will manufacture printed circuit boards for the Jaguar products and will provide accounting, administrative, and inventory support services to the Company. The Company will also be able to use the computer and telephone system owned by PCB. As discussed above, Mr. Cohen will function as the operations manager of the Acoustics Business until December 31, 1999. The Company will be reimbursed at a rate of $60,000 per annum for Mr. Cohen's time and will pay an agreed to amount to PCB of approximately $16,000 per month for the provision of the other services. This amount is subject to adjustment in the event that the business of the Company requires significantly more commitment from PCB employees than currently anticipated.

     Under the terms of the Manufacturing Agreement, PCB has agreed to manufacture the circuit boards required for the Jaguar product and to provide space to the employees of the Company for final assembly. The Company will pay PCB for the circuit boards at an amount calculated to cover PCB's direct costs and overhead, plus 10%.

Representations and Warranties

     The Purchase Agreement contains various representations and warranties related to, among other things, (a) the due organization, authority, and power of the parties and similar corporate matters; (b) the authorization, execution, delivery, and enforceability of the Purchase Agreement; (c) the conflicts under charters or bylaws or violations of agreements or laws applicable to the Acoustics Business; (d) representations as to the accuracy and completeness of financial information; (e) absence of adverse changes to the Acoustics Business;
(f) representations as to the extent of liabilities associated with the Acoustics Business; (g) representations as to the insurance carried by the Company with respect to the Acoustics Business; (h) representations as to the completeness and accuracy of previous tax filings; (i) representations with respect to real property matters; (j) representations with respect to certain environmental matters; (k) the Company's title to the assets being transferred and the condition of such assets; (l) representations as to the continued viability of the contracts being assigned; (m) representations as to the leases being assigned; (n) representations as to the quality of the inventory and accounts receivable being assigned; (o) representations as to labor matters and employee benefit plans; (p) representations with respect to transactions with affiliated persons; (q) representations as to the current status and pay scale of employees associated with the Acoustics Business; (r) representations as to the intellectual property being transferred; (s) representations as to the lack of litigation and claims; (t) the availability of necessary permits to conduct the Acoustics Business, the compliance of the Company with laws applicable to the Acoustics Business, and the adequacy of the books and records associated with the Acoustics Business; and (u) representations as to the Company's efforts and potential obligations with respect to year 2000 compliance.

Operations of the Company Prior to Closing

     The Company has agreed that, prior to the Closing Date, the Acoustics Business of the Company will be conducted in accordance with certain restrictions set forth in the Purchase Agreement. Among other things, the Company has agreed that except as otherwise expressly provided by the Purchase Agreement, or as PCB may otherwise consent to in writing, the Company shall not engage in any activity or enter into any transaction outside of the ordinary and usual course of the Company's business or which would be inconsistent with the Company's past practice or with the terms of the Purchase Agreement or which would render inaccurate as of the Closing Date any of the representations and warranties set forth in the Purchase Agreement as if such representations and warranties were made at and as of the Closing Date.

No Shop

     The Purchase Agreement provides for the Company to recommend that shareholders approve the sale of the Acoustics Business to PCB, unless the Company receives an unsolicited offer to acquire the Acoustics Business that, in the good faith opinion of the board of directors, is superior to the terms of the transaction negotiated with PCB. The Company is prohibited from soliciting, and has agreed not to permit its officers or advisors to solicit, any offers, engage in negotiations, or provide information to any other potential purchaser of the Acoustics Business unless it receives an offer that is better than the terms of the transaction with PCB.

     In the event that the Company receives such an unsolicited superior offer, the board of directors, pursuant to its fiduciary obligation to seek the best value for the shareholders, would consider such offer and, if the final terms of such offer were superior to those made by PCB, would recommend such offer to the shareholders. Absent receipt of a superior offer, the board of directors has agreed to continue to recommend the sale of the Acoustics Business to PCB on the terms set forth in the Purchase Agreement.

     If the Purchase Agreement is terminated because the board of directors withdraws its recommendation of the sale of the Acoustics Business to PCB, the Company would be obligated to pay a termination fee to PCB of $300,000.

Non-Competition Obligations

     In connection with the sale of the Acoustics Business to PCB, the Company has agreed not to sell scientific instrumentation for use in the acoustics and vibration industry, or compete with the products or services of the Acoustics Business for a period of ten years after the Closing Date. In addition, the Company has agreed not to attempt to divert any customer from the Acoustics Business or to solicit any customer of the Acoustics Business. Finally, for a period of five years following the Closing Date, the Company has agreed not to solicit or attempt to employ any employee of the Acoustics Business.

Termination of the Purchase Agreement

     The Purchase Agreement may be terminated under any of the following circumstances:

          (a)  Mutual Consent.  Upon the mutual consent of all parties;

          (b) Adverse Proceedings. By PCB, Beehive, or the Company if any order to restrain, enjoin or otherwise prevent the consummation of the Purchase Agreement shall have been entered or, on the Closing Date, there is any pending or threatened litigation in any court, or any proceeding by or before any governmental body, with a view to seeking to restrain or prohibit consummation of the Purchase Agreement or in which damages are sought in connection with the Purchase Agreement, or if any investigation by any governmental body is pending or threatened which might result in any such litigation or other proceeding;

          (c) Expiration of Time. By either party if the transactions contemplated by the Purchase Agreement have not been consummated by March 31, 1999, provided that the terminating party is not then in material default under the terms of the Purchase Agreement;

          (d) For cause by PCB and Beehive. By PCB and Beehive, upon written notice to the Company, if (i) the Company has breached any representation, warranty, or covenant contained in the Purchase Agreement in any material respect and the breach has continued without cure for a period of thirty
     (30) days after notice of breach; or (ii) the board of directors of the Company withdraws or modifies in any manner adverse to Beehive its recommendation of the transactions contemplated by the Purchase Agreement due to the Company entering into an agreement with respect to a competing proposal; and

          (e) For cause by the Company. By the Company, upon written notice to PCB and Beehive, if PCB or Beehive has breached any representation, warranty, or covenant contained in the Purchase Agreement in any material respect and the breach has continued without cure for a period of thirty
     (30) days after notice of breach.

Termination Fee

     If the Purchase Agreement is terminated for cause by PCB or Beehive, the Company will be obligated to pay PCB a termination fee of $300,000 as liquidated damages for reimbursement of the costs and expenses incurred by PCB in connection with the negotiation and execution of the Purchase Agreement. PCB has the right to terminate the Purchase Agreement for cause if the Company breaches any representation, warranty, or covenant in any material respect and the breach is not cured within 30 days of notice; or (ii) the board of directors of the Company withdraws its recommendation of the sale of the Acoustics Business to PCB. (See discussion under "BUSINESS OF THE COMPANY: Licensed Technology.")

     If the Purchase Agreement is terminated by the Company for cause, PCB has agreed to reimburse the Company for its costs, expenses, and damages caused by the breach up to a maximum of $300,000; provided that, any damages to the Company arising from actions taken by Sage, the principal United States distributor for products of the Acoustics Business, as a result of the execution of the Purchase Agreement may be more than $300,000 but not more than $700,000. In addition, in the event that damages occur to the Company as a result of PCB entering into an agreement subsequent to the execution of the Purchase Agreement with any other current distributor of the Company, recovery of such damages may exceed $300,000 but may not exceed $700,000.

Indemnification; Survival of Representations and Warranties

     Pursuant to the terms of the Purchase Agreement, the Company has agreed to indemnify PCB and its affiliates, officers, directors, employees, and other representatives, whether by offset against the earnout payment, the Promissory Note, or otherwise, from and against any and all damages, claims, liabilities, losses, costs and expenses (including, costs of investigation and costs of preparing and defending any pending or threatened claim or suit and attorneys' fees and disbursements whether such pending or threatened claim or suit involves solely the parties hereto or third parties) whatsoever arising out of, attributable to, resulting from, or incurred with respect to (a) any breach of the Purchase Agreement by the Company; (b) any act or omission of the Company related to the Acoustics Business prior to the Closing Date and not assumed by PCB; and (c) any environmental matters existing prior to the Closing Date. The representations and warranties made by the Company in the Purchase Agreement survive for a period of two years subsequent to the closing, except for representations as to corporate authority, tax matters, environmental matters, and litigation and claims, all of which survive indefinitely.

Expenses

     In connection with the preparation of this Proxy Statement, solicitation of proxies, and closing of the Asset Sale, the Company expects to incur the following estimated expenses:

                  Legal fees and expenses                    $   50,000
                  Accounting fees and expenses                   15,000
                  Appraisal and survey costs                     15,000
                  Printing, mailing, and solicitation costs      20,000
                  Transfer Agent Costs                           20,000
                  Other                                          30,000
                                                             ----------
                                                             $  150,000
                                                             ==========

     All such expenses will be paid by the Company from cash reserves currently available to it.

RIGHTS OF EXECUTIVES

          Under the terms of the Executive Employment Agreements with Andrew Bebbington, the chief executive officer, and Jeffrey Cohen, the chief operating officer, the employees have the right to terminate their agreements at any time within 60 days following the sale of "all or substantially all of the assets" of the Company. If the executives elect to terminate their agreements under such provision, they would be entitled to specified payments. In the case of Mr. Bebbington, this payment would be equal to his base salary of $250,000 per year through December 31, 2000. In the case of Mr. Cohen, he would be entitled to payment of his base salary of $140,000 for a one-year period. Neither Mr. Bebbington nor Mr. Cohen has indicated their intent to terminate their executive employment agreements based on the sale of the Acoustics Business. However, both gentlemen have the option for a period of 60 days subsequent to the closing to make such election.

INTEREST OF MANAGEMENT OR DIRECTORS IN ASSET SALE

     Under the terms of the Purchase Agreement, Jeffrey Cohen, the chief operating officer of the Company, will continue to serve, on a part-time basis, as the operations manager of the Acoustics Business. It is anticipated that Mr. Cohen will divide his time approximately equally between the management of the Acoustics Business and his management obligations with respect to the Jaguar and CrossCheck technologies. The Company will be reimbursed for Mr. Cohen's time with respect to the Acoustics Business at an annual amount equal to $60,000.
Mr. Cohen will be permitted to disclose to the Company certain aspects of the operation of the Acoustics Business so as to permit the Company to monitor the progress of the Acoustics Business for purposes of calculating the potential earnout payment.

     As discussed under the caption above "RIGHTS OF EXECUTIVES," both Mr. Bebbington and Mr. Cohen may have the right under their executive employment agreements to terminate those agreements for cause within 60 days of the consummation of the sale of the Acoustics Business to PCB, thereby entitling them to certain payments.

ACCOUNTING TREATMENT OF THE ASSET SALE

     The Asset Sale will be reflected on the Company's financial statements as a sale of the acoustics assets and assumption of certain liabilities with a gain to be recognized for the difference between the total of proceeds received and liabilities assumed, less carrying costs of assets sold.

TAX CONSEQUENCES

     The following summary of the federal income tax consequences of the Asset Sale by the Company is not intended to be tax advice to any person, nor is it binding upon the Internal Revenue Service. In addition, no information is provided herein with respect to the tax consequences of the Asset Sale under applicable foreign, state, or local laws.

     The Company will recognize a gain on the Asset Sale equal to the amount realized by the Company from the sale less the Company's adjusted basis in the assets sold. The amount realized will equal the sum of money received by the Company in consideration for the assets plus the amount of the liabilities assumed by PCB. The Company anticipates that its available NOL will offset the taxable gain attributable to the transaction. The Company will also be subject to a alternative minimum tax. The gain on the Asset Sale will be included with the Company's alternative minimum taxable income or loss for the tax year ending June 30, 1999. The resultant alternative minimum taxable income will be reduced by 90% due to the availability of the Company's AMTNOL. The remaining 10% of alternative minimum taxable income would be taxed at 20%. The Company does not expect its alternative minimum tax, if any, for the tax year ended June 30, 1999, to be material to its financial position.

     Consummation of the transaction will not result in any federal income tax consequences to shareholders of the Company.

     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH HOLDER OF SHARES OF COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE TRANSACTION (INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS).

GOVERNMENT AND REGULATORY APPROVALS

     Both the Company and PCB made representations in the Purchase Agreement that the relative size of their operations and the proposed transaction would not trigger the requirements of the Hart-Scott-Rodino Act. Consequently, the Company does not believe any regulatory approvals are required in connection with the sale of the Acoustics Business to PCB.

ARMS' LENGTH TRANSACTION

     The terms of the Purchase Agreement were the result of arms' length negotiations. Neither PCB nor the Company, nor any of their respective officers and directors, holds an interest in the other. Other than Mr. Cohen, no officer or director of the Company will become an officer, director, or employee of PCB in connection with the sale of the Acoustics Business to PCB.
NO DISSENTERS' RIGHTS

     Under the Nevada corporate law, shareholders are not entitled to dissenters' rights of appraisal with respect to the sale of the Acoustics Business to PCB.

REQUIRED VOTES

     The sale of the Acoustics Business to PCB is required to be approved by a majority of the voting power of the issued and outstanding Common Stock and Series A Preferred Stock, voting as a single class. Since each share of Series A Preferred Stock entitles the holder to 278 votes, this means that the proposal must receive 7,104,768 affirmative votes in order to be approved. Directors and executive officers holding 20,473 shares of Common Stock have indicated their intention to vote in favor of the sale of the Acoustics Business. Broker non-votes and other abstentions will have the same effect as a vote against the proposed sale of the Acoustics Business.


                       PROPOSAL 2:  CORPORATE NAME CHANGE

     The shareholders will also be asked at the Special Meeting to authorize an amendment to the Company's Amended Articles of Incorporation to effect the Corporate Name Change. The Amendment is attached as Appendix B to this Proxy Statement. This proposal, if approved by the shareholders, will be implemented whether or not the Asset Sale is approved and consummated and will be effected by the filing of the Amendment with the state of Nevada.

     The terms of the Purchase Agreement require the Company to use its best efforts change its corporate name to Sensar Corporation as the right to use the name "LarsonoDavis" is to be sold to PCB as part of the Asset Sale. The Company's board of directors also believes the name change is appropriate since the two original founders who gave their names to the Company, Mr. Larson and Mr. Davis, are no longer a part of executive management of the Company.

     Additionally, upon consummation of the Asset Sale, the board of directors will cause LarsonoDavis Laboratories, a wholly-owned subsidiary to the Company, to amend its Articles of Incorporation to change its corporate name to SC, Inc. and Sensar Corporation, a wholly-owned subsidiary of the Company, to change its name to Sensar Analytical, Inc.

REQUIRED VOTES

     The adoption of the Amendment to effect the Corporate Name Change is required to be approved by a majority of the voting power of the issued and outstanding Common Stock and Series A Preferred Stock, voting as a single class. Since each share of Series A Preferred Stock entitles the holder to 278 votes, this means that the proposal must receive 7,104,768 affirmative votes in order to be approved. Directors and executive officers holding 20,473 shares of Common Stock have indicated their intention to vote in favor of the adoption of the Amendment. Broker non-votes and other abstentions will have the same effect as a vote against the adoption of the Amendment.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO EFFECT THE CORPORATE NAME CHANGE.


             PROPOSAL 3:  ISSUANCE OF COMMON STOCK ON CONVERSION OF
                            SERIES A PREFERRED STOCK

TERMS OF THE SERIES A PREFERRED STOCK

     In February, 1998, the Company completed the private placement of 100 Units, each Unit consisting of 35 shares of Series A Preferred Stock and 7,000 Warrants ("Warrants") to purchase Common Stock, at a purchase price of $35,000 per Unit, or an aggregate gross sales price of $3.5 million. The Series A Preferred Stock is convertible, at the election of the holder, into that number of shares of Common Stock calculated by dividing $1,000, plus any accrued but unpaid dividends, by the lower of (i) $3.60 or (ii) 85% of the average closing price of the Common Stock for the ten trading days preceding the notice of conversion as reported by the Nasdaq National Market System on which the Company's Common Stock is traded. Until conversion, the Series A Preferred Stock bears an annual dividend of 4%, or $40 per share per annum.

     The Series A Preferred Stock votes as a class with the Common Stock, except as otherwise required by the corporate laws of the state of Nevada, and each share has 278 votes on any issue submitted to the shareholders. If not previously converted, the Series A Preferred Stock will automatically convert into shares of Common Stock as of December 31, 1999. In addition, the Company can require the conversion of the Series A Preferred Stock if it makes a public offering of its Common Stock at any time subsequent to February 1, 1999. The Company currently has sufficient shares of Common Stock authorized to permit the conversion of the Series A Preferred Stock.

     Each Warrant gives the holder the right to purchase one share of Common Stock at an exercise price of $4.50 per share. If not earlier exercised, the Warrants expire July 30, 2000. The Company can provide 30 days written notice to the holders of the Warrants at any time that the closing price of the Company's Common Stock equals or exceeds $6.50 per share for 20 consecutive trading days as reported on the Nasdaq National Market System. If the holders do not exercise the Warrants by the end of the 30 day period, the Warrants would then expire.

     The Units, the Series A Preferred Stock, the Warrants, and the Common Stock issuable on the conversion of the Series A Preferred Stock and the exercise of the Warrants are restricted securities. The Company filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), registering the public resale of the Common Stock issuable on conversion of the Series A Preferred Stock and the exercise of the Warrants. The registration statement became effective on May 29, 1998, and the Company has agreed to maintain its effectiveness until the earlier of (a) the resale of all shares of Common Stock subject to such registration; or (b) the date on which such shares can be freely sold by the investors under Rule 144.

NASDAQ SHAREHOLDER APPROVAL REQUIREMENTS

     Rule 4460(i)(1)(D) of The Nasdaq Stock Market, Inc., requires companies whose securities are traded on Nasdaq NMS (such as the Company) to obtain shareholder approval prior to issuing common stock (or shares convertible into common stock) in a transaction other than a public offering at a price less than the market value of the common stock when the amount of common stock to be issued (or issuable upon conversion) is or will be 20% or more of the common stock or voting power of the company outstanding prior to issuance. The initial issuance of the Series A Preferred Stock did not require shareholder approval pursuant to Rule 4460(i)(1)(D) as the Company was not contractually obligated to issue any shares of its Common Stock upon conversion of the Series A Preferred Stock which would be equal to or exceed 20% of the issued and outstanding Common Stock. The Company, however, must obtain shareholder approval of this proposal prior to the issuance of shares of Common Stock exceeding that limit if it wishes to maintain its Nasdaq listing. As a result of the decline in the trading price of the Company's Common Stock, if the holders of a material number of the issued and outstanding Series A Preferred Stock elected to convert, the Company would currently be unable to issue the necessary Common Stock. In such event, the Company would then be obligated to seek shareholder approval or, if it was unable to obtain such approval, pay to each holder of the Series A Preferred Stock an amount in cash per preferred share equal to $1,000, plus all accrued but unpaid dividends.

RECENT AGREEMENT WITH HOLDERS

     In an attempt to eliminate the potential market disruption of a significant conversion of the Series A Preferred Stock and to potentially provide for a more orderly conversion or the redemption of the Series A Preferred Stock, the Company has entered into agreements with the holders of the outstanding shares of Series A Preferred Stock. Under the terms of the agreements, the holders have agreed to sell their shares of Series A Preferred Stock to the Company for their original investment of $1,000 per share, plus an amount equal to an assumed preferred dividend of 4% per annum from the date of the original purchase of the Series A Preferred Stock (February 13, 1998) until the date of payment to the holder. The Company will use a portion of the Proceeds from the sale of the Acoustics Business to PCB for this purpose and will complete the transaction within 15 days of the closing of the PCB sale. The Company anticipates that the aggregate amount to be paid under the terms of the agreements will be approximately $3.1 million. If the sale of the Acoustics Business to PCB does not close, the Company would not have an obligation, or the funds, to proceed with the purchase of the Series A Preferred Stock. If the purchase of the Series A Preferred Stock is not completed prior to March 31, 1999, the agreements are no longer binding.

     If the Series A Preferred Stock is purchased under the terms of the agreements, the Company has agreed to reprice Warrants to acquire 100 shares of Common Stock for each share of Series A Preferred Stock (an aggregate of approximately 293,875 Warrants) at $0.50 per share and to cancel a like number of Warrants.

     The Company has the right under the terms of the agreements to assign the right to purchase the Series A Preferred Stock to another person or entity.
If an acceptable agreement concerning the conversion of the Series A Preferred Stock and the sale of any Common Stock received on conversion can be reached with a new investor, the Company may assign its rights to acquire the Series A Preferred Stock in order to preserve the approximately $3.1 million purchase price and pursue its other strategic objectives. There can be no assurance that the Company will be able to reach an acceptable agreement with any such investor.

CONVERSION OF SERIES A PREFERRED STOCK

     Assuming approval of this proposal, the ultimate number of shares of Common Stock into which the 2,938.75 shares of Series A Preferred Stock currently issued and outstanding, including accrued dividends, may be convertible is unknown at this time. However, based upon (i) an assumed conversion price of $0.311 per share, after giving effect to the 15% reduction from the market price for the ten trading days preceding February 3, 1999, the Company would issue an additional approximately 9,800,000 shares of Common Stock. Such additional shares of Common Stock would represent approximately 42% of the Company's issued and outstanding Common Stock, giving pro forma effect to such issuance. The amount of shares and percentage of Common Stock ultimately issuable upon conversion of all 2,938.75 shares of Series A Preferred Stock currently outstanding may increase or decrease substantially, depending on changes in the closing bid price of the Company's Common Stock and other anti-dilutive provisions contained in the Series A Preferred Stock.

     Each holder of Series A Preferred Stock can make an election to sell the Common Stock issued on conversion or hold such Common Stock for investment. Since the Company has registered the resale of the Common Stock by Series A Preferred Stock shareholders, pursuant to its contractual obligation to do so, the sale of the Common Stock can be made immediately. The Company believes that a majority of the holders of Series A Preferred Stock are likely to try and realize the 15% gain inherent in the conversion terms by immediately selling the Common Stock rather than assuming the market risk of holding the Common Stock for investment. The potential sale of such a significant block of Common Stock would greatly exceed the historical trading volumes, may decrease the trading price for the Common Stock, and may eliminate the liquidity in the market for the Common Stock. In such event, other shareholders of Common Stock may be unable to sell their shares or to realize the current market price for their shares.

     In the event that the issuance of Common Stock on conversion of the Series A Preferred Stock is not approved by the shareholders and the Common Stock of the Company is delisted from Nasdaq, the board of directors may elect to amend the designation governing the Series A Preferred Stock to permit the conversion and the issuance of Common Stock in excess of the 20% limitation. Such action would not require shareholder approval and would only be undertaken in the event that the board of directors determined that the cash demand on the Company from a forced redemption would result in a negative impact on the Company and its shareholders.

REQUIRED VOTES

     The proposal to issue Common Stock on conversion of the Series A Preferred Stock in excess of the 20% limitation requires the affirmative vote of a majority of votes cast, in person or by proxy, at the Special Meeting. Directors and executive officers holding 20,473 shares of Common Stock have indicated their intention to vote in favor of the proposal. Broker non-votes and other abstentions will not be counted for purposes of determining the outcome.

     The issuance of Common Stock on conversion of the Series A Preferred Stock does not require shareholder approval under Nevada corporate law. The requirement for shareholder approval arises from the Nasdaq rules and is only applicable so long as the Common Stock continues to be listed on Nasdaq. If the proposal is not approved by the shareholders and the Common Stock is no longer listed on Nasdaq, the board of directors may elect to permit the issuance if it determines it is in the best interests of the Company and its shareholders to do so.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF COMMON STOCK ON CONVERSION OF THE SERIES A PREFERRED STOCK.


                        PROPOSAL 4:  REVERSE STOCK SPLIT

GENERAL

     The board of directors has determined that it would be advisable to effect a reverse stock split (the "Consolidation") of one new share for every five to ten shares (the "Conversion Ratio") of the Company's issued and outstanding Common Stock with the precise Conversion Ratio to be determined by the board of directors at a later date. If the Consolidation is approved by the shareholders, each five to ten shares (depending upon the Conversion Ratio) of Common Stock, par value $0.001 per share (the "Old Common Stock") outstanding on the Effective Date (as defined below) will be converted automatically into one share of new Common Stock, par value $0.001 per share (the "New Common Stock"). To avoid the existence of fractional shares of New Common Stock, shareholders who would otherwise be entitled to receive fractional shares of New Common Stock shall receive a cash distribution in lieu thereof. Each shareholder that owns fewer than five to ten shares (depending upon the Conversion Ratio) of Common Stock will have such shareholder's fractional share of Common Stock converted into the right to receive cash as set forth below in "Exchange of Stock Certificates and Payment for Fractional Shares." The interest of such shareholder in the Company will thereby be terminated, and such shareholder will have no right to share in the assets or potential for future growth of the Company. Each shareholder that owns five to ten (depending upon the Conversion Ratio) or more shares of Common Stock will continue to own shares of Common Stock and will continue to share in the assets and potential for future growth of the Company as a shareholder.

     Each shareholder will continue to hold the same percentage interest in the Company as held prior to the Consolidation (subject only to minor variations as a result of the redemption of fractional shares) but such interest will be represented by one-fifth to one-tenth (depending upon the Conversion Ratio) as many shares. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, exercisable, or exchangeable for, shares of Common Stock (collectively, "Convertible Securities") and the per share exercise or conversion prices thereof, will be adjusted appropriately as of the Effective Date, so that the aggregate number of shares of Common Stock issuable will be one-fifth to one-tenth (depending upon the Conversion Ratio) of the number issuable in respect thereof immediately prior to the Effective Date, the per share exercise price immediately following the Effective Date will be 500% to 1000% (depending upon the Conversion Ratio) of the per share exercise or conversion price immediately prior to the Effective Date, and the aggregate exercise or conversion prices thereunder shall remain unchanged. The "Effective Date" of the Consolidation will be the date set by the board of directors and announced to the market, which is anticipated to be as soon as practicable following the date of the Special Meeting.

NASDAQ MINIMUM BID PRICE

     Rule 4450 of the Nasdaq Marketplace Rules requires issuers listed on the Nasdaq National Market to maintain a minimum bid price of $1.00 per share for the listed stock. The Company's shares of Common Stock traded below $1.00 for 30 days, and will be delisted from the Nasdaq National Market unless the Company is able to successfully appeal such decision. The board of directors believes that such a delisting could adversely affect the ability of the Company to attract new investors and to effect expansion of the Company through acquisitions. In addition, the board of directors believes that the delisting may result in decreased liquidity for the outstanding shares of Common Stock and, consequently, could reduce the price at which such shares trade and the transaction costs inherent in trading such shares. The Company believes that, if the Consolidation is approved, there is a greater likelihood that the minimum bid price of the Common Stock will be increased to and maintained at a level over $1.00 per share.

     An increase in per share price of the Company's Common Stock, which the Company expects as a consequence of the Consolidation, may also enhance the acceptability of the Common Stock by the financial community and the investing public and broaden the investor pool from which the Company might be able to obtain additional financing. In theory, the total number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it, or the Company's reputation in the financial community. However, because of the trading volatility often associated with low-priced stocks, as a matter of policy, many institutional investors are prohibited from purchasing such stocks. For the same reason, brokers often discourage their customers from purchasing such stocks.

     Additionally, because broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current price per share of the Company's Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. If the Consolidation is implemented, however, holders of fewer than 100 shares of Common Stock ("odd-lots") after the Consolidation is effected may be charged brokerage fees that are proportionately higher than holders of more than 100 shares of Common Stock ("round-lots").

     The reduction in the number of outstanding shares of Common Stock caused by the Consolidation is anticipated initially to increase the per share market price of the Common Stock. However, because some investors may view the Consolidation negatively, there can be no assurance that the market price of the Common Stock will reflect proportionately the Consolidation, that any price that may be achieved, or that any price gain will be sustained in the future.

     The Company's shares of Common Stock have been listed, and have traded, on the Nasdaq NMS since January 30, 1997. The rules of the Nasdaq NMS require that as a condition of the continued listing of a company's securities on the Nasdaq NMS, a company satisfy certain maintenance requirements, including meeting certain minimum criteria relating to its financial condition, results of operations, and trading market for its listed securities. The maintenance criteria applicable to the Company consist of maintaining (i) a public float of at least 750,000 shares; (ii) a market value of the public float (those shares held by nonaffiliates) of at least $5 million; (iii) a minimum bid price equal or greater than $1.00 per share; (iv) at least 400 shareholders (round-lot holders); (v) net tangible assets of at least $4 million; (vi) at least two registered market makers; and (vii) compliance with certain corporate governance requirements. Based on a current market price for its Common Stock of $0.3125 at February 3, 1999, the Company had a public float of approximately $4.2 million, below the $5 million requirement. Consequently, even if the Company is able to satisfy the minimum bid price requirement, the Common Stock could still be delisted. The Company believes that if the Consolidation is approved by the shareholders at the Special Meeting, and effectuated, the Company's shares of Common Stock will have a minimum bid price in excess of $1.00 per share. However, the Company's overall market capitalization (total market value) may be reduced as a result of the Consolidation, which could result in its continuing failure to meet the requirement concerning the market value of the public float. In such event, the Common Stock could be delisted from Nasdaq, even if the minimum $1.00 bid price was met.

     The delisting of the Company's Common Stock from the Nasdaq NMS could adversely affect the liquidity of the Company's Common Stock and the ability of the Company to raise capital. In the event of delisting, the Company's Common Stock would be traded in the over-the-counter market maintained by the NASD Electronic Bulletin Board and the spread between the bid and ask price of the shares of Common Stock is likely to be greater than at present. Shareholders may also experience a greater degree of difficulty in obtaining accurate, timely information concerning pricing and trading volume and in engaging in trades of shares of Common Stock. In addition, if the Common Stock were to become delisted from trading on Nasdaq and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Company's Common Stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Common Stock, which could limit the market liquidity of the Common Stock and the ability of investors to trade the Company's Common Stock. There is no guaranty that the Consolidation will result in compliance with the Nasdaq minimum trading price requirement or the Company will continue to meet all of the other requirements for continued listing. The Company's securities may be delisted even after the Consolidation.

BOARD DISCRETION TO IMPLEMENT THE CONSOLIDATION

     If the Consolidation is approved by the shareholders of the Company at the Special Meeting, the Conversion Ratio will be determined by the board of directors and the Consolidation will be effected, only upon a determination by the board of directors that such Consolidation is in the best interests of the Company and its shareholders. Such determination shall be based upon certain factors, including, but not limited to, the current market conditions, existing and expected trading prices for the Common Stock, and the likely effect of business developments on the market price of the Common Stock. Notwithstanding approval of the Consolidation by the shareholders, the board of directors may, in its sole discretion, determine not to implement the Consolidation.

EFFECTS OF THE CONSOLIDATION ON REGISTRATION, VOTING RIGHTS, AND SERIES A PREFERRED STOCK

     The Company's Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Consolidation will not affect the registration of the Company's Common Stock under the Exchange Act. After the Consolidation, the Company's Common Stock (if still listed on Nasdaq National Market) will continue to be reported on the Nasdaq National Market under the symbol "LDII" (although Nasdaq will add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate the Consolidation has occurred).

     The Consolidation will result in an adjustment to the conversion ratio of the Company's Series A Preferred Stock that will reduce the number of shares of Common Stock issuable upon conversion of the Company's outstanding Series A Preferred Stock in proportion to the Exchange Ratio of the Consolidation. The amount of Common Stock issuable on conversion of the Series A Preferred Stock will continue to vary after the Consolidation since the conversion rights of the holders are based on the market price of the Common Stock at the time of conversion. As a result, proportionate ownership rights of the holders of Common Stock and the Series A Preferred Stock will not be affected by the Consolidation (other than as a result of the payment of cash in lieu of fractional shares as described above). For example, a holder of Series A Preferred Stock which represents the right to convert into 2% of the outstanding shares of Common Stock immediately prior to the effective time of the Consolidation would continue to hold a right to convert the Series A Preferred Stock into 2% of the outstanding shares of Common Stock after the Consolidation.

     Although the Consolidation will not affect any shareholder's proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of Common Stock will not be reduced which will increase the number of unissued shares that could be issued by board of directors' action in the future without further shareholder action. The number of shareholders of record will not be affected by the Consolidation (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after the Consolidation).

     The relative voting rights of the Common Stock and the Series A Preferred Stock will be affected by the Consolidation. The Series A Preferred Stock has 278 votes per share, an aggregate of 816,973 votes, or approximately 6% of the current total voting power. If the Common Stock were consolidated on the basis of five-to-one, the votes associated with the Series A Preferred Stock would represent approximately 23% of the total voting power. If the Consolidation is completed on the basis of ten-to-one, the Series A Preferred Stock would represent approximately 38% of the total voting power.

EFFECT ON STOCK OPTIONS AND WARRANTS

     The Consolidation will effect a reduction in the number of shares of Common Stock available for issuance under the Company's 1987 Employee Stock Option Plan, 1991 Employee Stock Award Plan, 1991 Director Stock Option Plan, 1996 Director Stock Option Plan, 1997 Employee Stock Purchase Plan, and 1997 Stock Option and Award Plan (the "Plans") in proportion to the Conversion Ratio. The maximum number of shares of Common Stock authorized for issuance under the Plans is 3,675,000 shares (prior to giving effect to the Consolidation). The par value of the Company's Common Stock and Series A Preferred Stock will remain at $0.001 per share following the effective time of the Consolidation.

     The Company currently has outstanding stock options and warrants to purchase approximately 3,300,000 shares of the Company's Common Stock. Under the terms of the outstanding stock options and warrants, the Consolidation will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and warrants in proportion to the Conversion Ratio and will effect a proportionate increase in the exercise price per share of such outstanding stock options and warrants. In connection with the Consolidation, the number of shares of Common Stock issuable upon exercise of outstanding stock options and warrants will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding.

CHANGES IN STOCKHOLDERS' EQUITY

     As an additional result of the Consolidation, the Company's stated capital, which consists of the par value per share of Common Stock multiplied by the number of shares of Common Stock issued, will be reduced by approximately $11,000 to approximately $2,000 on the Effective Date in the event of a five-to-one Consolidation and approximately $13,000 to approximately $1,000 in the event of a ten-to-one Consolidation. Correspondingly, the Company's additional paid-in capital, which consists of the difference between the Company's stated capital and the aggregate amount paid to the Company upon the issuance by the Company of all currently outstanding Common Stock, will be increased by approximately $11,000 to $13,000, respectively.

INCREASE IN STOCK AVAILABLE FOR ISSUANCE

     The Company currently has 300,000,000 shares of capital stock authorized, of which 290,000,000 shares are designated as Common Stock. The authorized shares of the Company will not be affected by the Consolidation. Consequently, the number of authorized but unissued shares of Common Stock effectively will be increased. The issuance of such additional authorized shares may have the effect of diluting the earnings per share and book value per share of the Company, as well as the percentage stock ownership and voting rights of outstanding Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by facilitating the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Articles of Incorporation or Bylaws.

EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

     The consolidation and reclassification of shares of Common Stock pursuant to the Consolidation will occur automatically on the Effective Date without any action on the part of shareholders of the Company and without regard to the date certificates representing shares of Common Stock are physically surrendered for new certificates. If the number of shares of Common Stock to which a holder is entitled as a result of the Consolidation would otherwise include a fraction, the Company will pay to the shareholder, in lieu of issuing fractional shares of the Company, cash in an amount equal to the same fraction multiplied by five to ten times (depending upon the Conversion Ratio) the average closing price of the Common Stock on the Nasdaq NMS (or such other exchange as the Common Stock may then be listed on) for the five days immediately preceding the Effective Date.
A change in the closing price of the Common Stock will affect the amount received by shareholders in lieu of fractional shares.

     As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such shareholder is entitled to receive as a consequence of the Consolidation. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each shareholder should surrender the certificates representing shares of Common Stock prior to the Consolidation, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock that he holds as a result of the Consolidation and any cash payable in lieu of a fractional share. If the certificates are surrendered prior to April 30, 1999, the Company will pay the cost of the replacement certificates. The costs of obtaining a replacement certificate subsequent to that date will be borne by individual shareholders. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     After the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date (an "Old Certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Common Stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares of Common Stock evidenced by such certificate have been converted by the Consolidation, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date, until the Old Certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the Old Certificates, all such unpaid dividends or distributions will be paid without interest.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion describes certain material federal income tax considerations relating to the Consolidation. This discussion is based upon the Internal Revenue Code of 1986 (the "Code"), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All shareholders should consult with their own tax advisors.

     This discussion may not address certain federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

     SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE CONSOLIDATION, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

     The Company will not recognize any gain or loss as a result of the Consolidation. No gain or loss will be recognized by a shareholder who receives only Common Stock upon the Consolidation. A shareholder who receives cash in lieu of a fractional share of Common Stock that otherwise would be held as a capital asset generally should recognize capital gain or loss on an amount equal to the difference between the cash received and the shareholder's basis in such fractional share of Common Stock. For this purpose, a shareholder's basis in such fractional share of Common Stock will be determined as if the shareholder actually received such fractional share. Except as provided with respect to fractional shares, the aggregate tax basis of the shares of Common Stock held by a shareholder following the Consolidation will equal the shareholder's aggregate basis in the Common Stock held immediately prior to the Consolidation and generally will be allocated among the shares of Common Stock held following the Consolidation on a pro-rata basis. Shareholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Consolidation should consult their own tax advisors to determine their basis in the post-Consolidation shares of Common Stock received in exchange therefor.

     Based on certain exceptions contained in regulations issued by the Internal Revenue Service, the Company does not believe that it or fractional shareholders will be subject to backup withholding or information reporting with respect to the cash distributed to a fractional shareholder unless the amount of cash distributed to the fractional shareholder is $10 or more.

NO DISSENTERS' RIGHTS

     Under Nevada law, shareholders are not entitled to dissenters' rights of appraisal with respect to the Consolidation.

REQUIRED VOTES

     In order to be approved by the shareholders, the proposal to implement the Consolidation must receive the affirmative votes of a majority of the votes cast, in person or by proxy, at the Special Meeting. Directors and executive officers holding 20,473 shares of Common Stock have indicated their intention to vote in favor of the Consolidation. Broker non-votes and other abstentions will not be considered in determining the outcome.

     Shareholder approval of the Consolidation is not required by Nevada corporate law or any other rule or regulation applicable to the Company. The board of directors has elected to submit the proposal to the shareholders to obtain guidance as to the determination of the shareholders on this matter. In the event that the Consolidation is not approved by the shareholders, it will not be implemented unless the board of directors determines it is in the best interests of the Company and its shareholders to do so.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE CONSOLIDATION OF THE ISSUED AND OUTSTANDING COMMON STOCK OF THE COMPANY.


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated balance sheet as of September 30, 1998, estimates the pro forma effect of the Asset Sale on the Company's financial position as if the Asset Sale and the transactions contemplated in the Purchase Agreement had been consummated on September 30, 1998. The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1998, and for the year ended December 31, 1997, estimate the pro forma effects of the Asset Sale on the Company's results of operations as if the Asset Sale had occurred at the beginning of each of the respective periods. The following unaudited pro forma consolidated statements of operations also estimate the pro forma effects of the discontinuance and/or sale of certain products or technologies on sales and cost of sales for the corresponding periods. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma information may not be indicative of the results of operations and financial position of the Company, as it may be in the future or as it might have been had the transactions been consummated on the respective dates assumed. The pro forma information is included for comparative purposes and should be read in conjunction with the Company's consolidated financial statements and related notes included elsewhere.

     The actual amount of the purchase price and the net purchase proceeds (exclusive of the earnout payment) from the Asset Sale is to be finalized subsequent to January 1, 1999. The Company believes that such amount will not be materially different from the amount of purchase proceeds reflected in the pro forma consolidated balance sheet presented below.

     The Company has recently entered into agreements with the remaining holders of the issued and outstanding Series A Preferred Stock to reacquire the Series A Preferred Stock for the amount originally paid to the Company by the holders, plus all accrued but unpaid dividends. The Company can assign its rights to purchase the Series A Preferred Stock and may do so to retain its working capital and maintain maximum flexibility in deciding on the future strategy of the Company if it can reach an acceptable agreement with a new investor.
Under the terms of the agreements, the purchase will occur within 15 days of the closing of the Asset Sale. The holders have agreed not to convert the Series A Preferred Stock to Common Stock in the interim. The Company's obligation to purchase the Series A Preferred Stock is dependent on the closing of the Asset Sale. If the Company redeems the Series A Preferred
Stock, the redemption price will be approximately $3.1 million. The possible redemption of the Series A Preferred Stock has not been reflected in the accompanying unaudited pro forma consolidated financial statements.

     The Asset Sale will give the present chief executive officer and chief operating officer the right to terminate their employment agreements for cause if it is determined to be the sale of "all or substantially all" of the assets of the Company. On such termination, the Company would owe the chief executive officer approximately 20 months of his base salary of $250,000 per year and would owe the chief operating officer one year's base salary of $140,000. The executives will have this right for a 60 day period following the closing of the Asset Sale. The potential payments of amounts due in the event the chief executive office and/or the chief operating officer exercise these rights have not been reflected in the accompanying unaudited pro forma consolidated financial statements.


                   LARSONoDAVIS INCORPORATED AND SUBSIDIARIES
                      Pro Forma Consolidated Balance Sheet
                               September 30, 1998

                                                                                    Sale of Acoustics Business
                                                                               -------------------------------------
                                                          Historical             Pro Forma               Pro Forma
                                                         Consolidated           Adjustments             Consolidated
                                                        -------------          -------------           -------------
ASSETS

Current assets:
   Cash and cash equivalents                            $  1,192,407           $  5,160,000     (a)    $  6,202,407
                                                                                   (150,000)    (b)
   Trade accounts receivable, net of
     allowance for doubtful accounts                       1,626,511             (1,088,005)    (a)         538,506
   Note receivable                                                 -                500,000     (a)         500,000
   Inventories                                             2,146,822             (1,235,898)    (a)         910,924
   Other current assets                                       46,962                (19,209)    (a)          27,753
                                                        ------------           ------------            ------------
     Total current assets                                  5,012,702              3,166,888               8,179,590

Property and equipment, net of
  accumulated depreciation and
  amortization                                             1,532,588             (1,359,769)    (a)         172,819

Assets under capital lease obligations,
  net of accumulated amortization                            221,808               (208,234)    (a)          13,574

Intangible assets, net of accumulated
  amortization                                               399,151               (302,803)    (a)          96,348
                                                        ------------           ------------            ------------

                                                        $  7,166,249           $  1,296,082            $  8,462,331
                                                        ============           ============            ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                      $    458,483           $   (296,215)    (a)    $    162,268
  Accrued liabilities                                      1,076,829               (480,098)    (a)         596,731
  Current maturities of long-term debt                       709,363               (695,747)    (a)          13,616
  Current maturities of capital lease obligations            209,006               (204,496)    (a)           4,510
                                                        ------------           ------------            ------------
     Total current liabilities                             2,453,681             (1,676,556)                777,125

Deferred gain                                                      -                200,000     (a)         200,000

Long-term debt, less current maturities                       17,472                      -                  17,472

Capital lease obligations, less current maturities           126,093               (117,401)    (a)           8,692
                                                        ------------           ------------            ------------

     Total liabilities                                     2,597,246             (1,593,957)              1,003,289
                                                        ------------           ------------            ------------

Commitments and contingencies                                      -                      -                       -

Stockholders' equity:
  Preferred Stock, $0.001 par value; authorized
     10,000,000 shares; issued and outstanding
     3,067 shares at September 30, 1998                            3                      -                       3
  Common stock, $0.001 par value; authorized
     290,000,000 shares; issued and outstanding
     12,986,551 shares at September 30, 1998                  12,987                      -                  12,987

   Additional paid-in capital                             30,708,272                      -              30,708,272

   Accumulated deficit                                   (25,448,935)             3,040,039     (a)     (22,558,896)
                                                                                   (150,000)    (b)

   Note receivable from sale of stock                       (774,684)                     -                (774,684)

   Cumulative foreign currency translation                    71,360                            (a)          71,360
adjustment                                              ------------           ------------            ------------

     Total stockholders' equity                            4,569,003              2,890,039               7,459,042
                                                        ------------           ------------            ------------

                                                        $  7,166,249           $  1,296,082            $  8,462,331
                                                        ============           ============            ============


See accompanying notes to unaudited pro forma consolidated financial statements.


                   LARSONoDAVIS INCORPORATED AND SUBSIDIARIES
                Pro Forma Consolidated Statements of Operations
                      Nine Months Ended September 30, 1998

                                                              Sale of Acoustics Business            TOF2000, SFC, and PAMS(f)
                                                           -------------------------------       -------------------------------
                                        Historical          Pro Forma          Pro Forma          Pro Forma
                                       Consolidated        Adjustments        Consolidated       Adjustments          Pro Forma
                                       ------------        -----------        ------------       -----------         -----------
Net sales                              $ 6,862,851         $(5,350,289) (c)   $ 1,512,562        $(1,000,151)  (f)   $   512,411
                                       -----------         -----------        -----------        -----------         -----------
Costs and operating expenses:
  Cost of sales                                             (2,589,003) (c)                       (1,340,022)  (f)       308,699
                                         4,237,724                              1,648,721
  Research and development               2,312,644          (1,023,173) (c)     1,289,471                  -   (f)     1,289,471
  Selling, general, and administrative   3,285,793          (1,800,018) (c)     1,547,770                  -   (f)     1,547,770
                                                                61,995  (d)
  Unusual charges                        3,036,733                   -          3,036,733         (2,871,907)  (f)       164,826
                                       -----------         -----------        -----------        -----------         -----------

                                        12,872,894          (5,350,199)         7,522,695         (4,211,929)          3,310,766
                                       -----------         -----------        -----------        -----------         -----------

Operating loss                          (6,010,043)                (90)        (6,010,133)         3,211,778          (2,798,355)
                                       -----------         -----------        -----------        -----------         -----------

Other income (expense):
  Interest income                          110,032                   -            110,032                  -             110,032
  Interest expense                        (116,165)             69,906  (c)       (46,259)            18,904   (f)       (27,355)
  Other, net                              (103,851)              5,255  (c)       (98,596)            34,221   (f)       (64,375)
                                       -----------         -----------        -----------        -----------         -----------

                                          (109,984)             75,161            (34,823)            53,125              18,302
                                       -----------         -----------        -----------        -----------         -----------
Loss from continuing operations        $(6,120,027)        $    75,071        $(6,044,956)       $ 3,264,903         $(2,780,053)
                                       ===========         ===========        ===========        ===========         ===========

Loss per common share:
  Basic                                $     (0.59)  (e)                         $  (0.59) (e)                       $     (0.33)
  Diluted                              $     (0.59)  (e)                         $  (0.59) (e)                       $     (0.33)

Weighted average common and
  common equivalent shares:
  Basic                                 12,560,991                             12,560,991                             12,560,991
  Diluted                               12,560,991                             12,560,991                             12,560,991


See accompanying notes to unaudited pro forma consolidated financial statements.


                   LARSONoDAVIS INCORPORATED AND SUBSIDIARIES
                Pro Forma Consolidated Statements of Operations
                          Year Ended December 31, 1997

                                                             Sale of Acoustics Business            TOF2000, SFC, and PAMS(f)
                                                          -------------------------------       --------------------------------
                                       Historical          Pro Forma          Pro Forma          Pro Forma
                                      Consolidated        Adjustments        Consolidated       Adjustments          Pro Forma
                                      ------------        ------------       ------------       ------------        ------------
Net Sales                             $  8,313,328        $ (7,038,251) (c)  $  1,275,077       $ (1,270,540) (f)   $      4,537
                                      ------------        ------------       ------------       ------------        ------------

Costs and operating expenses:
  Cost of sales                          6,074,883          (4,609,205) (c)     1,465,678         (1,463,830) (f)          1,848
  Research and development               4,860,993          (2,053,061) (c)     2,807,932                  -  (f)      2,807,932
  Selling, general, and                  6,019,282          (3,972,412) (c)     2,129,530                  -  (f)      2,129,530
administrative                                                  82,660  (d)
  Non-recurring and unusual charges      5,937,355          (4,370,059) (c)     1,567,296           (183,332) (f)      1,383,964
                                      ------------        ------------       ------------       ------------        ------------

                                        22,892,513         (14,922,077)         7,970,436         (1,647,162)          6,323,274
                                      ------------        ------------       ------------       ------------        ------------

Operating loss                         (14,579,185)          7,883,826         (6,695,359)           376,622          (6,318,737)
                                      ------------        ------------       ------------       ------------        ------------

Other income (expense):
  Interest income                          140,870                   -            140,870                                140,870
  Interest expense                        (301,411)            143,081  (c)      (158,330)            25,000  (f)       (133,330)
  Other, net                               (78,085)             63,816  (c)       (14,269)            11,905  (f)         (2,364)
                                      ------------        ------------       ------------       ------------        ------------

                                          (238,626)            206,897            (31,729)            36,905               5,176
                                      ------------        ------------       ------------       ------------        ------------

Loss from continuing operations       $(14,817,811)       $  8,090,723       $ (6,727,088)      $    413,527        $ (6,313,561)
                                      ============        ============       ============       ============        ============

Loss per common share:
  Basic                               $      (1.29)                          $      (0.58)                          $      (0.55)
  Diluted                             $      (1.29)                          $      (0.58)                          $       0.55)

Weighted average common and
  common equivalent shares:
  Basic                                 11,507,701                             11,507,701                             11,507,701
  Diluted                               11,507,701                             11,507,701                             11,507,701


See accompanying notes to unaudited pro forma consolidated financial statements.


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     (a) The unaudited pro forma consolidated balance sheet gives effect to the sale of the assets of the Company's acoustic and vibration business and assumption of certain related liabilities as though the sale had occurred on September 30, 1998. Estimated net proceeds, liabilities assumed, assets sold, and resultant gain from the sale of the assets is as follows:

                  Consideration to be received:
                     Cash (less estimated $90,000
                        net working capital adjustment)      $  5,160,000

                     Note receivable                              500,000
                                                             ------------

                  Purchase price                                5,660,000

                  Liabilities assumed                           1,793,957
                                                             ------------

                  Total proceeds received                       7,453,957

                  Historical cost of assets sold                4,213,918
                                                             ------------

                  Total gain on sale                            3,240,039

                  Gain deferred on non-compete agreement          200,000
                                                             ------------

                  Gain on sale recognized                    $  3,040,039
                                                             ============



     The Company has not provided pro forma income taxes on the gain on sale of assets because of the availability of sufficient net operating loss carryforwards to absorb the gain. The Company may be liable for alternative minimum tax in the year of sale, although the Company does not expect the alternative minimum tax, if any, to be material to its pro forma consolidated financial position after the sale.

     (b) This pro forma adjustment reflects the estimated expenses of the Asset Sale, which include:

                  Legal fees and expenses                    $     50,000

                  Accounting fees and expenses                     15,000

                  Appraisal and survey costs                       15,000

                  Printing, mailing, and solicitation costs        20,000

                  Transfer Agent costs                             20,000

                  Other                                            30,000
                                                             ------------

                                                             $    150,000
                                                             ============

     (c) The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1998, and for the year ended December 31, 1997, give effect to the sale as though it had occurred on January 1, 1998, and January 1, 1997, respectively. This pro forma adjustment eliminates the historical results of the Company's Acoustics Business. The gain from the Asset Sale is not included in the pro forma consolidated statements of operations.



     Nonrecurring and unusual charges have been associated with the operations from which they originated. Nonrecurring and unusual charges associated with the Acoustics Business for the year ended December 31, 1997, include:

     Restructuring charges:
          Termination and related costs of former employees       $     87,906
          Write down of assets:
               Intangible assets                                     1,649,372
               Property and equipment                                   75,878
     Impairment charges on long-term contractual arrangement         2,556,903
                                                                  ------------
                                                                  $  4,370,059
                                                                  ============

     See Note B to 1997 Consolidated Financial Statements for further explanation of nonrecurring and unusual charges.

     (d) This pro forma adjustment reflects the anticipated costs to the Company under the Shared Services Agreement and the Lease Agreement and the reimbursement to the Company for Mr. Cohen's time devoted to the Acoustics Business. The annualized estimated amounts are as follows:

                  Finance department                         $  41,252
                  Occupancy                                     25,260
                  Telephone                                     18,000
                  Utilities                                      4,800
                  Information systems                           53,348
                                                             ---------
                                                               142,660
                  Less reimbursement for Mr. Cohen             (60,000)
                                                             ---------
                                                             $  82,660
                                                             =========

     (e) For the nine months ended September 30, 1998, net loss attributable to common shareholders includes a non-cash imputed dividend to the preferred shareholders related to the beneficial conversion feature on the Series A Preferred Stock and related warrants. The beneficial feature is computed as the difference between the market value of the Common Stock into which the Series A Preferred Stock can be converted and the value assigned to the Series A Preferred Stock in the private placement. The imputed dividend, in the amount of $1,239,290, is a one-time, non-cash charge of approximately $0.10 per share to the loss per common share.

     (f) During 1998, the Company has: (1) terminated its distribution arrangement with SAES Getters S.p.A. and discontinued the sale of the TOF2000;
(2) terminated the Technical Information Agreement and Patent License Agreement with Lucent Technologies under which the Company had intended to develop a particle analysis mass spectrometer (PAMS); and (3) sold its Supercritical Fluid Chromatography (SFC) technology. This pro forma adjustment eliminates historical results of operations that are specifically identifiable with the technologies that have been sold or discontinued during 1998.

     Presently, the remaining technologies in the Company are its Jaguar mass spectrometer technology and its CrossCheck technology. In the preparation of the pro forma adjustments, it was not practical to specifically segregate research and development or selling, general, and administrative expenses between the discontinued and continuing product lines and technologies because the Company does not account for such expenses by product line or technology. Accordingly, no pro forma adjustment has been made to reflect the reduction of research and development or selling, general, and administrative expenses that has occurred with the discontinuance of these technologies. With the disposition of these technologies, the Company has reduced personnel. After the sale of the Acoustics Business, the Company will have 18 employees, composed of 12 employees in research and development, 2 senior executive employees, and 4 employees in sales and marketing. This compares to 27 employees that were either Sensar or senior executive employees at January 1, 1998. Based on this level of operation, the Company currently estimates its annual research and development, and selling, general, and administrative expenses to be approximately $800,000 and $1,400,000, respectively, which represents a significant reduction from the amounts shown in the pro forma columns for the nine months ended September 30, 1998, and for the year ended December 31, 1997.


                       SELECTED HISTORICAL FINANCIAL DATA

CERTAIN FINANCIAL DATA

     The following statement of operations and balance sheet data as of and for the periods ended December 31, 1997 and 1996, and June 30, 1996, 1995, 1994, and 1993, were derived from the audited Consolidated Financial Statements of the Company. In January 1997, the Company changed its fiscal year end from June 30 to December 31 effective December 31, 1996. The Consolidated Financial Statements of the Company for the fiscal year ended December 31, 1997, for the six months ended December 31, 1996, and for the fiscal years ended June 30, 1996, 1995, 1994, and 1993, have been audited by independent certified public accountants. The Consolidated Financial Statements of the Company for the year ended December 31, 1996, are unaudited; however, in the Company's opinion, such statements reflect all adjustments, consisting only of normal recurring items, necessary for a fair presentation of the financial position and results of operations of the Company for such period. The following statement of operations and balance sheet data as of and for the periods ended September 30, 1998 and 1997, have been derived from the Unaudited Consolidated Financial Statements of the Company. Results of interim periods are not necessarily indicative of the results expected for the year. The selected financial data below should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere herein.

STATEMENT OF OPERATIONS DATA
                                                                    Six Months
                  Nine Months Ended                                   Ended
                    September 30,        Year Ended December 31,     December                 Year Ended June 30,
             -------------------------- -------------------------       31,     -------------------------------------------------
                1998(1)        1997        1997(2)        1996         1996       1996(3)      1995(5)    1994(4)(5)      1993
             ------------  ------------ ------------  -----------  -----------  -----------  ----------  -----------  -----------
              (unaudited)   (unaudited)                 (unaudited)
Net sales      $6,862,851   $6,672,750    $8,313,328   $8,992,614   $4,889,280   $8,255,607  $6,515,830   $5,137,638  $6,180,082

Costs and
operating
expenses

  Cost of
  sales        $4,237,724   $3,492,116    $6,074,883   $4,469,351   $2,177,304   $3,407,613  $1,916,413   $1,718,769  $2,553,105

  Research
  and
  development  $2,312,644   $3,253,354    $4,860,993   $3,055,705   $1,734,911   $2,149,384    $708,679     $834,520    $868,957

  Selling,
  general,
  and admini-
  strative     $3,285,793   $4,184,575    $6,019,282   $4,643,721   $2,534,643   $3,922,976  $3,131,938   $2,863,074  $2,374,707

Unusual and
non-recurring
charges        $3,036,733            -    $5,937,355            -            -            -           -            -           -

Operating
profit (loss) ($6,010,043) ($4,257,295) ($14,579,185) ($3,176,163) ($1,557,578) ($1,224,366)   $758,800    ($278,725)   $383,313

Other income
(expense),
net             ($109,984)    ($90,790)    ($238,626)   ($393,936)    ($86,342)   ($481,882)  ($300,289)   ($162,511)  ($252,496)

Income (loss)
from
continuing
operations    ($6,120,027) ($4,348,085) ($14,817,811) ($3,570,099) ($1,643,920) ($1,706,248)   $458,511    ($441,236)   $130,819

Basic
earnings
(loss) from
continuing
operations
per common
share              ($0.59)      ($0.38)       ($1.29)      ($0.38)      ($0.16)      ($0.21)      $0.08       ($0.08)      $0.02


BALANCE SHEET DATA
                     At September 30,        At December 31,                                 At June 30,
                     ----------------  ---------------------------   ----------------------------------------------------------
                           1998            1997           1996           1996           1995            1994            1993
                       ------------    ------------   ------------   ------------   ------------    ------------   ------------
Total assets           $7,166,249       $12,195,430    $19,906,521    $19,769,028   $11,579,667     $11,011,119     $10,300,253

Long-term obligations    $143,565        $1,275,512     $1,282,894     $1,136,006    $1,213,331      $1,078,073        $827,623

Cash dividends
per common share               $0                $0             $0             $0            $0              $0              $0

[FN]
(1) For the nine months ended September 30, 1998, there are unusual charges of $3,527,615 ($0.28 per share) included in operating loss and in loss from continuing operations. These unusual charges principally represent the writeoff of intangible assets and surplus inventory associated with the Sensar TOF2000 technology. (See Note D to 1998 Unaudited Consolidated Financial Statements). Exclusive of these unusual charges, operating loss and loss from continuing operations for the nine months ended September 30, 1998, would have been $2,482,428 and $2,592,412, respectively.
(2) For the year ended December 31, 1997, there are unusual and nonrecurring charges of $5,937,355 ($0.52 per share) included in operating loss and in loss from continuing operations. These unusual and nonrecurring charges related to the restructuring of the Company and certain impairment losses recognized in the fourth quarter of 1997. (See Note B to 1997
     Consolidated Financial Statements.) Exclusive of these unusual and nonrecurring charges, operating loss and loss from continuing operations for the year ended December 31, 1997, would have been $8,641,830 and $8,880,456, respectively.
(3) Effective October 27, 1995, the Company acquired Sensar Corporation in a transaction accounted for as a purchase.
(4) During the quarter ended March 31, 1994, the Company acquired Larson Davis, Ltd., in a transaction accounted for as a purchase.
(5) During the years ended June 30, 1995 and 1994, the Company discontinued the operations of its Airport Noise Monitoring Business and its Software Licensing Business, respectively. The results of these operations have been segregated from continuing operations in the Consolidated Statements of Operations.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Consolidated Financial Statements and related notes contained herein.

OVERVIEW

     The Company has historically been engaged in designing and manufacturing precision acoustical and vibration instrumentation. Beginning in 1994 and continuing to the present, the Company has acquired the rights to a number of core technologies and has dedicated significant time, effort, and expense to a research and development efforts to create products designed for the scientific instrumentation industry. Management in place during the acquisition phase of these technologies believed that these technologies placed the Company in a position to develop a number of sophisticated analytical instruments in addition to its historical acoustical and vibration based business.

     In order to accomplish its goals, the Company initiated research and development plans and developed certain commercial products based on these acquired technologies. In addition, the Company continued to introduce newly developed acoustic and vibration products. However, there were unanticipated delays in the finalization of many of these products. During this period of time, the Company incurred significant losses, principally as a result of the expanded research and development effort and increased infrastructure put in place to deal with the anticipated increase in revenues. The Company was unable to fund its increased research, development, and other activities from operations, and sought and obtained equity financing, primarily from private placements (including the placement of the Series A Preferred Stock) to private investors, in order to meet these costs. This capital has been and is currently being used for various purposes, including further research and development activities, costs associated with the market introduction of new key products, and general operations.

     In November 1997, the board of directors appointed Andrew C. Bebbington as the new chief executive officer of the Company with the expectation of reversing the severe losses of the Company through a combination of restructuring and redirection of priorities and leading the Company into the next stage of its development: the finalization of products, establishment of standardized manufacturing, and market penetration for existing and developing products. In connection with the appointment of Mr. Bebbington, Brian G. Larson, Larry J. Davis, and Dan J. Johnson, the former executive management team, resigned their positions, including their positions on the board of directors of the Company.

     Mr. Bebbington, with the endorsement of the outside board members, immediately undertook an evaluation of all aspects of the Company's operations, research and development projects, sales and marketing approaches, product offerings, personnel and management, contractual arrangements, and overall cost structure. As a result, the new chief executive officer recommended, and the board of directors approved in December 1997, additional restructuring steps and certain changes in the strategic direction of the Company. This resulted in a reduction of personnel, the cessation of certain business activities, a renewed focus on certain research and development projects, and a de-emphasis or abandonment of other projects. These restructuring activities and certain other events in the fourth quarter of 1997 resulted in unusual and nonrecurring charges to the Statement of Operations for the year ended December 31, 1997 in the aggregate amount of $5,937,355. (See Note B to the 1997 Consolidated Financial Statements.)

     Over the course of 1998, the Company has further reviewed each of the technologies in its portfolio and to the extent the technology could not support its level of overhead in the short term, appropriate cost cutting measures have been taken. As a result of the Company's technology review, the Company, by mutual consent, terminated its agreement with Lucent Technologies, Inc., concerning certain development technologies and its distribution agreement with SAES Getters S.p.A., concerning marketing its TOF2000 product. The Company has also recently sold its SFC business to a group of former employees. In each case, the Company has reduced personnel and overhead accordingly.

     During the course of 1998, the Company, through its Sensar division, completed the initial development of its Jaguar technology. In parallel with the development program, the Company had been searching for a marketing partner for its mass spectrometer technology to provide additional distribution capability. The Company has now entered into an agreement with JEOL regarding development and distribution of the Company's Jaguar time-of-flight mass spectrometer product. This arrangement will provide the Company with an additional $300,000 of research funds and, subject to the Company meeting certain design modification milestones, a minimum guaranteed purchase of 12 Jaguar instruments in 1999.

     Development of the CrossCheck product and exploration of its market potential is continuing. In the second quarter of 1998, the Company terminated its marketing agreement with Weidemann. Since the termination of this agreement, the Company has approached and is now working with utility companies directly, and has begun the process of product evaluation directly with the end users. The Company is also continuing to work with a major pipeline company to develop a product for detecting the transition between petroleum products within pipelines. This product has now been specified and is expected to be available in the first quarter of 1999. However, the successful commercialization of CrossCheck for this application is subject to a number of risks and unknowns, including final technological feasibility, market acceptance, and acceptable commercial terms.

     On the acoustics side, the Company continued to invest in new product development with the intention of upgrading the product line and improving its technical competitiveness. Several new products are planned for launch during 1999. Significant improvement in the performance of the Acoustics Business based on a year-to-year comparison of results of operations has already occurred. Management believes that these steps permitted the successful negotiation of the sale of the Acoustics Business to PCB.

     The Company has continued with its cost cutting initiatives which it introduced at the beginning of 1998. However, in spite of improvement, the Company suffers from other financial difficulties, including a depressed stock price and related significant possible dilution of the common shareholders from the conversion of the Series A Preferred Stock. With the proposed Asset Sale, the Company would have additional cash resources of approximately $5 million, a portion of which could be used to redeem the Series A Preferred Stock and eliminate the potential dilution, or alternatively, could be used for acquisition opportunities to enhance shareholder value in other ways.

     While management of the Company continues to believe in, and is committed to, development of a range of superior products designed to meet the needs of significant markets, the products currently being developed by the Company are designed for sophisticated applications, and there can be no assurance that the Company will be successful in its development and marketing efforts or that alternative technologies may not be developed by some other entity that provide a more advantageous solution to the needs of the various industries targeted by the Company. If the Company is unable to successfully develop the targeted products or the development of such products continues to be delayed, the Company's ability to obtain the necessary financing to continue its research and development program may be adversely affected.

RESULTS OF OPERATIONS

Comparison of Nine Months Ended September 30, 1998 and 1997

     Net Sales

     Net sales for the nine months ended September 30, 1998 and 1997, were $6,862,851 and $6,672,750, respectively. On a year to date basis, acoustic sales represent 77.9% of total Company sales. Sales have increased by $190,101, or 2.8%, for 1998 as compared to 1997. The increase is principally due to an increase in acoustic sales of $264,772, or 4.9%, for the nine months ended September 1998 compared to 1997. The increase in acoustic sales is largely due to market acceptance of new products released during 1998 and to continued improvements in marketing efforts. Sensar shipments have declined slightly by $74,671 from $1,587,234 to $1,512,563 during the first nine months of 1998.

     Cost of Sales

     Cost of sales for the nine months ended September 30, 1998, were $4,237,724, or 61.7% of net sales, compared to $3,492,116, or 52.3% of net sales, for the nine months ended September 30, 1997. The increased level in costs of sales as a percentage of net sales is principally the result of inventory adjustments in the third quarter of approximately $491,000 in connection with the discontinuance of the TOF2000 product line and also due to the sales of TOF2000 and beta Jaguar and SFC instruments in the Sensar division for which the gross margin was less than normal margins for commercial instruments. Cost of sales for acoustic products during the nine months ended September 30, 1998, decreased from 49.7% in 1997 to 48.4% largely as a result of personnel reductions in manufacturing overhead of four full-time and three part-time positions.

     Selling, General, and Administrative

     Selling, general, and administrative expenses decreased to $3,285,793, or 47.9% of net sales, for the nine months ended September 30, 1998, compared to $4,184,575, or 62.7% of net sales, for the nine months ended September 30, 1997. The decrease in the dollar amount of selling, general, and administrative expenses was principally due to progress on corporate objectives of cost control, achieved through personnel reductions and more aggressive procurement practices, such as budgetary constraints, preauthorization of all expenditures, seeking competitive quotes, etc. Reductions in selling, general, and administrative expenses principally consist of decreases of approximately (1) $418,000 in professional and consulting fees; (2) $272,000 in payroll and associated labor costs from a reduction of nine full-time positions; and (3) $99,000 in travel and related expenses. Additionally, depreciation and amortization expense decreased by approximately $77,000 due to the reduction in carrying value of certain assets at December 31, 1997. Selling, general, and administrative expenses as a percentage of net sales should continue to decline in the future as the Company continues to seek to bring its expenses in line with its revenue estimates, although no assurance can be made that the Company will be successful in accomplishing such reduction.

     Research and Development

     For the nine months ended September 30, 1998, research and development costs were $2,312,644, or 33.7% of net sales, compared to $3,253,354, or 48.8% of net sales, for the nine months ended September 30, 1997. The decrease in the amount of research and development over the prior period, as well as over recent historical levels, is due primarily to the cost control measures discussed above, personnel reduction, and greater discipline over prototype activity, through a much stronger design control process that evaluates manufacturability, material costs, and market requirements prior to prototype development. Reductions in research and development costs principally consist of decreases of approximately (1) $360,000 in materials and supplies principally used in prototype development; (2) $303,000 in payroll and associated labor costs from a reduction of nine full-time positions; and (3) $51,000 in professional and consulting fees. Additionally, depreciation and amortization expenses decreased by approximately $90,000 due to the reduction in carrying value of certain assets at December 31, 1997. Research and development expenses as a percentage of net sales should continue to decline in the future as the Company continues to seek to bring its expenses in line with its revenue estimates, although no assurance can be made that the Company will be successful in accomplishing such reduction.

     Unusual Charges

     During the quarter ended September 30, 1998, the Company recognized unusual charges of $3,036,733 principally resulting from the termination of the exclusive distribution arrangement with SAES Getters S.p.A. ("SAES") during September 1998. The unusual charges are composed of the writeoff of assets related to the discontinuance of the TOF2000 product in the amount of $2,458,004; a provision for costs related to the discontinuance of the TOF2000 and SFC products and closure of machine shop in the amount of $250,000; the expected loss on the disposal of the machine shop equipment of $163,903; and an allowance against the receivable from the former CEO for $164,826.

     In October 1995, the Company acquired all of the outstanding stock of Sensar Corporation ("Sensar"). At the time, the business contained within Sensar consisted of its Time-of-Flight technology as applied to its TOF2000 instrumentation. The TOF2000 has been distributed on an exclusive basis over the past three years by SAES, a global supplier of "Getter" filters. Unfortunately, this product has failed to meet its full potential in the market place and negotiations commenced in July, 1998, with SAES, which led by mutual agreement to the termination of the exclusive distribution arrangement during September 1998. The Company has been seeking alternative distributors for this product or to sell this technology as a whole, but to date has been unsuccessful for several reasons, including the aggressive downturn in the semiconductor market. As a result of these events, the Company evaluated the carrying value of assets associated with the TOF2000 product and has recorded non cash charges for the writeoff of assets related to this product. The writeoff principally consists of the unamortized excess purchase price of the Sensar acquisition in the amount of $2,279,883.

     During the quarter ended September 30, 1998, the Company also decided to dispose of its SFC product line and close its machine shop. As a result of these decisions, the Company has provided $150,000, principally for expected exit costs related to these product lines. Future cash flows, which have been accrued related to these technologies, are expected to be the costs of customer support, payment of certain fixed costs for vacated space, and other winding up costs. In addition, $100,000 has been provided to cover the probable losses on the disposition of net assets related to the SFC product line.

     Other components of the unusual charges include the expected loss of approximately $164,000 from the disposal of the machine shop and an allowance against a receivable due from the former CEO. During the quarter ended September 30, 1998, management concluded that it was not cost effective for the Company to continue to operate its own machine shop and decided to sell the machine shop equipment and payoff the capital leases associated with the equipment. Also during the quarter, management of the Company concluded that the collectibility of approximately $165,000 due from the former CEO to the Company was in doubt. The amount due originated from withholding taxes paid by the Company on behalf of the CEO in conjunction with the issuance of stock to him as a result of the 1997 restructuring of the Company.

Comparison of Years Ended December 31, 1997 and 1996

     The Company changed its fiscal year end from June 30 to December 31, effective December 31, 1996. The Company's audited financial statements cover the six months ended December 31, 1996, and the year ended June 30, 1996. Financial information for the year ended December 31, 1996, is unaudited but has been derived from these two periods and is presented for comparative purposes only.

     Net Sales

     Net sales for the years ended December 31, 1997, and 1996, were $8,313,328 and $8,992,614, respectively. This represents a decrease of $679,286, or 7.6%, for 1997 as compared to 1996. The overall decrease is principally the result of a decrease in sales in the acoustical and vibration product families. Sales of acoustical and vibration products for the year ended December 31, 1997, reflect decreases from last year primarily due to the delayed introduction of certain new products. The Company originally anticipated that these new acoustical products would be available at the beginning of 1997. The introduction of the Company's Model 814 and DSP 80 Series products only began shipping in commercial quantities in late 1997 and the introduction of the Model 824 and associated options have been delayed with volume shipments starting in the first quarter of 1998. In the interim, sales of the Company's prior products declined.

     Current year revenue from the Company's chemical analysis instruments was approximately the same as in the prior year. The Company currently markets its TOF2000 to the semi-conductor industry through SAES. Under the terms of the marketing agreement, SAES was obligated to sell a minimum of nine units in 1997 in order to maintain its exclusive rights, a target that was not met. Sales of the TOF2000 through SAES have historically been hampered by the parties' inability to mutually agree on acceptable performance standards for the instrumentation and the Company has had difficulty in meeting certain heightened specifications required by certain new end users. At December 31, 1997, the Company has reversed revenue recognition in the amount of approximately $430,000 on two units pending resolution of certain issues that was originally recognized in the third quarter.

     During the year ended December 31, 1997, export sales represented 52% of net sales compared to 49% for the year ended December 31, 1996. The Company's export sales are billed, collected, and denominated in U.S. dollars, other than its sales through its subsidiary, LTD, which are in British Pounds Sterling.
The impact of foreign currency translation adjustments has not historically been significant, aggregating approximately $65,000 at December 31, 1997. The Company does not consider its foreign currency risks to be significant and has not taken a position in the currency markets or derivatives in an attempt to hedge any risk that might exist.

     Cost of Sales

     Cost of sales for the year ended December 31, 1997 was $6,074,883, or 73.1% of net sales, compared to $4,469,351, or 49.7% of net sales for the year ended December 31, 1996. The increase in 1997 of cost of sales as a percentage of net sales is due to a variety of significant factors, including: (1) the absorption of an estimated $225,000 of higher fixed manufacturing expenses and personnel costs on decreased acoustic and vibration sales in 1997; (2) an estimated $390,000 of costs related to meeting heightened specifications of the TOF2000 product and certain related other provisions for that product; (3) increases of $614,000 in estimated provisions for excess and obsolete inventories, principally associated with the restructuring of operations and changes in strategic direction of the Company; and (4) increases during the fourth quarter of $174,000 in the Company's estimated provisions for warranty work. With the restructuring of the Company in late 1997, new senior management established an objective to redevelop the Company's product portfolio on a three-year rotating cycle. Prior to the restructuring, products were not redeveloped unless product demand decreased significantly. Many acoustic products have been in the Company's product portfolio since prior to 1990. With the change in managerial direction, certain quantities of raw materials on hand were now in excess of expected demand. Management evaluated such quantities and increased estimated reserves against those inventories for the estimated losses. The Company intends to return certain raw materials to vendors, although it expects that the amounts that are recoverable will be minimal. The Company also revised its estimates for warranty reserves during the year principally related to the TOF2000 product and certain related performance issues.

     Selling, General, and Administrative

     Selling, general, and administrative expenses increased to $6,019,282, or 72.4% of net sales, for the year ended December 31, 1997, compared to $4,643,721, or 51.6% of net sales, for the year ended December 31, 1996. The increase in the dollar amount of selling, general, and administrative expenses was due to several corporate objectives and activities, including increased costs associated with the pursuit of strategic marketing and research alliances; costs associated with the implementation of a new electronic data processing system; costs associated with holding a shareholders' meeting in 1997, including the preparation of the annual report and proxy statement; the cost of additional employees necessary to establish the infrastructure to support the Company's anticipated growth; the recruitment and relocation costs of the new chief executive officer; and costs associated with other corporate and marketing activities. The increases in selling, general, and administrative expenses in support of these objectives and activities were primarily reflected as increases of approximately (1) $513,000 for compensation and associated labor costs principally for new employees in anticipation of growth in the Company; (2) $206,000 for employee recruitment and relocation costs principally incurred in the fourth quarter for the new chief executive officer; (3) $85,000 for stockholder relations and outside director costs; (4) $75,000 for travel and related expenses; (5) $56,000 for software maintenance, installation, and training costs; and (6) $71,000 for depreciation on the increased capital equipment acquired. The new chief executive officer has implemented certain cost control procedures, reduced overhead, and restructured operations to reduce nonessential spending in this area.

     Research and Development

     Research and development expenses increased to $4,860,993, or 58.5% of net sales, for the year ended December 31, 1997, compared to $3,055,705, or 34.0% of net sales, for the year ended December 31, 1996. The increase in the amount of research and development expenses over the prior period, as well as over historical levels, is due to the Company's continuing commitment to the research and development of new products from technologies acquired in recent years. The increased expenses principally relate to increases of approximately (1) $753,000 for compensation and associated labor costs principally of additional scientists and engineers; (2) $521,000 in materials and supplies primarily used in prototype development of the TOF Mass Spectrometer and SFC products which progressed on an increasing scale through the year; (3) $187,000 for depreciation on the increased capital equipment acquired; and (4) $124,000 for consulting, legal, and other outside services received. The new chief executive officer implemented certain cost control procedures, reduced overhead, and restructured operations to reduce nonessential spending in this area.
Historical levels of research and development costs as a percentage of sales for the fiscal years ended June 30, 1991 to 1995, averaged approximately 11% of sales.

     Unusual and Nonrecurring Charges

     During the fourth quarter of 1997, the Company recognized unusual and nonrecurring charges in the amount of $5,937,355. The charges include restructuring charges of $3,197,121, which are primarily composed of (1) termination costs for former management of $1,384,000; and (2) writeoff of the unamortized costs of the Company's ENOMS technology in the amount of $1,391,000. The termination costs of former management include the market value of the 200,000 shares of the Company's Common Stock issued to them, plus severance payments paid in connection with their termination agreements. The ENOMS technology was an internally developed proprietary software system for environmental noise monitoring. As a result of the new chief executive officer's evaluation of all aspects of the Company's operations and product offerings, the ENOMS technology was abandoned, resulting in the writeoff of the remaining cost of this technology.

     The Company also recognized impairment losses of $2,740,234 in the fourth quarter of 1997, related to the write-down of the carrying value of certain assets. The principal component of the impairment charge was the write down of the carrying value of the long-term contractual agreement in the amount of $2,557,000. See Note S to the Consolidated Financial Statements for details of this arrangement. The carrying value of this asset is dependent on the future revenue stream derived from the sale of environmental noise monitoring systems. This market has become increasingly competitive forcing a probable renegotiation of this contract. The carrying value of this asset at December 31, 1997, has been reduced to management's estimate of its current value, the amount of the guaranteed minimum royalties through August 15, 1998, the date when the other party to the contract can first unilaterally cancel the contract. See Note B to the 1997 Consolidated Financial Statements. Non-cash portions of the unusual and nonrecurring charges were approximately $5,615,000.

     In addition to the unusual and nonrecurring charges of $5,937,355 discussed above, certain other adjustments were recorded in the financial statements during the fourth quarter of 1997. Largely as a result of the change in strategic direction of the Company, certain inventories were rendered obsolete or overstocked. Accordingly, a write down in the carrying value of inventories to salvage value in the amount of $614,000 was recognized in the fourth quarter of 1997. Additionally, the Company recognized other adjustments and significant expenses related to increases in the estimated provision for warranty work, adjustments to inventories related to the absorption of labor and overhead into cost of sales, and the reversal of the sales revenue recorded in the third quarter of 1997 in the approximate amount of $430,000 for two instruments for uncertainties involving final acceptance of the instruments by the customer. Other material expenses recorded in the fourth quarter in excess of normal operating expenses include increasing costs incurred towards the development of the TOF Mass Spectrometer and the SFC products and costs associated with the recruitment and relocation of the new chief executive officer.

Comparison of Six Months Ended December 31, 1996 and 1995

     Net Sales

     Net sales from continuing operations for the six months ended December 31, 1996, and 1995, were $4,889,280 and $4,152,273, respectively. This represents an increase of $737,007, or 17.7%, for 1996 as compared to 1995. The acquisition of Sensar occurred October 27, 1995. As such, the operations of Sensar are included for the entire six month period ended December 31, 1996, while the operations of Sensar were only included for approximately two months of the six-month period ended December 31, 1995. The increase in sales is principally due to increased revenue from Sensar products of approximately $627,000.

     During the six months ended December 31, 1996, export sales experienced a significant increase as a percentage of total sales, to 57% of sales. This growth was due to a continuing increase in sales to the Pacific Rim and increases in sales in Europe, compared to the prior period. Domestic sales, on an annualized basis, declined compared to the prior year, but have increased compared to 1995 and 1994.

     Cost of Sales

     Cost of sales for the six months ended December 31, 1996, were $2,177,304, or 44.5% of net sales, compared to $1,182,566, or 28.5% of sales, for the six months ended December 31, 1995. This elevated level of cost compared to historical levels continues principally due to high cost of materials, initial production costs, and development costs associated with production of initial Sensar products.

     Selling, General, and Administrative

     Selling, general, and administrative expenses increased as a percentage of sales from 42.0% for the six months ended December 31, 1995, to 51.8% for the corresponding period of 1996. The increase was due to several factors, including increased audit, legal, and consulting fees, establishment of a new European sales manager, and increased costs related to various corporate and marketing activities.

     Research and Development

     For the six months ended December 31, 1996, research and development costs were $1,734,911, or 35.5% of net sales, compared to $833,407, or 20.1% of net sales, for the six months ended December 31, 1995. The increase over the prior period, as well as increases above historical levels, is reflective of the Company's continuing commitment to the development of new products.

Comparison of Years Ended June 30, 1996 and 1995

     Net Sales

     Net sales from continuing operations for the fiscal years ended June 30, 1996, and 1995, were $8,255,607 and $6,515,830, respectively. This represents an approximate 27% increase in its acoustic and vibration instrumentation sales. The increased sales were attributable to a general expansion of the underlying market, and an increase in the unit sales of the Company's products.

     The acquisition of Sensar on October 27, 1995, did not materially impact the net sales for the year ended June 30, 1996, with approximately $607,000 in revenue attributable to the Sensar operations during that period.

     During 1996, export sales declined from 53% to 33% of total sales. This decline was the result of decreased sales in Europe, but was also due to strong sales increases domestically.

     Cost of Sales

     The Company's cost of sales of $3,407,613 in the year ended June 30, 1996, and $1,916,413 in the year ended June 30, 1995, increased as a percentage of sales from continuing operations to 41.3% from 29.4%. The increase in 1996 was due primarily to the high cost of materials, initial production costs, and development costs associated with production of initial Sensar products. Prior to the Company's acquisition, Sensar purchased major electronics subsystems from a third party. The pricing structure was based on the premise of a high price for a limited number of systems to provide the manufacturer a way to recover development costs. Since the acquisition of Sensar, the Company has designed a replacement subsystem which reduced the cost of the electronics for this component by approximately 90%. Because of the use of the remaining highly priced electronics subsystems in Sensar's inventory in fiscal year June 30, 1996, the entire material and development costs were expensed during the period.

     Selling, General, and Administrative

     Selling, general, and administrative expenses remained relatively constant as a percentage of sales for the year ended June 30, 1996, compared to the year ended June 30, 1995. Selling, general, and administrative expenses were $3,922,976, or 47.5% of net sales, for the year ended June 30, 1996. This represents a small decline when compared to the year ended June 30, 1995, when selling, general, and administrative expenses were $3,131,938, or 48.1% of net sales.

     Research and Development

     The Company is involved in a high-tech industry which demands constant improvements and development of its instrumentation to remain technically viable. Since its inception, the Company has dedicated significant operating funds to research and development. For the five fiscal years June 30, 1991 to 1995, research and development expenses averaged approximately 11% of net sales and in the year ended June 30, 1995, were $708,679, or approximately 10.9% of net sales.

     For the fiscal year ended June 30, 1996, research and development expenses were $2,149,384, approximately 26.0% of net sales. This level of research and development reflects management's commitment to develop new products to enhance the revenue potential of the Company.

LIQUIDITY AND CAPITAL RESOURCES

     At September 30, 1998 and December 31, 1997, the Company had total current assets of $5,012,702 and $6,160,440, respectively, including cash and cash equivalents of $1,192,407 and $1,212,473, respectively. The Company had total current liabilities at September 30, 1998 and December 31, 1997 of $2,453,681 and $4,066,915, respectively, resulting in working capital of $2,559,021 and $2,093,525, respectively and working capital ratios of 2.0 to 1 and 1.5 to 1, respectively.

     The Company's primary source of cash for the nine months ended September 30, 1998 and for the year ended December 31, 1997, was from the issuance of preferred and common stock and from the exercise of options and warrants in the aggregate amount of $3,758,183 and $4,627,630, respectively. Shortly after the arrival of the new chief executive officer, the Company started a search for additional capital resources. As a result of these efforts, a private placement of Series A Preferred Stock was completed in February 1998 in the amount of $3,500,000, less the expenses of the placement.

     The Company's primary use of cash for the nine months ended September 30, 1998 and for the year ended December 31, 1997 were funds used in operations of $2,431,065 and $5,122,057, respectively. The Company also used $1,198,766 for the termination of its line of credit during the nine months ended September 30, 1998 because limitations on the borrowing base for this line of credit had become so restrictive that it was not a significant source of reasonably priced working capital.

     In 1993, the Company entered into a mortgage arrangement when it purchased its current plant. The terms of the mortgage involved a five-year balloon payment at January 1, 1999. Included in current maturities of long-term debt on the balance sheet at September 30, 1998, is the balance of the mortgage in the amount of $695,747. The Company has obtained the consent of the mortgage lender to a short extension of the due date for the balloon payment and this obligation will be paid as part of the sale of the Acoustics Business.

     The Company has significantly reduced its historically heavy use of cash to fund the yearly losses in the acoustic business and the continued investment in research in Sensar. Nevertheless, the Company is still not trading on a cash positive basis and hence continues to reduce its cash resources.

     The Company believes that it can sustain its current Sensar operation for the short- and medium-term with its current working capital and by taking into account the $300,000 cash injection which JEOL is contracted to pay to Sensar in the first quarter of 1999. However, should the sale of the Acoustics Business not be completed, the Company would need to renegotiate the mortgage on its properties which would fall due. The Company believes that based on a recently appraised value of $1.4 million that this should be possible.

     As product demand is achieved, management believes that its long-term operating and capital requirements will be funded principally through cash generated from operations, supplemented as necessary from equity or long-term debt financing. Management believes that current cash on hand, along with cash that will be generated from the Asset Sale, will be sufficient to allow the Company to meet its operating needs and development plans and will provide funds for possible future acquisitions and the redemption of the Series A Preferred Stock if the board of directors decides that it is in the best interest of the Company. However, should the Company fail to close the Asset Sale or to otherwise meet its revenue generation goals, it would be unable to sustain its current level of overhead and would either need to reduce its commitment to certain projects or to obtain additional financing. There can be no assurance as to the Company's ability to obtain such financing on terms favorable to it. In addition, there can be no assurance as to the timing of increased sales or as to the success of the products that may ultimately permit the Company to meet its obligations from operations.

YEAR 2000

     The Company has largely completed its assessment of Year 2000 issues that affect its business. As part of its assessment, the Company has evaluated its internal information systems, including its accounting, manufacturing, and networking software; its outside payroll service; its telecommunications systems; its file servers and workstations; and other applications software and instrumentation. The Company also reviewed its noninformation technology systems, including bench-top tools, environmental chambers, and laboratory equipment. The Company has sought and obtained verification from each of the vendors responsible for the software and hardware referred to above, indicating that the software and hardware is Year 2000 compliant. Where necessary, the Company has installed the software patches and upgrades provided by the vendor to make the systems Year 2000 compliant.

     The Company has also made an assessment of the products that it sells for Year 2000 compliance. In some cases, product firmware required modification to be Year 2000 compliant. The necessary modifications have been made for all products currently in the Company's product portfolio to be Year 2000 compliant. This upgraded firmware has been made available to customers, either through the Company's web site or through a program to update products that should be returned to the Company. Some of the Company's customers are using product versions that the Company will not support for Year 2000 issues. The Company is encouraging these customers to upgrade to current product versions that are Year 2000 compliant. The Company is currently on track to complete all necessary modifications prior to December 31, 1999. The Company has spent an estimated $25,000 in these efforts to date and has budgeted an additional $8,000 for the remainder of 1999.

     The Company has also conducted a survey of its business partners and vendors for their Year 2000 compliance. The Company has obtained written verification that all business partners and significant vendors are either Year 2000 compliant or that they are on track to be fully compliant before the year 2000. The Company believes that there are no significant vendors that, if they failed to become Year 2000 compliant, could not be replaced with other vendors that are.

     Based on its review and the steps it has taken to date, the Company has not adopted a formal Year 2000 contingency plan to address unresolved or undetected issues. While the Company believes that it has taken prudent steps to assess and mitigate the effects of Year 2000 issues, there can be no assurance that the systems of other companies with which the Company deals, or upon which the Company's internal systems rely, will not fail or have significant Year 2000 problems. In such event, significant technical resources could be diverted from the Company's ongoing development work and technical support functions until such issues were resolved. The costs to the Company of making its assessment of Year 2000 compliance, including installing necessary patches and upgrades and upgrading its own firmware for its products has not been, nor is it expected to be, significant to its financial statements.


                            BUSINESS OF THE COMPANY

GENERAL

     The Company is engaged in the design and development of analytical instruments and has invested substantial sums in the research and development of certain technologies over the past three years. A more complete discussion of the historical business of the Company can be found in its report on Form 10-K for the year ended December 31, 1997, and the subsequent reports filed by the Company since that date.

     Following the sale of the Acoustics Business which provided 78% of the Company's revenues for the nine months ended September 30, 1998, and 85% and 86% of the Company's revenues for the two calendar years ended December 31, 1997, and 1996, respectively, the business of the Company will be based upon the successful commercialization of two technologies, the Jaguar Time-of-Flight Mass Spectrometer ("TOF Mass Spectrometer") and the CrossCheck resistivity monitor. The TOF Mass Spectrometer and CrossCheck are both recently introduced products. The TOF Mass Spectrometer provided approximately 7% of the Company's revenue in the nine months ended September 30, 1998. The contribution to revenues from the CrossCheck technology have been negligible to date.

TOF MASS SPECTROMETER TECHNOLOGY

     Mass spectrometry is an important technique for the analysis of chemicals in a wide variety of industries such as pharmaceutical, biotechnology, chemical, polymer and consumer products. Mass spectrometry is used to identify unknown chemicals, quantify known materials, and to determine the structural and chemical properties of molecules. TOF mass spectrometry is currently the fastest growing mass spectrometry technique. It determines the mass-to-charge ratio of ions by measuring the time it takes for the ion to reach the detector.


     Sensar launched its Jaguar mass detector in the second quarter of 1998. Jaguar is based upon Sensar technology found in the TOF2000 (a discontinued product) as well as new developments for which Sensar has received or is seeking patent coverage. Designed as a detector for liquid chromatography, Jaguar will establish a new standard for speed, sensitivity, and dynamic range for liquid chromatography-mass spectrometers (LC-MS). LC-MS is a rapidly growing technique used in the pharmaceutical and biotechnology industries for drug discovery, combinatorial chemistry, metabolic, and degradation profiling of pharmaceuticals, peptide mapping and protein sequencing, and quality assurance.

CROSSCHECK TECHNOLOGY

     The Company holds the exclusive license to a technology utilized in the "CrossCheck" product, a process used to measure resistance of materials in real time. The instrument differs from other devices that also measure resistance in that CrossCheck is a compact device operating with low voltage alternating current with the ability to measure resistance to very high levels. CrossCheck is of interest across a wide industrial base. For example, CrossCheck has been successfully applied to determine the curing characteristics of paints, coatings and epoxy materials. As these materials cure, the chemical changes that occur cause a detectable change in the measured resistance. Disposable probes can be quickly coated with the material to be monitored; CrossCheck then provides real-time data that is used to evaluate the quality and characteristics of the material under test. CrossCheck can also be used to monitor liquids in pipelines and tankage. Measurement of the bulk resistance of liquids provides information that can be used to determine when chemical changes may have occurred in the liquid or when a different liquid may have been introduced into a liquid stream. The Company is actively pursuing placement of prototype instruments within key industrial and university sites. Results from these evaluations have been used to refine the design for production models of the CrossCheck technology.

     The Company has concentrated on applications of CrossCheck within major industrial segments which provide the largest potential markets for this product. These markets include:

     Paints and Coatings - Laboratory work at Larson-Davis and at selected industrial sites confirm the effectiveness of CrossCheck as a real-time monitor of the curing process.

     Adhesives - Cure rates of adhesives are affected by material composition, additives and contaminants. CrossCheck is an effective real-time cure-rate monitor for these materials.

     Power industry - Transformer oils and switching box oils are eventually degraded by temperature, chemical contamination and electrical discharge effects. CrossCheck is being evaluated as a real-time monitor to assess the extent of change in these oils.

     Petroleum pipeline industry - CrossCheck can determine the change in resistance of fluids as the material composition changes. In a joint project with a major pipeline company, CrossCheck is being evaluated as a method to precisely determine the point of interface between adjacent fluids in petroleum product pipelines.

     Concrete industry - The cure rate of concrete products can be determined by measurement of the electrical properties of the concrete slurry.
     CrossCheck is being evaluated for application in this large industrial segment.

LICENSED TECHNOLOGY

     Pursuant to an agreement dated August 15, 1995, the Company licensed its technology related to the airport noise monitoring systems software to Harris, Miller, Miller & Hansen, Inc. ("HMMH"). Under the terms of the agreement, HMMH is obligated to pay an annual royalty of $150,000 to the Company, plus a varying royalty of 2.5% to 4% of gross revenues. This agreement resulted in royalties to the Company of $253,000 for the year ended December 31, 1998, and $266,000 for the year ended December 31, 1997.

     HMMH has recently provided the Company with a letter indicating its intent to terminate the agreement as of June 30, 1999, unless the royalty obligation to the Company can be eliminated. On termination, HMMH is obligated to transfer the technology, plus any enhancements and improvements, to the Company. Based on HMMH's position, the Company is actively seeking to sell the intellectual property and the maintenance contracts. If the Company is unable to negotiate a sale, it will evaluate the existing contracts to which HMMH is a party, the potential for revenues from the application of the intellectual property, the potential for profitable operations, and the risks involved. Based on this evaluation, the Company may elect to assume the contracts or may elect to permit HMMH to continue to service the contracts, without a royalty obligation to the Company. The Company is currently unable to predict whether a new agreement will be negotiated with HMMH, whether the Company will be successful in selling its position, or whether the Company will assume the contractual obligations of HMMH.

PATENTS AND TRADEMARKS

     The technology owned or licensed by the Company is proprietary in nature. The Company is the exclusive licensee of key patents belonging to Brigham Young University regarding Jaguar and CrossCheck. Sensar has obtained additional patents through its own development efforts that are the sole property of the Company. The Company's key patents expire at various times from 2010 through 2016. The technology contained in these patents results in the competitive advantages of the Sensar products. The Company believes that patents are an important part of doing business in the analytical instrument industry and intends to protect all of its intellectual property from unauthorized use. The Company is currently in negotiation with one of its competitors regarding the possible infringement of one of its patents.

MANUFACTURING AND ASSEMBLY

     The Company's manufacturing capabilities will be sold with the sale of the Acoustics Business. However, to ensure Sensar's capability to meet expected product demand, Sensar has entered into a Manufacturing Agreement with PCB which ensures the ongoing manufacturing activities of Sensar for 1999, subject to certain conditions being met.

MARKETING AND DISTRIBUTION

     The Company has recently entered into a Technical Development and Marketing Agreement with JEOL in respect to its Jaguar technology. This is a five-year agreement initially covering both North and South America. For the year ended December 1999, JEOL has obligations to procure at least 12 units while product development is ongoing. For the years ended 2000 and 2001, the targeted number of units increases substantially.

     The Company is also in the process of appointing distributors for Europe and Asia which will augment the minimum number of units to be sold in the coming year.

     The Company's CrossCheck technology is currently included in certain catalogs. It is anticipated that the product will be included in other catalogs in 1999. In addition, the Company continues to seek other alternative sources of distribution for certain specific niche markets.

BACKLOG

     As of September 30, 1998, the Company had an order backlog believed to be firm of approximately $490,000, which is not reflected in the financial statements included elsewhere herein. This compares to a backlog at December 31, 1997, of approximately $1,080,000.

COMPETITION

     The Jaguar product competes in a substantial segment of the multi-billion analytical instrument market. The competition in this mass spectrometry market segment is intense. Acquisitions in the past year in the mass spectrometry segment involving large instrument companies seeking to add TOF Mass Spectrometer capabilities will have a great effect on the competitive landscape in the near future. These acquisitions, however, demonstrate the strong market demand for TOF Mass Spectrometer products such as the Jaguar. The Jaguar product is competitive with the limited number of TOF mass spectrometers currently on the market and offers advantages in the areas of speed, sensitivity, and price. The Company believes that with the distribution agreement with JEOL that it will be able to compete effectively against significantly larger competitors. The JEOL agreement provides the Company with substantial sales and marketing resources to compete with the larger players in the industry. Competition in the CrossCheck market is much less intense where currently there are no companies that market a hand-held resistivity meter such as CrossCheck.

GOVERNMENTAL REGULATION

     The products of the Company are not subject to the authority of a specific governmental regulatory agency and do not generally require approval or certification by such agencies. They are, however, compliant to general industry standards such as "CE Mark," and FCC (where appropriate). There are no existing, or to the knowledge of the Company, pending governmental regulations, that would have a material effect on the business conducted by the Company.

ENVIRONMENTAL COMPLIANCE

     The manufacturing activities of the Company involve the use, storage, and disposal of small quantities of certain hazardous chemicals. The costs to the Company of complying with environmental regulations are not material to its operations. The Company employs an outside service to handle the disposal of these chemicals. The Company conducts training courses for its employees in safety and the handling of these chemicals and maintains a safety committee to review its policies and procedures from time to time.

MAJOR CUSTOMERS AND FOREIGN SALES

     In 1998, the Company has only made a small number of placements of its Jaguar and CrossCheck products. There are, therefore, no major customers upon which the business is dependent and only limited export sales.

PERSONNEL

     As of September 30, 1998, the Company had 97 employees, 29 of which were involved in professional or technical development of products, 41 in manufacturing, 17 in marketing and sales, and 10 in administrative and clerical. None of the employees of the Company are represented by a union or subject to a collective bargaining agreement, and the Company considers its relations with its employees to be favorable.

     Once the sale of the Acoustics Business is complete, the Company will have 22 employees of which 13 are involved in the technical development of the products, 7 in sales and administration, and 2 in production.

LEGAL PROCEEDINGS

     In October 1998, the Company filed a legal proceeding, LarsonoDavis, Inc.
v. Brian G. Larson, Civil No. 980406043 in the Fourth Judicial District Court of Utah County, Utah, seeking reimbursement of withholding taxes it paid on behalf of Mr. Larson, a former officer and director of the Company. Mr. Larson filed a response and counterclaim alleging a breach of the termination agreement between himself and the Company and asserting a claim based on his former employment agreement. Mr. Larson has requested damages of no less than $500,000. There has not been any discovery in this matter and the Company cannot currently predict the potential outcome. If the Company was wholly unsuccessful in its claim and Mr. Larson wholly successful in his counterclaim, the financial position of the Company would be adversely impacted.


            MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

     The common stock of the Company is currently listed on the Nasdaq National Market ("NNM"), under the symbol "LDII." Prior to January 30, 1997, the Company's common stock was listed on the Nasdaq SmallCap Market.

     The following table sets forth the approximate range of high and low bids for the common stock of the Company during the periods indicated. The quotations presented reflect interdealer prices, without retail markup, markdown, or commissions, and may not necessarily represent actual transactions in the common stock.

                    Quarter Ended            High Bid            Low Bid
                  -----------------         ----------          ---------
                  December 31, 1996         $ 12.375            $  8.75
                  March 31, 1997            $ 13.875            $  9.25
                  June 30, 1997             $ 11.125            $  7.25
                  September 30, 1997        $  9.50             $  7.50
                  December 31, 1997         $  7.6875           $  2.625
                  March 31, 1998            $  3.6875           $  2.25
                  June 30, 1998             $  3.125            $  1.6875
                  September 30, 1998        $  2.0625           $  0.4375
                  December 31, 1998         $  0.59375          $  0.25

     On February 3, 1999, the closing quotation for the common stock on NNM was $0.3125. As reflected by the high and low bids on the foregoing table, the trading price of the Common Stock of the Company can be volatile with dramatic changes over short periods. The trading price may reflect market reaction to the perceived applications of the Company's technology, the potential products that may be based on that technology, the direction and results of research and development efforts, and many other factors. Investors are cautioned that the trading price of the common stock can change dramatically based on changing market perceptions that may be unrelated to the Company and its activities.

     As of February 3, 1999, there were 13,392,562 shares of common stock issued and outstanding, held by approximately 400 shareholders of record.

     The Company has not paid dividends with respect to its common stock. The Company presently has 2,938.75 shares of its Series A Preferred Stock issued and outstanding which prohibit the payment of dividends on the common stock if the annual dividend of $40 per share of preferred stock is in arrears. Other than the foregoing, there are no restrictions on the declaration or payment of dividends set forth in the articles of incorporation of the Company or any other agreement with its shareholders or creditors. Management anticipates retaining any potential future earnings for working capital and investment in growth and expansion of the business of the Company and does not anticipate paying dividends on the common stock in the foreseeable future.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of February 3, 1999, the number of shares of the Company's Common Stock, par value $0.001, and Series A Preferred Stock held of record or beneficially by each person who held of record or was known by the Company to own beneficially, more than 5% of the Company's stock, and the name and shareholdings of each director and named executive officer and of all executive officers and directors as a group.

                                                                              Amount and Nature of Ownership
                                                                          -------------------------------------
                                                                            Sole Voting and          Percent of
     Name of Person or Group                                              Investment Power(1)       Class(2)(3)
----------------------------------                                        -------------------       -----------
Principal Shareholders:

Larry J. Davis(4)                      Common Stock                              585,000                4.4%
10455 North Edinburgh                  Options                                   190,000                1.4%
Highland, Utah 84003                                                           ---------               -----
                                       Total                                     775,000                5.7%

The Ace Foundation                     Series A Preferred Stock(5)             1,988,605               12.9%
1650  49th Street                      $4.50 Warrants(6)                         119,000                0.8%
Brooklyn, New York 11204                                                       ---------               -----
                                       Total                                   2,107,605               13.6%

Charles Kushner                        Series A Preferred Stock(5)             1,637,675               10.9%
26 Columbia Turnpike                   $4.50 Warrants(6)                          98,000                0.6%
Florham Park, New Jersey 07932                                                 ---------               -----
                                       Total                                   1,735,675               11.5%

Murray Kushner                         Series A Preferred Stock(5)               935,814                6.5%
26 Columbia Turnpike                   $4.50 Warrants(6)                          56,000                0.4%
Florham Park, New Jersey 07932                                                 ---------               -----
                                       Total                                     991,814                6.9%

Jules Norducht                         Series A Preferred Stock(5)             1,169,768                8.0%
255 West Beech Street                  $4.50 Warrants(6)                          70,000                0.5%
Long Beach, New York 11561             Common Stock                               20,000                0.1%
                                                                               ---------               -----
                                       Total                                   1,259,768                8.6%

Wayne Saker                            Series A Preferred Stock(5)               818,837                5.8%
55 Shaw Road                           $4.50 Warrants(6)                          49,000                0.3%
Chestnut Hill, Massachusetts 02167                                             ---------               -----
                                       Total                                     867,837                6.1%

Richard Stadmaur                       Series A Preferred Stock(5)               701,861                5.0%
26 Columbia Turnpike                   $4.50 Warrants(6)                          42,000                0.3%
Florham Park, New Jersey 07932                                                 ---------               -----
                                       Total                                     743,861                5.3%

Named Executive Officers
and Directors:

Andrew C. Bebbington(7)                Common Stock                               10,000                0.1%
                                       Options                                 1,000,000                6.9%
                                                                               ---------               -----
                                       Total                                   1,010,000                7.0%

Jeffrey S. Cohen(8)                    Common Stock                                6,000                0.0%
                                       Options                                   300,000                2.2%
                                                                               ---------               -----
                                       Total                                     306,000                2.2%

Sir Colin Dollery(9)                   Common Stock                                    0                0.0%
                                       Options                                    30,000                0.2%
                                                                               ---------               -----
                                       Total                                      30,000                0.2%

Stanley Friedman(10)                   Common Stock                                1,000                0.0%
                                       Options                                    30,000                0.2%
                                                                               ---------               -----
                                       Total                                      31,000                0.2%

All Officers and Directors             Common Stock                               20,473                0.2%
as a Group (5 Persons)                 Options                                 1,370,000                9.3%
                                                                               ---------               -----
                                       Total                                   1,390,473                9.4%


(1) Except as otherwise indicated, to the best knowledge of the Company, all stock is owned beneficially and of record, and each shareholder has sole voting and investment power.

(2) The percentages shown are based on 13,392,562 shares of common stock of the Company issued and outstanding as of the Record Date.

(3) The percentage ownership for the options, warrants, and Series A Preferred Stock held by the indicated individuals is based on an adjusted total of issued and outstanding shares giving effect only to the exercise or conversion of each individual's securities.

(4) Mr. Davis was a co-founder of the Company and a prior executive officer and director. Mr. Davis resigned from these positions in November 1997. Mr. Davis is currently an employee of the Company.

(5) The amount shown assumes the conversion of the Series A Preferred Stock, plus accrued dividends, at $0.310845, 85% of the average market price for the Common Stock for the ten trading days preceding February 3, 1999. The conversion rate varies with the market price of the Common Stock, and the number of shares actually issued on conversion may be significantly different than shown above. The holders of substantially all of the Series A Preferred Stock have temporarily agreed not to exercise their right to convert to Common Stock.

(6) Substantially all of the holders of $4.50 Warrants shown on the above table have entered into agreements with the Company to sell their shares of Series A Preferred Stock. On consummation, one-half of the Warrants reflected will be cancelled and the remaining Warrants will be repriced at $0.50 per share.

(7) The options held by Mr. Bebbington were granted to him in connection with his agreement to assume the positions of chief executive officer and a director of the Company. Options with respect to 500,000 shares are currently vested. The remainder will vest with respect to 250,000 shares on each of December 31, 1999 and 2000. The exercise price of the options ranges from $3.60 per share to $6.50 per share.

(8) The options held by Mr. Cohen were granted to him in connection with his agreement to become the chief operating officer and a director of the Company. Options with respect to 150,000 shares are currently vested.
     The remainder will vest with respect to 75,000 shares on each December 31, 1999 and 2000. The exercise price of the options ranges from $2.99 to $5.50.

(9) The option held by Mr. Dollery was granted to him in connection with his joining the board of directors. The option vests with respect to 15,000 shares annually and no shares are currently vested. The option has an exercise price of $2.9375 per share.

(10) The option held by Mr. Friedman was granted to him in connection with his joining the board of directors. The option vests with respect to 15,000 shares annually and no shares are currently vested. The option has an exercise price of $2.9375 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     The report on Form 4 for the month of March 1998 of Andrew Bebbington was filed one day late and the report on Form 4 for the month of August 1998 of Stanley Friedman was filed one day late.

     Other than the foregoing, the Company believes that all reports required by
Section 16(a) for transactions in 1998 have been timely filed.


                             SHAREHOLDER PROPOSALS

     No proposals have been submitted by shareholders of the Company for consideration at the Special Meeting. It is anticipated that the next annual meeting of shareholders will be held during June 1999. Shareholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 1999 annual meeting of shareholders of the Company, provided such proposals are received by the Company no later than February 1, 1999, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.


                                 OTHER MATTERS

     Management does not know of any business other than that referred to in the Notice which may be considered at the Special Meeting. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

     In order to assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending and voting at the Special Meeting.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     In January 1996, the Company changed its accountants from Peterson, Siler & Stevenson (currently known as Pritchett Siler & Hardy, P.C.) to Grant Thornton LLP. This change was approved by the board of directors of the Company.

     The report of Peterson, Siler & Stevenson on the Company's financial statements as of June 30, 1995, and the two years then ended did not contain an adverse opinion, or a disclaimer of opinion, nor was its report qualified or modified as to uncertainty, audit scope, or accounting principles, other than a limitation as to the representation of the financials on a going concern basis. During the engagement of Peterson, Siler & Stevenson, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Peterson, Siler & Stevenson, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

     The Company was not advised by Peterson, Siler & Stevenson that internal controls necessary for the Company to develop reliable financial statements did not exist nor that information came to its attention that led it to no longer be able to rely on management's representations or that made it unwilling to be associated with the financial statements prepared by management. The Company was not advised by Peterson, Siler & Stevenson of the need to expand significantly the scope of the Company's audit, nor was the Company advised that any information came to the attention of Peterson, Siler & Stevenson that on further investigation may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report, or (ii) cause Peterson, Siler & Stevenson to be unwilling to rely on management's representations or be associated with the Company's financial statements. The Company provided its former auditors, Peterson, Siler & Stevenson with a copy of the foregoing disclosures. The Company has filed a concurrence of the former auditors with the foregoing statements as an exhibit to its reports filed with the Securities and Exchange Commission.

     The Company did not consult Grant Thornton LLP prior to its appointment regarding the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion, or other accounting advice that was considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue.

     The Company and its current auditors have not disagreed on any items of accounting treatment or financial disclosure. It is expected that a representative of Grant Thornton LLP will be present at the Special Meeting and available to respond to appropriate questions.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.

     The Company's Common Stock is listed on the Nasdaq National Market and trades under the symbol "LDII." Reports and other information concerning the Company can be inspected at the offices of Nasdaq at 1735 "K" Street, N.W., Washington, D.C. 20006-1500.


                         INDEX TO FINANCIAL STATEMENTS

                                                                                                         Page
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
   Consolidated Balance Sheets as of September 30, 1998 and December 31, 1997                            F-1

   Consolidated Statements of Operations for the Nine Months Ended September 30, 1998
        and 1997                                                                                         F-3

   Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1998
        and 1997                                                                                         F-4

   Condensed Notes to Consolidated Financial Statements                                                  F-5

INDEPENDENT AUDITORS' REPORTS

    Report of Grant Thornton LLP, independent certified public accountants
        on the December 31, 1997 and 1996, and June 30, 1996 financial statements                        F-8

    Report of Pritchett, Siler & Hardy, independent certified public accountants
        on the June 30, 1995 financial statements                                                        F-9

CONSOLIDATED FINANCIAL STATEMENTS

    Consolidated Balance Sheets as of December 31, 1997 and 1996,
        and June 30, 1996                                                                                F-10

    Consolidated Statements of Operations for the year ended
        December 31, 1997, for the six months ended December 31, 1996,
        and for the years ended June 30, 1996 and 1995                                                   F-12

    Consolidated Statements of Stockholders' Equity for the year ended
        December 31, 1997, for the six months ended December 31, 1996,
        and for the years ended June 30, 1996 and 1995                                                   F-13

    Consolidated Statements of Cash Flows for the year ended
        December 31, 1997, for the six months ended December 31, 1996,
        and for the years ended June 30, 1996 and 1995                                                   F-15

    Notes to Consolidated Financial Statements                                                           F-16

All financial statement schedules are omitted because they are not applicable or because the required information is contained in the Consolidated Financial Statements or the notes thereto.



                   LARSON DAVIS INCORPORATED AND SUBSIDIARIES
                          Consolidated Balance Sheets

                                                              September 30,            December 31,
                                                                   1998                     1997
                                                              -------------            -------------
ASSETS                                                         (unaudited)
Current assets:
  Cash and cash equivalents                                   $   1,192,407            $   1,212,473
  Trade accounts receivable, net of
    allowance for doubtful accounts                               1,626,511                2,215,945
  Inventories                                                     2,146,822                2,631,562
  Other current assets                                               46,962                  100,460
                                                              -------------            -------------
    Total current assets                                          5,012,702                6,160,440

Property and equipment, net of
  accumulated depreciation
  and amortization                                                1,532,588                2,165,467

Assets under capital lease obligations,
  net of accumulated amortization                                   221,808                  681,576

Long-term contractual arrangement, net
  of accumulated cost recoveries                                          -                   87,500

Intangible assets, net of accumulated
  amortization                                                      399,151                3,100,447
                                                              -------------            -------------

                                                              $   7,166,249            $  12,195,430
                                                              =============            =============

The accompanying notes are an integral part of these financial statements.


                   LARSON DAVIS INCORPORATED AND SUBSIDIARIES
                          Consolidated Balance Sheets

                                                              September 30,            December 31,
                                                                   1998                     1997
                                                              -------------            -------------
LIABILITIES AND STOCKHOLDERS' EQUITY                           (unaudited)
Current liabilities:
  Line of credit                                              $           -            $   1,198,766
  Accounts payable                                                  458,483                1,080,624
  Accrued liabilities                                             1,076,829                1,518,147
  Current maturities of long-term debt                              709,363                   50,729
  Current maturities of capital lease obligations                   209,006                  218,649
                                                              -------------            -------------
    Total current liabilities                                     2,453,681                4,066,915

Long-term debt, less current maturities                              17,472                  716,697

Capital lease obligations, less current maturities                  126,093                  558,815
                                                              -------------            -------------

    Total liabilities                                             2,597,246                5,342,427
                                                              -------------            -------------

Commitments and contingencies                                             -                        -

Stockholders' equity:
  Preferred stock, $0.001 par value; authorized
    10,000,000 shares; issued and outstanding
    3,067 shares at September 30, 1998, and zero
    shares at December 31, 1997                                           3                        -

  Common stock, $0.001 par value; authorized
    290,000,000 shares; issued and outstanding
    12,986,551 shares at September 30, 1998,
    and 12,125,393 shares at December 31, 1997                       12,987                   12,125

  Additional paid-in capital                                     30,708,272               26,097,332

  Accumulated deficit                                           (25,448,935)             (19,251,591)

  Notes receivable from exercise of options                        (774,684)                 (69,375)

  Cumulative foreign currency translation
    adjustment                                                       71,360                   64,512
                                                              -------------            -------------

    Total stockholders' equity                                    4,569,003                6,853,003
                                                              -------------            -------------

                                                              $   7,166,249            $  12,195,430
                                                              =============            =============

The accompanying notes are an integral part of these financial statements.


                   LARSON DAVIS INCORPORATED AND SUBSIDIARIES
                     Consolidated Statements of Operations
                                  (Unaudited)

                                                   Nine months ended September 30,
                                                  ---------------------------------
                                                       1998                 1997
                                                  ------------         ------------
Net sales                                         $  6,862,851         $  6,672,750
                                                  ------------         ------------

Costs and operating expenses:
  Cost of sales                                      4,237,724            3,492,116
  Research and development                           2,312,644            3,253,354
  Selling, general, and administrative               3,285,793            4,184,575
  Unusual charges                                    3,036,733                    -
                                                  ------------         ------------

                                                    12,872,894           10,930,045
                                                  ------------         ------------

Operating loss                                      (6,010,043)          (4,257,295)
                                                  ------------         ------------

Other income (expense):
  Interest income                                      110,032              124,002
  Interest expense                                    (116,165)            (216,284)
  Other, net                                          (103,851)               1,492
                                                  ------------         ------------

                                                      (109,984)             (90,790)
                                                  ------------         ------------

Loss before income taxes                            (6,120,027)          (4,348,085)

Income tax expense                                           -                    -
                                                  ------------         ------------

Net loss                                          $ (6,120,027)        $ (4,348,085)
                                                  ============         ============

Loss per common share:
  Basic                                           $      (0.59)        $      (0.38)
  Diluted                                                (0.59)               (0.38)

Weighted average common and common
  equivalent shares:
  Basic                                             12,560,991           11,382,960
  Diluted                                           12,560,991           11,382,960

The accompanying notes are an integral part of these financial statements.


                   LARSON DAVIS INCORPORATED AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows
                                  (Unaudited)

                                                                        Nine months ended September 30,
                                                                    --------------------------------------
                                                                         1998                     1997
                                                                    --------------          --------------
Increase (decrease) in cash and cash equivalents:
  Cash flows from operating activities
    Net loss                                                        $   (6,120,027)         $   (4,348,085)
    Adjustments to reconcile net loss to net cash used in
      operating activities
      Depreciation                                                         401,236                 364,323
      Amortization                                                         443,706                 508,923
      Provision for inventory write downs                                  659,174                       -
      Provision for impairment losses                                    2,786,733                       -
      Stock issued in payment of compensation                              148,313                  43,698
      Loss (gain) on sale of property and equipment                         44,441                  (3,818)
      Changes in assets and liabilities:
        Trade accounts receivable                                          631,897                  90,424
        Inventories                                                       (174,434)                207,671
        Other current assets                                              (111,328)               (141,759)
        Accounts payable                                                  (622,141)               (344,797)
        Accrued liabilities                                               (518,635)                 96,804
                                                                    --------------          --------------
          Net cash used in operating activities                         (2,431,065)             (3,526,616)
                                                                    --------------          --------------
  Cash flows from investing activities
    Purchase of property and equipment                                    (162,101)               (941,477)
    Proceeds from sale of assets                                           173,933                  42,679
    Payments for intangible assets                                         (20,179)                (83,019)
    Proceeds from long-term contractual arrangement                         87,500                 172,542
                                                                    --------------          --------------
          Net cash provided by (used in) investing
            activities                                                      79,153                (809,275)
                                                                    --------------          --------------
  Cash flows from financing activities
    Net change in line of credit                                        (1,198,766)                158,055
    Proceeds from long-term obligations                                          -                  25,486
    Principal payments of long-term debt                                   (40,591)                (98,909)
    Net proceeds from issuances of preferred and
      common stock and from exercise of options
      and warrants                                                       3,758,183               4,130,371
    Principal payments on capital lease obligations                       (193,828)               (189,652)
    Preferred dividends                                                          -                 (15,000)
                                                                    --------------          --------------
          Net cash provided by financing activities                      2,324,998               4,010,351
                                                                    --------------          --------------

  Effect of exchange rates on cash                                           6,848                 (30,592)
                                                                    --------------          --------------

Net decrease in cash and cash equivalents                                  (20,066)               (356,132)

Cash and cash equivalents at beginning of period                         1,212,473               2,696,542
                                                                    --------------          --------------

Cash and cash equivalents at end of period                          $    1,192,407          $    2,340,410
                                                                    ==============          ==============

The accompanying notes are an integral part of these financial statements.


                   LARSON DAVIS INCORPORATED AND SUBSIDIARIES

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

(A) Basis of Presentation

The accompanying unaudited consolidated financial statements of Larson Davis Incorporated and Subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, these financial statements do not include all of the information and footnote disclosures required by generally accepted accounting principles for complete financial statements. These financial statements and footnote disclosures should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1997. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to fairly present the Company's consolidated financial position as of September 30, 1998, its consolidated results of operations for the nine months ended
September 30, 1998 and 1997, and its consolidated results of operations and cash flows for the nine months ended September 30, 1998 and 1997. The results of operations for the nine months ended September 30, 1998, may not be indicative of the results that may be expected for the year ending December 31, 1998.

(B) Earnings (Loss) Per Common Share

Basic earnings (loss) per common share is computed by dividing net earnings
(loss) available to common shareholders by the weighted average number of common shares outstanding during each period. Diluted earnings (loss) per common share are similarly calculated, except that the weighted average number of common shares outstanding includes common shares that may be issued subject to existing rights with dilutive potential.

For the nine months ended September 30, 1998, net loss attributable to common shareholders includes a non-cash imputed dividend to the preferred shareholders related to the beneficial conversion feature on the 1998 Series A Preferred Stock and related warrants (see Note F). The beneficial conversion feature is computed as the difference between the market value of the common stock into which the Series A Preferred Stock can be converted and the value assigned to the Series A Preferred Stock in the private placement. The imputed dividend is a one-time, non-cash charge and is amortized against the loss per common share for the period from the date of issuance of the 1998 Series A Preferred Stock through the date 90 days later when the securities are first convertible.

Basic and diluted loss per common share were calculated as follows:

                                                            Nine Months Ended September 30,
                                                            -------------------------------
                                                                1998               1997
                                                            ------------       ------------
Net loss                                                    $(6,120,027)       $(4,348,085)

Preferred dividends                                             (77,317)           (15,000)

Imputed dividend from beneficial conversion feature          (1,239,290)                 -
                                                            -----------        -----------
Net loss attributable to common stockholders                $(7,436,634)       $(4,363,085)
                                                            ===========        ===========
Weighted average common and common equivalent shares         12,560,991         11,382,960
                                                            ===========        ===========
Loss per common share                                       $     (0.59)       $     (0.38)
                                                            ===========        ===========


(C) Inventories

Inventories consist of the following:

                  September 30, 1998       December 31, 1997
                  ------------------       -----------------
Raw materials         $  975,023               $1,127,335
Work in process          583,721                  700,055
Finished goods           588,078                  804,172
                      ----------               ----------
                      $2,146,822               $2,631,562
                      ==========               ==========


(D) Unusual Charges

During the quarter ended September 30, 1998, the Company recognized unusual charges of $3,036,733 and provided additional allowances against inventory of $659,174. As discussed below, both adjustments principally resulted from the termination of the exclusive distribution arrangement with SAES Getters S.p.A. ("SAES") during September 1998. The unusual charges and inventory adjustments are composed of the following:

                                                                              Inventory
                                                       Unusual charges       adjustments
                                                       ----------------     -------------
Writeoff of assets related to the discontinuance
   of the TOF2000 product                              $   2,458,004        $    490,882

Provision for costs related to the discontinuance
   of the TOF2000 and SFC products and closure of
   machine shop                                              250,000                   -

Expected loss on the disposal of the machine shop
   equipment                                                 163,903                   -

Allowance against receivable from former CEO                 164,826                   -

Additional allowance for acoustic inventory                        -             168,292
                                                       -------------        ------------

                                                       $   3,036,733        $    659,174
                                                       =============        ============

In October 1995, the Company acquired all of the outstanding stock of Sensar Corporation ("Sensar"). At the time, the business contained within Sensar consisted of its Time-of-Flight technology as applied to its TOF2000 instrumentation. The TOF2000 has been distributed on an exclusive basis over the past three years by SAES, a global supplier of "Getter" filters. Unfortunately, this product has failed to meet its full potential in the market place and negotiations commenced in July, 1998, with SAES, which led by mutual agreement to the termination of the exclusive distribution arrangement during September 1998. The Company has been seeking alternative distributors for this product or to sell this technology as a whole, but to date has been unsuccessful for several reasons, including the aggressive downturn in the semiconductor market. As a result of these events, the Company evaluated the carrying value of assets associated with the TOF2000 product and has recorded non cash charges for the writeoff of assets related to this product. The writeoff principally consists of the unamortized excess purchase price of the Sensar acquisition in the amount of $2,279,883. Inventory written off consisted of three substantially completed TOF2000 instruments, plus certain component parts for this technology.

During the quarter ended September 30, 1998, the Company also decided to dispose of its SFC product line and close its machine shop. As a result of these decisions, the Company has provided $150,000, principally for expected exit costs related to these product lines. Future cash flows, which have been accrued related to these technologies, are expected to be the costs of customer support, payment of certain fixed costs for vacated space, and other winding up costs. In addition, $100,000 has been provided to cover the probable losses on the disposition of net assets related to the SFC product line. Sales and cost of sales (including the inventory write off) for these discontinued products for the nine months ended September 30, 1998, were $1,000,151 and $1,340,022, respectively.

Other components of the unusual charges include the expected loss of approximately $164,000 from the disposal of the machine shop and an allowance against a receivable due from the former CEO. During the quarter ended September 30, 1998, management concluded that it was not cost effective for the Company to continue to operate its own machine shop and decided to sell the machine shop equipment and payoff the capital leases associated with the equipment. Also during the quarter, management of the Company concluded that the collectibility of approximately $165,000 due from the former CEO to the Company was in doubt. The amount due originated from withholding taxes paid by the Company on behalf of the CEO in conjunction with the issuance of stock to him as a result of the 1997 restructuring of the Company.

Based on its sales and production forecasts for the acoustic products, the Company has revised its estimates of obsolete and overstock inventory. The Company increased the allowance against acoustic inventory by approximately $168,000 during the quarter based of those forecasts.

(E) Technical Information and Patent License Agreements

On July 1, 1997, the Company entered into a Technical Information Agreement and a Patent License Agreement with Lucent Technologies, Inc. (the "Agreement"). Under the Agreement, the Company held the sole rights, subject to certain overall technology sharing agreements among Lucent Technologies, AT&T, and NCR, to technologies related to the manufacture of particle analysis systems and related rights to market such systems. Using the technology licensed under the Agreement, coupled with other technology already owned or licensed, the Company intended to develop and, if successful, to manufacture and market a particle analysis mass spectrometer.

Under the Agreement, the Company was obligated to make an initial payment of $200,000 for the rights granted thereunder. Additionally, the Company was obligated to pay royalties equal to a percentage of the market value of items sold pursuant to the Agreement, subject to a minimum annual royalty ranging from $250,000 for the year ended June 30, 1999, to $600,000 for the year ended June 30, 2003. The Agreement had an initial term of six years, although the Company could have effectively extended the Agreement thereafter by continuing to pay the percentage royalties, subject to a minimum annual royalty of $600,000.

The Company has been working closely with Lucent during 1998 to substantiate the performance specifications of the technology and to assess the market potential of this technology in light of the final specifications. The Company has concluded, based on the market size for the product, the difficulties facing the semiconductor market currently, the required investment to bring the product to market, and the overall risk associated with the technology, not to proceed with this development project. Lucent was apprised of the situation, and the Company and Lucent negotiated a termination of the Agreement during the quarter ended September 30, 1998. The termination agreement cancelled all financial obligations due to Lucent by the Company, including minimum fixed royalty payments of over $2 million. The termination agreement also provided that Lucent would purchase the prototype model for $100,000 that the Company had developed.

(F) Preferred Stock

In February 1998, the Company completed the private placement of 100 Units, each Unit consisting of 35 shares of 1998 Series A Preferred Stock (the "Preferred Stock") and 7,000 Warrants to purchase common stock, at a purchase price of $35,000 per unit. Of the total gross proceeds of $3,500,000, approximately $549,000 was assigned to the warrants and the balance was assigned to the Preferred Stock. The Preferred Stock is now convertible at the election of the holders into that number of shares of common stock calculated by dividing $1,000 plus any accrued but unpaid dividends, by the lower of (i) $3.60 or (ii) 85% of the average closing price of the common stock for the ten trading days preceding the conversion.

During the quarter ended September 30, 1998, the Company received notice from holders of 433 shares of Preferred Stock for the conversion of their Preferred Stock into common stock of the Company. The 433 shares were converted into 411,248 shares of common stock.



                            REPORT OF INDEPENDENT

                         CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
LarsonoDavis Incorporated and Subsidiaries

We have audited the accompanying consolidated balance sheets of LarsonoDavis Incorporated and Subsidiaries as of December 31, 1997 and 1996, and June 30, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997, for the six months ended December 31, 1996 and for the year ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of LarsonoDavis Incorporated and Subsidiaries as of December 31, 1997 and 1996, and June 30, 1996, and the consolidated results of their operations and their consolidated cash flows for the year ended December 31, 1997, for the six months ended December 31, 1996, and for the year ended June 30, 1996, in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP

Provo, Utah
February 20, 1998


                         INDEPENDENT AUDITORS' REPORT

Board of Directors
LarsonoDavis Incorporated and Subsidiaries
Provo, Utah


We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of LarsonoDavis Incorporated and Subsidiaries for the year ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and consolidated cash flows of LarsonoDavis Incorporated and Subsidiaries for the year ended June 30, 1995, in conformity with generally accepted accounting principles.



PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
August 4, 1995

                   LarsonoDavis Incorporated and Subsidiaries

                          CONSOLIDATED BALANCE SHEETS

                                   ASSETS

                                                                 December 31,
                                                       ------------------------------        June 30,
                                                            1997             1996              1996
                                                       -------------    -------------     -------------
CURRENT ASSETS
 Cash and cash equivalents                             $   1,212,473    $   2,696,542     $   3,922,660
 Trade accounts receivable, net of
   allowance for doubtful accounts (Note H)                2,215,945        2,598,582         2,332,417
 Inventories (Notes D and H)                               2,631,562        4,096,445         2,923,650
 Other current assets                                        100,460          130,096           502,211
                                                       -------------    -------------     -------------
      Total current assets                                 6,160,440        9,521,665         9,680,938

PROPERTY AND EQUIPMENT,
 net of accumulated depreciation
 and amortization (Notes B, E, H and I)                    2,165,467        1,815,455         1,610,473

ASSETS UNDER CAPITAL
 LEASE OBLIGATIONS,
 net of accumulated amortization (Note I)                    681,576          613,675           356,255

LONG-TERM CONTRACTUAL
 ARRANGEMENT, net of
 accumulated cost recoveries
 (Notes B and S)                                              87,500        2,872,014         2,978,014

INTANGIBLE ASSETS, net of
 accumulated amortization
 (Notes B, F, H and T)                                     3,100,447        5,083,712         5,143,348
                                                       -------------    -------------     -------------
                                                       $  12,195,430    $  19,906,521     $  19,769,028
                                                       =============    =============     =============

The accompanying notes are an integral part of these financial statements.


                   LarsonoDavis Incorporated and Subsidiaries

                                              CONSOLIDATED BALANCE SHEETS - CONTINUED

                                                LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                            December 31,                 June 30,
                                                                 -------------------------------     -------------
                                                                       1997              1996              1996
                                                                 --------------    -------------     -------------
CURRENT LIABILITIES
 Lines of credit (Note H)                                        $    1,198,766    $   1,033,018     $   1,302,306
 Accounts payable                                                     1,080,624          902,926           581,377
 Accrued liabilities (Note G)                                         1,518,147          764,393           767,254
 Current maturities of long-term debt (Note I)                           50,729           91,902           209,808
 Current maturities of capital lease
   obligations (Note I)                                                 218,649          159,515            95,500
                                                                 --------------    -------------     -------------
      Total current liabilities                                       4,066,915        2,951,754         2,956,245
LONG-TERM DEBT
 less current maturities (Note I)                                       716,697          759,709           778,835
CAPITAL LEASE OBLIGATIONS,
 less current maturities (Note I)                                       558,815          523,185           357,171
                                                                 --------------    -------------     -------------
      Total liabilities                                               5,342,427        4,234,648         4,092,251
                                                                 --------------    -------------     -------------
COMMITMENTS AND CONTINGENCIES (Notes H, I, L, O and P)
                                                                             -                -                 -
STOCKHOLDERS' EQUITY
 (Notes B, M, N, O, T and V)
 Preferred stock, $.001 par value; authorized 10,000,000
   shares; issued and outstanding zero shares at December 31,
   1997 and 200,000 shares at December 31, 1996 and June 30,
   1996                                                                      -               200               200
 Common stock, $.001 par value; authorized 290,000,000 shares;
   issued and outstanding 12,125,393 shares at December 31,
   1997, 10,717,790 shares at December 31, 1996, and
   10,258,406 shares at June 30, 1996                                    12,125           10,718            10,258
 Additional paid-in capital                                          26,097,332       19,999,375        18,402,999
 Accumulated deficit                                                (19,251,591)      (4,418,780)       (2,752,360)
 Note receivable from exercise of options                               (69,375)              -                 -
 Cumulative foreign currency translation adjustments                     64,512           80,360            15,680
                                                                 --------------    -------------     -------------
      Total stockholders' equity                                      6,853,003       15,671,873        15,676,777
                                                                 --------------    -------------     -------------
                                                                 $   12,195,430    $  19,906,521     $  19,769,028
                                                                 ==============    =============     =============

The accompanying notes are an integral part of these financial statements.


                                    LarsonoDavis Incorporated and Subsidiaries

                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                      Year           Six months
                                                     ended              ended                  Year ended June 30,
                                                  December 31,       December 31,       --------------------------------
                                                      1997               1996                1996              1995
                                                ---------------    ----------------     --------------    --------------
Net sales (Note Q)                              $     8,313,328    $      4,889,280     $    8,255,607    $    6,515,830
                                                ---------------    ----------------     --------------    --------------
Cost and operating expenses
 Cost of sales                                        6,074,883           2,177,304          3,407,613         1,916,413
 Research and development                             4,860,993           1,734,911          2,149,384           708,679
 Selling, general and administrative                  6,019,282           2,534,643          3,922,976         3,131,938
 Unusual and nonrecurring charges (Note B)            5,937,355                  -                  -                 -
                                                ---------------    ----------------     --------------    --------------
                                                     22,892,513           6,446,858          9,479,973         5,757,030
                                                ---------------    ----------------     --------------    --------------
Operating profit (loss)                             (14,579,185)         (1,557,578)        (1,224,366)          758,800
                                                ---------------    ----------------     --------------    --------------
Other income (expense)
 Interest income                                        140,870              59,638             12,320             7,302
 Interest expense                                      (301,411)           (154,440)          (447,907)         (301,402)
 Other, net                                             (78,085)              8,460            (46,295)           (6,189)
                                                ---------------    ----------------     --------------    --------------
                                                       (238,626)            (86,342)          (481,882)         (300,289)
                                                ---------------    ----------------     --------------    --------------
Income (loss) from continuing operations            (14,817,811)         (1,643,920)        (1,706,248)          458,511

Loss from discontinued operations, net of
 income taxes (Note S)                                       -                   -                  -           (770,128)
                                                ---------------    ----------------     --------------    --------------
      Net loss                                  $   (14,817,811)   $     (1,643,920)    $   (1,706,248)   $     (311,617)
                                                ===============    ================     ==============    ==============

Earnings (loss) per
 common share (Note K)
 Basic
   Income (loss) from
     continuing operations                      $        (1.29)    $         (0.16)     $       (0.21)    $        0.08
   Net loss                                              (1.29)              (0.16)             (0.21)            (0.05)
 Diluted
   Income (loss) from
     continuing operations                               (1.29)              (0.16)             (0.21)             0.07
   Net loss                                              (1.29)              (0.16)             (0.21)            (0.05)
Weighted average common and common equivalent
 shares
 Basic                                               11,507,701          10,410,820          8,138,722         6,100,992
 Diluted                                             11,507,701          10,410,820          8,138,722         6,227,707

The accompanying notes are an integral part of these financial statements.


                   LarsonoDavis Incorporated and Subsidiaries

                                          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  Year ended December 31, 1997, six months ended December 31, 1996 and years ended June 30, 1996 and 1995

                                                                                               Note      Cumulative
                                                                                            receivable    foreign
                        Preferred stock         Common stock       Additional   Accumu-        from       currency
                       ------------------   --------------------    paid-in      lated        exercise   translation
                        Shares    Amount     Shares     Amount      capital     deficit     of options   adjustments     Total
                       --------- --------   ---------  ---------  ----------- ----------   -----------  ------------ -----------

Balances at July 1,
 1994                       -    $     -    5,827,249  $   5,827  $5,663,650  $ (685,745)  $        -   $    3,413   $ 4,987,145

Shares issued upon
 exercise of options
 (Note O)                   -          -       19,325         19      42,896          -             -           -         42,915

Shares issued in
 various private
 placements (Note N)        -          -      614,000        614     990,729          -             -           -        991,343

Shares issued for
 services rendered
 (Note N)                   -          -       98,905         99     209,039          -             -           -        209,138

Preferred shares
 issued for payment
 of a note payable
 (Note M)              200,000        200          -          -      499,800          -             -           -        500,000

Equity adjustment for
 translation of
 foreign currency           -          -           -          -           -           -             -       (7,434)       (7,434)

Net loss for the year       -          -           -          -           -     (311,617)           -           -       (311,617)
                       --------- --------  ----------  ---------  ----------  -----------  ----------   ----------   -----------
Balances at June 30,
 1995                  200,000        200   6,559,479      6,559   7,406,114    (997,362)           -       (4,021)    6,411,490

Shares issued upon
 exercise of options
 (Note O)                   -          -       61,117         61     142,644          -             -           -        142,705

Shares issued on
 exercise of warrants
 (Note O)                   -          -    3,000,000      3,000   9,124,282          -             -           -      9,127,282

Shares issued for
 payment of interest
 on debt (Note N)           -          -       16,483         17      42,244          -             -           -         42,261

Shares issued for
 services rendered
 (Note N)                   -          -       34,940         35     178,355          -             -           -        178,390

Shares issued in
 Sensar acquisition
 (Note T)                   -          -      586,387        586   1,509,360          -             -           -      1,509,946

Equity adjustment for
 translation of
 foreign currency           -          -           -          -           -           -             -       19,701        19,701

Preferred dividends         -          -           -          -           -      (48,750)           -           -        (48,750)

Net loss for the year       -          -           -          -           -   (1,706,248)           -           -     (1,706,248)
                       --------- --------   ---------  ---------  ----------- ----------   -----------  ------------ -----------
Balances at June 30,
 1996                  200,000        200  10,258,406     10,258  18,402,999  (2,752,360)           -       15,680    15,676,777

Shares issued in
 Sensar acquisition
 (Note T)                   -         -       31,336          31      80,659          -            -            -         80,690

Shares issued for
 services rendered
 (Note N)                   -         -          548           1       5,000          -            -            -          5,001

Shares issued upon
 exercise of options
 (Note O)                   -         -       52,500          53     368,770          -            -            -        368,823

Shares issued on
 exercise of warrants
 (Note O)                   -         -      375,000         375   1,141,947          -            -            -      1,142,322

Equity adjustment for
 translation of
 foreign currency           -         -           -           -           -           -            -        64,680        64,680

Preferred dividends         -         -           -           -           -      (22,500)          -            -        (22,500)

Net loss for the
 period                     -         -           -           -           -   (1,643,920)          -            -    (1,643,920)
                       --------- --------  ----------  ---------  ----------  -----------  ----------   ----------   -----------
Balances at
 December 31, 1996     200,000       200   10,717,790     10,718  19,999,375  (4,418,780)          -        80,360   15,671,873

Shares issued for
 services rendered
 (Note N)                   -         -       54,849          55     262,104          -            -            -       262,159

Shares issued upon
 exercise of options
 (Note O)                   -         -      217,631         218     115,407          -       (69,375)          -        46,250

Shares surrendered in
 payment of advance
 (Note N)                   -         -       (1,739)         (2)     (9,998)         -            -            -       (10,000)

Shares purchased
 under employee stock
 purchase plan
 (Note O)                   -         -       15,407          15      83,986          -            -            -        84,001

Shares issued on
 exercise of warrants
 (Note O)                   -         -      862,613         862   4,496,517          -            -            -     4,497,379

Shares issued to
 former executives
 (Note B)                   -         -      200,000         200   1,149,800          -            -            -     1,150,000

Conversion of
 preferred stock      (200,000)     (200)     58,842          59         141          -            -            -            -
 (Note M)

Equity adjustment for
 translation of
 foreign currency           -         -           -           -           -           -            -       (15,848)     (15,848)

Preferred dividends         -         -           -           -           -      (15,000)          -            -       (15,000)

Net loss for the year       -         -           -           -           -   (14,817,811)         -            -    (14,817,811)
                       --------- --------  ----------  ---------  ----------  -----------  ----------   ----------   -----------
Balances at
 December 31, 1997          -    $    -    12,125,393  $  12,125  $6,097,332  (19,251,591) $  (69,375)  $   64,512   $ 6,853,003
                       ========= ========  ==========  =========  ==========  ===========  ==========   ==========   ===========

   The accompanying notes are an integral part of these financial statements.

                                    LarsonoDavis Incorporated and Subsidiaries

                                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                           Year ended     Six months ended        Year ended June 30,
                                                          December 31,      December 31,       --------------------------
                                                              1997              1996              1996           1995
                                                          ------------    ----------------     -----------   ------------
Increase (decrease) in cash and cash equivalents

Net cash provided by (used in) operating
 activities (Note U)                                       (5,122,057)     (1,944,738)          (2,019,944)        33,604
                                                          -----------     -----------          -----------   ------------
Cash flows from investing activities
 Purchase of property and equipment                        (1,041,383)       (421,573)            (560,861)      (449,917)
 Proceeds from sale of assets                                  44,543          35,900               49,543         59,477
 Purchase of stock of Sensar Corporation                           -               -            (1,184,069)            -
 Purchase of technology                                            -          (25,233)            (414,991)    (1,235,229)
 Proceeds from long-term contractual arrangement              265,646         106,000              157,762             -
 Patent acquisition costs                                    (123,017)         (5,215)            (125,577)            -
                                                          -----------     -----------          -----------   ------------
          Net cash used in investing activities              (854,211)       (310,121)          (2,078,193)    (1,625,669)
                                                          -----------     -----------          -----------   ------------
Cash flows from financing activities
 Net change in lines of credit                                165,748        (269,288)            (916,881)       427,687
 Proceeds from long-term obligations                           68,571              -               679,366         56,656
 Principal payments of long-term debt                        (152,756)       (137,032)            (855,383)      (230,293)
 Net proceeds from issuance of common stock
   and exercise of options and warrants                     4,627,630       1,493,489            9,269,987      1,023,688
 Principal payments on capital
   lease obligations                                         (186,146)       (100,608)            (170,538)       (67,205)
 Preferred dividends                                          (15,000)        (22,500)             (48,750)            -
 Increase (decrease) in bank overdraft                             -               -               (40,039)        40,039
                                                          -----------     -----------          -----------   ------------
          Net cash provided by
           financing activities                             4,508,047         964,061            7,917,762      1,250,572
                                                          -----------     -----------          -----------   ------------
Effect of exchange rates on cash                              (15,848)         64,680               19,701         (7,434)
                                                          -----------     -----------          -----------   ------------
Net increase (decrease) in cash
 and cash equivalents                                      (1,484,069)     (1,226,118)           3,839,326       (348,927)

Cash and cash equivalents at
 beginning of period                                        2,696,542       3,922,660               83,334        432,261
                                                          -----------     -----------          -----------   ------------
Cash and cash equivalents at
 end of period                                            $ 1,212,473     $ 2,696,542          $ 3,922,660     $   83,334
                                                          ===========     ===========          ===========   ============

   The accompanying notes are an integral part of these financial statements.


           Larson.Davis Incorporated and Subsidiaries

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     December 31, 1997 and 1996, and June 30, 1996 and 1995

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

   1. Business activity and principles of consolidation

   Larson Davis Incorporated (the Company) is primarily engaged in the design, development, manufacture, and marketing of analytical instruments. The Company sells its measurement instruments to private industries and governmental agencies for both industrial and research applications. The accompanying consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiaries; LarsonoDavis Laboratories Corporation, Sensar Corporation, and Larson Davis Ltd. (a UK Corporation). All significant intercompany transactions and accounts have been eliminated in consolidation.

   2. Revenue recognition

   The Company recognizes revenues on the majority of its product sales and services at the time of product delivery or the rendering of services. Significant future obligations or contingencies such as satisfaction of customer mandated performance criteria, unilateral rights to return products, etc. delay revenue recognition until the obligation is satisfied or contingency resolved. Cost of insignificant obligations are accrued when revenue is recognized.

   3. Depreciation and amortization

   Property and equipment are stated at cost. Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leased property under capital leases and leasehold improvements are amortized over the shorter of the lives of the respective leases or over the service lives of the asset. The straight-line method of depreciation is followed for financial reporting purposes and accelerated methods are used for income tax purposes.

   4. Income taxes

   The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

   5. Cash and cash equivalents

   For purposes of the financial statements, the Company considers all highly liquid debt instruments with an original maturity of three months or less when purchased to be cash equivalents.

   6. Inventories

   Inventories consisting of raw materials, work-in process, and finished goods are stated at the lower of cost or market. During 1997, the Company changed its method of determining the cost of inventory from the average cost method to the first-in, first-out (FIFO) method. The effect of the change was not material. Prior to the change, the Company used the average cost method, which approximated the first-in-first-out method.

   7. Earnings (loss) per common share

   The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS No. 128). SFAS No. 128 established new standards for computing and presenting earnings per share
   (EPS). SFAS No. 128 requires the presentation of basic and diluted EPS. Basic EPS are calculated by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding during each period. Diluted EPS are similarly calculated, except that the weighted average number of common shares outstanding includes common shares that may be issued subject to existing rights with dilutive potential. The EPS for all prior periods have been restated as required by SFAS No. 128.

   8. Research and development costs

   The Company conducts research and development to develop new products and product improvements. Research and development costs have been charged to expense as incurred.

   9. Concentrations of credit risk

   The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash equivalents and trade receivables.
   The Company maintains its cash and cash equivalents principally at one major financial institution. Cash equivalents are invested through a daily repurchase agreement with the financial institution. The agreement provides for the balance of available funds to be invested in an undivided interest in one or more direct obligations of, or obligations that are fully guaranteed as to principal and interest by, the United States Government, or an agency thereof. These securities are not a deposit and are not insured by the Federal Deposit Insurance Corporation.

   At December 31, 1997, one customer represents 19% of accounts receivable and no other customers represent more than 10% of accounts receivable. Otherwise, concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across many geographic regions and industries. The Company reviews customers' credit histories before extending credit. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.

   10. Intangible assets

   The Company capitalizes costs incurred to acquire product technology and patents. The amounts are amortized on the straight-line method over the estimated useful life or the terms of the respective technology or patent, whichever is shorter. The original estimated useful lives range from 5 to 15 years.

   The Company capitalizes costs incurred to develop software after technological feasibility has been established. Amortization of these costs is calculated using the greater of the amount computed using (a) the ratio of current gross sales to the total current and anticipated future gross sales or (b) the straight-line method over original estimated useful lives of 5 to 10 years. Software development costs capitalized for the year ended December 31, 1997, the six months ended December 31, 1996, and the years ended June 30, 1996 and 1995, were $0, $25,233, $77,984, and $570,873, respectively.

   The Company capitalized as goodwill, the excess acquisition costs over the fair value of the net assets acquired, in connection with the purchase of a subsidiary, which costs are being amortized on the straight-line method over 10 years.

   On an ongoing basis, management reviews the valuation and amortization of intangible assets to determine possible impairment by comparing the carrying value to the undiscounted estimated future cash flows of the related assets and necessary adjustments, if any, are recorded. During 1997, certain adjustments were recognized for the impairment of intangible assets. See Note B.

   11. Translation of foreign currencies

   The foreign subsidiary's asset and liability accounts, which are originally recorded in the appropriate local currency, are translated, for consolidated financial reporting purposes, into U.S. dollar amounts at period-end exchange rates. Revenue and expense accounts are translated at the average rates for the period. Transaction gains and losses, the amounts of which are not material, are included in general and administrative expenses. Foreign currency translation adjustments are accumulated as a separate component of stockholders' equity.

   12. Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses during the reporting period. Estimates also affect the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates. Such estimates of significant accounting sensitivity are the allowance for doubtful accounts, the allowance for inventory overstock or obsolescence, and the estimated useful lives of property and equipment and intangible assets. Additionally, certain estimates which are affected by expected future gross revenues or royalty receipts are capitalized software costs, the long-term contractual arrangement and patents on proprietary technology. On an ongoing basis, management reviews such estimates, and if necessary, makes changes to them. The effect of changes in estimates are reflected in the financial statements in the period of the change. Management believes the estimates used in determining carrying values of assets as of the respective balance sheet dates were reasonable at the dates the estimates were made. During 1997, adjustments to certain estimates were recognized. See Note B.

   13. Fair value of financial instruments

   The estimated fair value of financial instruments is not presented because, in management's opinion, the carrying amounts and estimated fair values of financial instruments in the accompanying consolidated balance sheets, with the exception of the long-term contractual arrangement, is not materially different. In the past, it has not been practicable to estimate the fair value of the long-term contractual arrangement, since its value was dependent on the future revenues of an unrelated entity, which was not readily determinable by the Company. However, recent events have caused management to believe that this asset has been impaired and appropriate adjustments have been made to the carrying value of the asset. See Note B.

   14. Stock options

   The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options rather than adopting the alternative fair value accounting provided for under FASB Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123). Under APB 25, because the exercise price of the Company's share options equals or exceeds the market price of the underlying shares on the date of grant, the Company does not recognize any compensation expense.

   15. Recently issued Statements of Financial Accounting Standards

   In June 1997, the Financial Accounting Standards Board (the FASB) issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (SFAS No. 130). SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997, with reclassification of financial statements for earlier periods provided for comparative purposes required. Adoption of SFAS No. 130 is not expected to have a material effect on the Company's financial statements.

   In June 1997, the FASB also issued Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. Adoption of SFAS No. 131 will not have an effect on the Company's financial position or results of operations, but will result in disclosures about the Company's products and services not previously required.

NOTE B - UNUSUAL AND NONRECURRING CHARGES

   In the fourth quarter of 1997, the Company recognized unusual and nonrecurring charges as follows:

Restructuring charges:
 Termination settlements with former executives
   and employees, and other related costs               $ 1,471,870
 Write down of assets:
   Intangible assets                                      1,649,373
   Property and equipment                                    75,878
                                                        -----------
      Total restructuring charges                         3,197,121
                                                        -----------
Impairment charges:
 Long-term contractual arrangement                        2,556,903
 Other impairment charge                                    183,331
                                                        -----------
      Total impairment charges                            2,740,234
                                                        -----------
      Total unusual and nonrecurring charges            $ 5,937,355
                                                        ===========

   1. Restructuring charges

   In November 1997, the Company announced the restructuring of its executive management team. The board of directors appointed Andrew Bebbington as the new chief executive officer and as a member of the board of directors. In connection with the appointment of the new chief executive officer, the board accepted the resignation of three members of the executive management team, including the former chief executive officer and the former vice-president of product development, and the former chief financial officer, all of whom also served as members of the board of directors. The former vice-president of product development subsequently entered into an employment arrangement to provide his services as a scientist and engineer in connection with the ongoing development of the Company's technologies. In conjunction with their resignation, these former executives entered into termination agreements with the Company which provided for, among other things, the issuance of an aggregate of 200,000 shares of common stock, the surrender of options to acquire an aggregate of 1,425,000 shares of common stock at prices ranging from $4.25 to $7.00 per share, the cancellation of the balance of each of their five-year employment contracts, and three months of severance pay.

   Under the direction of the new chief executive officer, and with the endorsement of the outside board members, an evaluation was made of existing research and development projects, marketing arrangements, manufacturing processes, the products offered, licensing agreements, and the overall cost structure of the Company. As a result of this evaluation, additional restructuring steps were recommended and approved by the board of directors in December 1997. The restructuring included implementation of a plan to redevelop the Company's product portfolio on a three-year rotating cycle, which is a much more aggressive development cycle than has been followed in the past for the Company's acoustic products. The restructuring process also included the reorganization and consolidation of personnel in the research and marketing functions. These additional steps have been implemented and have resulted in a reduction of personnel, the closure of the UK subsidiary, and the related hiring of distributors in the UK, the discontinuance of certain peripheral business activities, and a new focus on a revised strategic direction for the Company. The narrowed focus on certain elements of the strategic direction of the Company is expected to result in the earlier commercialization of certain technologies, the revitalization of the existing product line, and the strengthening of the distribution capacity of the Company. The changes in strategic direction also resulted in the discontinuance or de-emphasis of certain other projects, the most significant of which was the abandonment of the ENOMS technology, an internally developed proprietary software system for environmental noise monitoring. As a result of these changes in the direction of the Company, the carrying values of certain intangible assets and property and equipment have been impaired and associated losses totaling $1,725,251 were recognized of which approximately $1,391,000 pertained to the writeoff of the unamortized balance of the ENOMS technology. Additionally, largely as a result of the change in the development cycle of products in the acoustic portfolio, certain inventories have been rendered obsolete or overstocked. Although the Company intends to return overstocked inventory to vendors, it expects that the amounts that are recoverable will be minimal. Accordingly, a write down in the amount of $614,000 in the carrying value of inventories to salvage value has been recognized and is included in cost of sales.

   2. Impairment charges

   In December 1997, as discussed below, certain events occurred which caused management to question the recoverability of the carrying costs of the long-term contractual arrangement created as a result of the discontinuation of a business. See Note S for details of this arrangement. The carrying value of this asset is dependent on the future revenue stream derived from the sale of environmental noise monitoring systems by HMMH, which market has become increasingly competitive. In recent years, this contractual arrangement, which can be terminated by HMMH as early as August 15, 1998, contains certain minimum and percentage royalty provisions that had to be recovered through the revenue stream from the sales of systems by HMMH.
   HMMH notifed the Company that this contractual arrangement was placing them at a serious disadvantage and requested that discussions commence regarding this contract. Based on these factors, management expects there to be a renegotiation of this contract. The carrying value of this asset at December 31, 1997 has been reduced to $87,500, management's estimate of the current value of the asset representing the guaranteed minimum royalty through August 15, 1998, and an impairment loss of $2,556,903 has been recognized.

   The unusual and nonrecurring charges include noncash elements of approximately $5,615,000. The current or future cash requirements are approximately $322,000, of which approximately $220,000 was paid prior to December 31, 1997.

   In addition to the write down of inventories, referred to above, the Company recognized other adjustments and significant expenses in the fourth quarter of 1997. The most significant of these adjustments included in the fourth quarter were adjustments related to increases of approximately $174,000 in the estimated provision for warranty work charged to cost of sales principally related to certain performance issues on the TOF2000, adjustments to inventories of an estimated $225,000 related to the absorption of labor and overhead into cost of sales, and the reversal of the sales revenue in the approximate amount of $430,000 for two instruments pending final acceptance by the customer. Other material expenses recorded in the fourth quarter that affect the comparability between quarters include increasing costs incurred towards the development of the new time-of-flight mass spectrometry and the supercritical fluid chromatography products and costs associated with the recruitment and relocation of the new chief executive officer.

NOTE C - CHANGE IN FISCAL YEAR END

   On January 23, 1997, the Board of Directors of the Company approved a change of its fiscal year end from June 30, to December 31, effective December 31, 1996. The following is selected financial data for the year ended December 31, 1997 and the comparable twelve months ended December 31, 1996, which includes the six month transition period ended December 31, 1996.

                                                 1997              1996
                                            -------------     -------------
                                                               (unaudited)
Net sales                                   $   8,313,328     $   8,992,614
                                            -------------     -------------
Costs and operating expenses
 Cost of sales                                  6,074,883         4,469,351
 Research and development                       4,860,993         3,055,705
 Selling, general and administrative            6,019,282         4,643,721
 Unusual and nonrecurring charges               5,937,355                -
                                            -------------     -------------
                                               22,892,513        12,168,777
                                            -------------     -------------
Operating loss                                (14,579,185)       (3,176,163)

Other income (expense), net                      (238,626)         (393,936)
                                            -------------     -------------
Net loss                                    $ (14,817,811)    $  (3,570,099)
                                            =============     =============
Loss per common share                               (1.29)    $       (0.38)
                                            =============     =============


NOTE D - INVENTORIES

   Inventories consist of the following:

                               December 31,
                      ----------------------------      June 30,
                           1997            1996           1996
                      ------------    ------------    ------------
Raw materials         $  1,127,335    $  1,276,413    $  1,129,835
Work in process            700,055       1,398,229         680,972
Finished goods             804,172       1,421,803       1,112,843
                      ------------    ------------    ------------
                      $  2,631,562    $  4,096,445    $  2,923,650
                      ============    ============    ============

   During the fourth quarter of 1997, the Company made certain changes in estimates related to excess and obsolete inventories in the amount of $614,000, principally related to write downs associated with the restructuring of the operations and changes in strategic direction of the Company. Prior to the change in strategic direction, the Company's practice was to write off inventory directly to cost of sales as it was identified as being obsolete, the amounts of which were not material to the financial statements.

NOTE E - PROPERTY AND EQUIPMENT

   Property and equipment and estimated useful lives are as follows:


                                                       December 31,
                                             ------------------------------       June 30,
                                    Years         1997             1996             1996
                                    -----    -------------    -------------     -------------
Land                                  -      $      25,000    $      25,000     $      25,000
Buildings and improvements          5-30         1,109,412          984,965           966,969
Machinery and equipment             3-10         1,710,082        2,426,317         2,249,482
Furniture and fixtures              3-10           631,401          529,221           386,644
                                             -------------    -------------     -------------
                                                 3,475,895        3,965,503         3,628,095
Less accumulated depreciation
 and amortization                               (1,310,428)      (2,150,048)       (2,017,622)
                                             -------------    -------------     -------------
                                             $   2,165,467    $   1,815,455     $   1,610,473
                                             =============    =============     =============


NOTE F - INTANGIBLE ASSETS

   Intangible assets consist of acquired technology, capitalized software development costs, goodwill, and patents. The long-term value of these assets is connected to the application of technologies and software costs to viable products which management believes can be successfully marketed by the Company. On an ongoing basis, management reviews the valuation and amortization of intangible assets to determine possible impairment by comparing the carrying value to the undiscounted estimated future cash flows of the related assets and necessary adjustments, if any, are recorded. During 1997, the carrying value of certain intangible assets was adjusted to better reflect management's current expectations for the realizability of these assets. The principal adjustment relates to the write off of capitalized software formerly expected to be used in certain future products, but that are now not expected to be developed under new management. See Note B. Management believes current and projected sales levels of its existing and planned products will support the carrying costs of the assets, as adjusted.

   The following is a summary of intangible assets:

                                                       December 31,
                                             -----------------------------       June 30,
                                                 1997             1996             1996
                                             ------------    -------------     -------------
Acquired technology                          $  3,364,326    $   3,621,730     $   3,588,793
Capitalized software development costs            189,920        1,932,333         1,907,101
Goodwill                                               -           142,277           142,277
Patents                                           262,248          139,229           134,015
                                             ------------    -------------     -------------
                                                3,816,494        5,835,569         5,772,186
Less accumulated amortization                    (716,047)        (751,857)         (628,838)
                                             ------------    -------------     -------------
                                             $  3,100,447    $   5,083,712     $   5,143,348
                                             ============    =============     =============


NOTE G - ACCRUED LIABILITIES

      Accrued liabilities are composed of the following:

                                    December 31,
                            ----------------------------        June 30,
                                1997            1996              1996
                            ------------    ------------     -------------
Accrued compensation        $    516,271    $    326,364     $    338,385
Customer deposits                201,816         253,500               -
Payable to officers                   -               -           105,000
Payroll taxes                    166,798          90,622           78,605
Royalties                        163,730          19,732           13,461
Warranty                         216,930              -                -
Other                            252,602          74,175          231,803
                            ------------    ------------     ------------
                            $  1,518,147    $    764,393     $    767,254
                            ============    ============     ============


NOTE H - LINES OF CREDIT

   Lines of credit are as follows:

                                                           December 31,
                                                  ---------------------------       June 30,
                                                      1997           1996            1996
                                                  ------------   ------------    ------------
Prime plus 2.5% (11% at
 December 31, 1997) revolving line of credit;
 maximum available of $3,000,000; commitment
 fee equal to .50% per annum of the unused
 amount; collateralized by inventories, trade
 accounts receivable, equipment, and intangible
 assets; due
 September 30, 2000 (A)                           $  1,198,766   $  1,033,018    $         -

Prime plus 2.75% revolving line of credit;
 maximum available of $2,400,000;
 collateralized by trade accounts receivable
 and inventories; paid and terminated in
 October 1996                                               -              -        1,302,306
                                                  ------------   ------------    ------------
                                                  $  1,198,766   $  1,033,018    $  1,302,306
                                                  ============   ============    ============


   (A) At December 31, 1997, the outstanding line of credit contains certain covenants including, but not limited to, provisions that the Company maintain certain levels of net worth, achieve certain results of operations, meet certain financial ratios, and restrict the amount of capital expenditures. At times, including at December 31, 1997, the Company has been in violation of certain of these covenants. Subsequent to December 31, 1997, the Company has notified the lender of its intent to terminate this line of credit as of March 31, 1998 and payoff the line of credit from available cash and cash equivalents.


NOTE I - LONG-TERM OBLIGATIONS

    1.  Debt
        Long-term debt consists of the following:

                                                          December 31,
                                                  ---------------------------       June 30,
                                                      1997           1996            1996
                                                  ------------   ------------    ------------
8.25% note payable to a commercial bank,
 collateralized by property, payable in monthly
 installments of $8,246 including interest, due
 January 1999                                     $   726,456    $   762,928     $   775,907

9.0% note payable to a finance company in
 monthly installments of $15,845 including
 interest, paid March 1997                                 -          45,792         134,354

Other installment loans                                40,970         42,891          78,382
                                                  -----------    -----------     -----------
                                                      767,426        851,611         988,643
Less current maturities                               (50,729)       (91,902)       (209,808)
                                                  -----------    -----------     -----------
                                                  $   716,697    $   759,709     $   778,835
                                                  ===========    ===========     ===========


    Aggregate maturities of long-term debt are as follows:


Year ending December 31,
------------------------
     1998                         $   50,729
     1999                            703,585
     2000                             13,112
     Thereafter                           -
                                  ----------
                                  $  767,426
                                  ==========

      2.  Capital leases

   The Company leases certain equipment on 36 to 60 month capital leases. Substantially all of the leases contain provisions that convey title to the Company or that allows the Company to acquire the equipment at the end of the lease term through payment of a nominal amount. Assets under capital lease obligations are as follows:

                                              December 31,
                                      --------------------------       June 30,
                                          1997           1996            1996
                                      -----------    -----------     -----------
Equipment                             $ 1,134,973    $ 1,110,450     $   748,099

Less accumulated amortization            (453,397)      (496,775)       (391,844)
                                      -----------    -----------     -----------
                                      $   681,576    $   613,675     $   356,255
                                      ===========    ===========     ===========


   Total amortization expense on equipment under capital lease obligations was $218,919 for the year ended December 31, 1997, $82,434 for the six months ended December 31, 1996, and $158,693 and $111,496 for the years ended June 30, 1996 and 1995, respectively.

   Total future minimum lease payments, under capital lease obligations are as follows:

Year ending December 31,
------------------------
1998                                    $   328,252
1999                                        241,035
2000                                        197,410
2001                                        149,002
2002                                         24,701
Thereafter                                       -
                                        -----------
Total minimum leases payments               940,400

Less amount representing interest          (162,936)
                                        -----------
Present value of net minimum
 capital lease payments                     777,464

Less current maturities                     218,649
                                        -----------
                                        $   558,815
                                        ===========


      3.  Operating leases

   The Company leases certain office and manufacturing space and equipment under operating leases. The lease on office and manufacturing space expires in March 1999, but is renewable at the option of the Company for five additional one-year periods with an increase of 4% per year in the lease payment. Leases of equipment expire through 2002. Minimum future payments under non-cancelable operating leases are as follows:

Year ending December 31,
------------------------
1998                           $   175,156
1999                                51,586
2000                                10,396
2001                                10,396
2002                                 5,198
Thereafter                              -
                               -----------
                               $   252,732
                               ===========

   Total rent expense under operating leases was $142,616 for the year ended December 31, 1997, $75,408 for the six months ended December 31, 1996, and $83,857 and $62,932 for the years ended June 30, 1996 and 1995, respectively.

NOTE J - INCOME TAXES

   The income tax expense (benefit) on continuing operations reconciled to the tax computed at the statutory federal rate of 34% is as follows:

                                                             Six months
                                            Year ended         ended          Year ended June 30,
                                           December 31,     December 31,   ------------------------
                                               1997             1996           1996         1995
                                         --------------   --------------   -----------  -----------
Income taxes (benefit) at
 statutory rate                          $  (5,038,056)   $    (558,933)   $(580,124)   $ 155,894
State income taxes (benefit)
 net of federal tax effect                    (488,988)         (54,249)     (56,306)      15,131
Amortization of acquired technology             60,797           30,398       31,447           -
Settlement with former directors               165,750               -            -            -
Operating losses (carryforwards)
 with no current tax benefit (expense)       5,292,150          579,600      595,189     (183,840)
Other, net                                       8,347            3,184        9,794       12,815
                                         -------------    -------------    ---------    ---------
Income tax expense                       $          -     $          -     $      -     $      -
                                         =============    =============    =========    =========


   Deferred income tax assets and liabilities are as follows:

                                                               December 31,
                                                     ------------------------------        June 30,
                                                          1997             1996              1996
                                                     -------------    -------------     -------------
Deferred tax assets
 Benefit of net operating
   loss carryforwards                                $   6,334,645    $   3,099,642     $   2,488,443
 Capitalized software development
   costs and amortization of
   intangible assets                                       746,839               -                 -
 Inventory allowances                                      335,327               -                 -
 Employee termination costs                                261,251               -                 -
 Accrued liabilities                                       129,153           21,692            56,438
 Allowance for doubtful accounts                            32,776           14,920             5,116
 Other, net                                                  4,271              224               224
                                                     -------------    -------------     -------------
                                                         7,844,262        3,136,478         2,550,221
Less valuation allowance                                (7,759,162)      (2,490,596)       (1,913,470)
                                                     -------------    -------------     -------------
                                                            85,100          645,882           636,751
                                                     -------------    -------------     -------------
Deferred tax liabilities
 Capitalized software development costs and
   amortization of
   intangible assets                                            -          (626,682)         (617,668)
 Depreciation of property and equipment                    (85,100)         (19,200)          (19,083)
                                                     -------------    -------------     -------------
                                                           (85,100)        (645,882)         (636,751)
                                                     -------------    -------------     -------------
Net deferred tax asset (liability)                   $          -     $          -      $          -
                                                     =============    =============     =============

   The Company has sustained net operating losses in each of the periods presented. There were no deferred tax assets or income tax benefits recorded in the financial statements for net deductible temporary differences or net operating loss carryforwards because the likelihood of realization of the related tax benefits cannot be established. Accordingly, a valuation allowance has been recorded to reduce the net deferred tax asset to zero and consequently, there is no income tax provision or benefit for any of the periods presented. The increase (decrease) in the valuation allowance was $5,268,566, $577,126, $1,454,363, and ($381,591) for the year ended December 31, 1997, the six months ended December 31, 1996, and for the years ended June 30, 1996 and 1995, respectively.

   As of December 31, 1997, the Company had net operating loss carryforwards for tax reporting purposes of approximately $17,000,000 expiring in various years through 2012. Utilization of approximately $3,100,000 of the total net operating loss is dependent on the profitable operation of Sensar Corporation in the future under the separate return limitation rules and limitations on the carryforward of net operating losses after a change in ownership. The valuation allowance associated with the preacquisition Sensar net operating losses is approximately $1,160,000, and if realized, will be recognized by reducing costs allocated to acquired technology in the purchase of Sensar.

NOTE K - EARNINGS (LOSS) PER COMMON SHARE

   The following data show the amounts used in computing earnings (loss) per common share, including the effect on income (loss) of preferred stock dividends and the weighted average number of shares and dilutive potential common stock.

                                                            Six months
                                            Year ended        ended            Year ended June 30,
                                           December 31,    December 31,    --------------------------
                                               1997            1996             1996          1995
                                         --------------   -------------    ------------   -----------
Income (loss) from continuing
 operations                              $ (14,817,811)   $  (1,643,920)   $(1,706,248)   $  458,511
Dividends on preferred stock                   (15,000)         (22,500)       (48,750)           -
                                         -------------    -------------    -----------    ----------
Income (loss) from continuing
 operations applicable to
 common stock                              (14,832,811)      (1,666,420)    (1,754,998)      458,511
Loss from discontinued operations                   -                -              -       (770,128)
                                         -------------    -------------    -----------    ----------
Net loss applicable to common stock      $ (14,832,811)   $  (1,666,420)   $(1,754,998)   $ (311,617)
                                         =============    =============    ===========    ==========
Common shares outstanding during the
 entire period                              10,717,790       10,258,406      6,559,479     5,827,249
Weighted average common shares issued
 during the period                             789,911          152,414      1,579,243       273,743
                                         -------------    -------------    -----------    ----------
Weighted average number of common
 shares used in basic EPS                   11,507,701       10,410,820      8,138,722     6,100,992
Dilutive effect of stock options
 and warrants                                       -                -              -        126,715
                                         -------------    -------------    -----------    ----------
Weighted average number of common
 shares and dilutive potential common
 stock used in diluted EPS                  11,507,701       10,410,820      8,138,722     6,227,707
                                         =============    =============    ===========    ==========

   Included in income (loss) from continuing operations for the year ended December 31, 1997 are unusual and nonrecurring charges of $5,937,355. The effect of these unusual and nonrecurring charges on net loss was $0.52 per common share.

   For the year ended December 31, 1997, the six months ended December 31, 1996, and the year ended June 30, 1996, all of the options and warrants that were outstanding, as described in Note O, were not included in the computation of diluted EPS because to do so would have been anti-dilutive. For the year ended June 30, 1995, options and warrants to acquire 245,000 shares and 500,000 shares of common stock, respectively, were not included in the computation of diluted EPS because their exercise price was greater than the average market price of the common stock during the year. Additionally, as described in Note V, certain transactions occurred after December 31, 1997, which, had they taken place during fiscal 1997, would have changed the number of common shares or potential common shares outstanding during the period.

NOTE L - 401(K) PROFIT SHARING PLAN

   In February 1995, the Company adopted a 401(K) profit sharing plan under which eligible employees may choose to contribute up to 15% of their wages on a pre-tax basis, subject to IRS limitations. Employees who have completed six months of qualified service with the Company are eligible to enroll in the plan. The Company will match 50% of the employee's contribution to the plan up to a maximum of 1.5% of the employee's eligible annual salary. The Company's contributions vest at a rate of 20% per year beginning with the second year of service and participants are fully vested after six years of service. The Company contributed $67,242 for the year ended December 31, 1997, $38,581 for the six months ended December 31, 1996, and $34,594 and $15,282 for the years ended June 30, 1996 and 1995, respectively.

NOTE M - PREFERRED STOCK

   During the year ended June 30, 1995, the Company issued 200,000 shares of preferred stock in payment of $500,000 of short-term debt. The preferred stock had a liquidation preference equal to $2.50 per share, plus unpaid dividends. This preferred stock paid cumulative dividends at a rate of $0.225 per share per annum, payable monthly. The preferred stock was convertible into common stock at the option of the holder or the option of the Company at the rate of $3.00 per share divided by an amount equal to the average of the closing bid prices for the common stock for the twenty consecutive trading days immediately prior to the date that the holder provides notice of such conversion. The preferred stock was converted, in accordance with the governing provisions of the designation, into 58,842 shares of common stock effective April 30, 1997.

NOTE N - COMMON STOCK

   During the year ended December 31, 1997, the six months ended December 31, 1996 and the years ended June 30, 1996 and 1995, the Company issued 54,849 shares, 548 shares, 34,940 shares and 98,905 shares, respectively, of common stock valued at prices ranging from $3.38 to $13.25 per share, $9.13 per share, $4.75 to $6.00 per share, and $2.50 per share, respectively, for services rendered. During the year ended December 31, 1997, an officer surrendered 1,739 shares of common stock in payment of a non-interest bearing advance. During the year ended June 30, 1996 the Company also issued 16,483 shares of common stock, at prices ranging from $2.19 to $2.88 per share, as payment of interest on the Company's long-term debt. The common stock was valued at fair market value as determined by the closing price of the Company's stock on the date of the transaction.

   During the year ended June 30, 1995, the Company issued 614,000 shares of common stock in various private placements at prices ranging from $1.63 to $1.75 per share. Proceeds to the Company, less expenses of $34,767, were $991,343.

NOTE O - STOCK OPTIONS AND WARRANTS

   1. Stock-based compensation plans

   During the periods presented in the accompanying financial statements, the Company has granted stock options under four stock option plans; the 1991 Director Stock Option Plan (the 1991 Director Plan), the 1996 Director Stock Option Plan (the 1996 Director Plan), the 1997 Stock Option and Award Plan (the 1997 Employee Plan), and the 1987 Stock Option Plan (the 1987 Employee
   Plan). The Company has also granted options under executive employment agreements.

   Under the 1991 Director Plan, the Company granted 30,000 options annually to each director, up to an aggregate of 750,000 options. Options granted under this plan vested immediately and expire five years after the grant. The 1991 Director Plan terminated July 1, 1996.

   Under the 1996 Director Plan, the Company has reserved 1,400,000 shares of common stock to be granted to directors of the Company. In 1996, the Company granted options to each director to acquire 200,000 shares of common stock (for a total of 1,000,000 options) at $7.00 per share. Options under the 1996 Director Plan vest 25% on the grant date and 25% for each year of service thereafter and expire five years after their vesting date. Of the options granted in 1996, options with respect to 600,000 shares were canceled in 1997. See Note B.

   Under the 1987 Employee Plan, as amended in 1994, the Company may grant options to acquire up to 750,000 shares of common stock, of which options to acquire 728,453 shares have been granted as of December 31, 1997. Options granted under the 1987 Employee Plan vest at varying dates from zero to five years after the grant date and expire five years after the vesting date.

   The 1997 Employee Plan was approved by the shareholders in 1997. The 1997 Employee Plan reserves 750,000 shares of common stock for issuance pursuant to stock options or stock awards granted, of which options to acquire 202,000 shares have been granted and 215,135 shares have been awarded to employees as of December 31, 1997. Options granted under the 1997 Employee Plan vest at varying dates from one to five years after the grant date and expire five years after the vesting date. Shares awarded primarily consist of stock issued to former management in connection with their termination (see Note B) and was recorded at fair value of $1,150,000 on the date of their termination.

   In January 1996, the Company granted options to three executives under newly executed employment agreements. The agreements granted options to acquire an aggregate of 825,000 shares of common stock at an exercise price of $4.25 per share. The options under the employment agreements vested 20% on the grant date and 20% for each year of service thereafter, and would have expired in January 2006. All of the options granted in 1996 were canceled in 1997. See Note B.

   In conjunction with the 1997 employment of the new chief executive officer, the Company granted options to acquire 1,000,000 shares of common stock. The options were granted at $5.75 per share, but are exercisable at the lower of the grant price or 80% of the trading price on the date of exercise (but not less than $3.60 per share). These options vest 25% on the grant date and 25% per year for each of the next three years, although the vesting of 500,000 of the options is subject to the achievement of certain performance targets. The options expire five years after vesting. Subsequent to December 31, 1997, this option was terminated in favor of an option to purchase 1,000,000 shares of common stock, of which the right to exercise is immediately vested with respect to 250,000 shares at $3.60 per share; the right to exercise will vest with respect to 83,333 shares on each of December 31, 1998, 1999, and 2000 at $3.60 per share; and the right to exercise will vest with respect to 166,667 shares on each of December 31, 1998, 1999, and 2000, at $4.50 per share, $5.50 per share, and $6.50 per share, respectively.

   A summary of the status of the options granted under the Company's stock option plans and employment agreements at December 31, 1997 and 1996, and June 30, 1996 and 1995 and changes during the periods then ended is presented in the table below:

                                                                         Year ended June 30,
                           Year ended        Six months ended   ---------------------------------------
                        December 31, 1997   December 31, 1996          1996                1995
                       -------------------- ------------------- ------------------- -------------------
                                  Weighted-           Weighted-           Weighted-           Weighted-
                                   average             average             average             average
                                  exercise             exercise            exercise            exercise
                         Shares     price     Shares    price     Shares    price     Shares    price
                       ---------- --------- --------- --------- --------- --------- --------- ---------
Outstanding at
 beginning of period    3,049,841   $ 4.87  3,092,906   $ 4.88    930,430   $ 2.89   788,000    $ 2.24
Granted                 1,202,000     6.14     10,000    10.50  2,237,476     5.63   652,800      2.75
Exercised                (290,000)    2.68    (52,500)    6.76    (61,117)    2.33   (19,325)     2.22
Forfeited                      -        -        (565)    2.06    (13,883)    2.33    (8,245)     2.06
Canceled               (1,425,000)    5.41         -        -          -        -   (482,800)     1.70
                       ----------           ---------           ---------           --------
Outstanding at end
 of period              2,536,841     5.42  3,049,841     4.87  3,092,906     4.88   930,430      2.89
                       ==========           =========           =========            =======
Exercisable at
 end of period          1,174,355   $ 4.49  1,364,860   $ 3.90  1,370,430   $ 3.97   930,430    $ 2.89
                       ==========           =========           =========            =======
Weighted average fair
 value of options
 granted                            $ 3.04              $ 5.35              $ 3.06               $1.19

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the periods ended December 31, 1997 and 1996, and June 30, 1996 and 1995, respectively: risk-free interest rates of 6.0%, 5.9%, 6.1% and 7.4%, expected dividend yields of zero for all periods, expected lives of 5.8, 5.0, 6.4 and 4.0 years, and expected volatility of 42%, 50%, 47% and 59%.


   A summary of the status of the options outstanding under the Company's stock option plans and employment agreements at December 31, 1997 is presented below:

                                           Weighted-
                                            average   Weighted-             Weighted-
                                           remaining   average               average
                                 Number   contractual  exercise   Number     exercise
Range of exercise prices      outstanding    life       price   exercisable   price
------------------------      ----------- ----------- --------- ----------- ---------
$ 2.00 - $ 3.99                 512,365   1.82 years  $ 2.69      512,365   $ 2.69
$ 4.00 - $ 5.99               1,412,476       6.05      5.55      459,990     5.39
$ 6.00 - $ 10.50                612,000       5.78      7.41      202,000     7.03
                              ---------                         ---------
$ 2.00 - $ 10.50              2,536,841       5.13    $ 5.42    1,174,355   $ 4.49
                              =========                         =========

   The Company adopted the 1997 Employee Stock Purchase Plan (the Stock Purchase Plan) effective as of February 1, 1997. The maximum number of shares of common stock which are available under this plan is 100,000 shares. The Stock Purchase Plan provides an opportunity to the employees of the Company to purchase shares of common stock in the Company at 85% of fair market value on each offering date. During the year ended December 31, 1997, the employees of the Company purchased 15,407 shares of common stock for gross proceeds of $84,001.

   The Company accounts for these plans under APB 25 and related interpretations. Accordingly, since all options granted under these plans were granted at or in excess of fair market value of the stock on the date of the grant, no compensation cost has been recognized in the accompanying financial statements for options granted under these plans. Had compensation cost for these plans been determined based on the fair value of the options at the grant dates for awards under these plans consistent with the method prescribed by SFAS 123, the Company's net loss and loss per common share would have been increased to the pro forma amounts indicated below:

                                                                     Six months
                                                    Year ended         ended         Year ended
                                                   December 31,     December 31,      June 30,
                                                       1997             1996            1996
                                                 --------------   --------------   --------------
Net loss                    As reported          $(14,817,811)    $(1,643,920)     $(1,706,248)
                            Pro forma             (16,118,507)     (2,310,698)      (2,192,447)
Loss per common share       As reported                $(1.29)         $(0.16)          $(0.21)
                            Pro forma                   (1.40)          (0.22)           (0.27)

   2. Stock warrants

   In conjunction with a private placement in May 1995, the Company issued warrants to a group of investors to acquire common stock of the Company. Since that time, the Company has issued additional warrants to this group as the previously outstanding warrants were exercised.

   In January 1997, the Board of Directors approved a reduction in the exercise price, from $6.25 to $5.30 per share, of certain of these warrants related to 1,715,832 shares of common stock. In consideration of this reduction, the holders of the warrants agreed to the early exercise of the warrants which were otherwise permitted to be exercised until November 1, 1998. The holders agreed to exercise 767,810 shares on or before January 31, 1997, which exercise occurred and resulted in gross proceeds to the Company of $4,069,393. This initial issuance was priced at $6.25 per share and resulted in the issuance of 651,103 shares, with 116,707 shares held in reserve, because the reduced pricing was contingent upon the timely exercise of the warrants related to all 1,715,832 shares.

   The agreement relating to the exercise of the remaining 948,022 warrants was amended on November 14, 1997. The exercise price remained at $5.30 per share or an aggregate of $5,024,517 to be paid in ten equal installments commencing November 15, 1997, and continuing on the day that is five weeks subsequent to the preceding payment until the full amount is paid. On receipt of each payment, the Company agreed to issue a certificate representing the stock then being acquired, calculated at an exercise price of $5.30 per share, and issue a replacement warrant covering the same number of shares. Additionally, on receipt of the first payment, the Company agreed to deliver certificates representing the 116,707 shares held in reserve and to issue replacement warrants for the 767,810 shares, exercised in January 1997, referred to in the previous paragraph. Replacement warrants have an exercise price of $8.75 per share and are exercisable at any time through April 16, 2003. In the event that a warrant holder fails to make one or more payments when due, that portion of the outstanding warrants that was then due would thereafter have an exercise price of $6.25 per share and the holder would not be entitled to a replacement warrant, if and when the outstanding warrant is exercised.

   A summary of the status of common stock underlying the warrants issued at December 31, 1997 and 1996, and June 30, 1996 and 1995 and changes during the periods then ended is presented in the table below:

                                                                              Year ended June 30,
                            Year ended        Six months ended     -----------------------------------------
                        December 31, 1997     December 31, 1996           1996                   1995
                       -------------------  ---------------------  -------------------   -------------------
                                  Weighted-             Weighted-            Weighted-             Weighted-
                                  average               average              average               average
                                  exercise              exercise             exercise              exercise
                         Shares    price      Shares     price      Shares    price       Shares    price
                       ---------  --------  ---------   ---------  --------- ---------   --------- ---------
Outstanding at
 beginning of period   2,100,167   $ 6.25   2,100,167   $ 5.71      1,000,000   $3.00           -    $  -
Issued                   862,613     8.75     375,000     6.25      4,100,167    4.51    1,000,000    3.00
Exercised               (862,613)    5.30    (375,000)    3.25     (3,000,000)   3.17           -       -
                       ---------            ---------              ----------            ---------
Outstanding at end
 of period             2,100,167   $ 6.89   2,100,167   $ 6.25      2,100,167   $5.71    1,000,000   $3.00
                       =========            =========               =========            =========


NOTE P - COMMITMENTS AND CONTINGENCIES

   1. Litigation

   The Company is from time to time involved in litigation as a normal part of its ongoing operations. At December 31, 1997, there was no litigation which would have a material impact on the financial condition of the Company.

   2. Employment agreements

   In November 1997, the Company terminated employment agreements with three officers (see Note B) and entered into a letter agreement (to be followed by a definitive employment agreement) with a new Chief Executive Officer which provides for, among other things, a base salary of $250,000 per year and bonuses based on the achievement of performance targets (including a guaranteed bonus of $100,000 for 1998). The initial term of the agreement is from November 17, 1997 through December 31, 2000 and, thereafter, is automatically renewed for one year periods until terminated. The agreement also contains provisions that would entitle the Chief Executive Officer to the greater of his remaining base compensation or one year's salary plus the vesting of all time-based options and one half of the performance-based options in the event of the change in control of the Company and a termination of his employment.

   3. Licensing agreements

   The Company has also entered into licensing agreements for the use of certain patented technology. Certain of the patents are owned by a university, which is also a stockholder of the Company. These licensing agreements require royalty payments through the ends of the lives of the underlying patents which expire at various dates through 2013. Royalty payments are equal to specified percentages of the sales amounts of certain products, but not less than minimum annual royalty requirements of up to $156,000 per year.

   Effective July 1, 1997, the Company entered into a Technical Information Agreement and a Patent License Agreement with Lucent Technologies, Inc. (the Agreements). Under the Agreements, the Company was granted certain rights to technologies related to the manufacture of particle analysis systems and related rights to market such systems. Using the technology acquired under the Agreements, coupled with other technology already owned or licensed, the Company intends to manufacture and market a particle analyzing mass spectrometer.

   Under the Agreements, the Company made an initial payment of $200,000 for the rights granted thereunder. Additionally, the Company is obligated to pay royalties ranging from 5% to 8% of the market value of items sold pursuant to the Agreements, subject to minimum periodic installments starting at a total of $250,000 payable during the year ended June 30, 1999 and increasing to a total of $600,000 payable during the year ended June 30, 2003. The Agreements have an initial term of six years, although the Company may effectively extend the Agreements thereafter by continuing to pay the percentage royalties, subject to a minimum annual payment of $600,000.

   Royalty expenses included in the statements of operations were $172,144 for the year ended December 31, 1997, $82,000 for the six months ended December 31, 1996, and $92,919 and $73,937 for the years ended June 30, 1996 and 1995, respectively.

NOTE Q - SALES

   Sales by geographical area are as follows:

                                    Six months
                    Year ended        ended           Year ended June 30,
                   December 31,    December 31,   --------------------------
                       1997            1996           1996          1995
                   ------------    ------------   ------------  ------------

United States      $  3,970,719    $  2,005,065   $  5,428,961  $  2,920,953
Europe                3,181,688       1,363,083      1,698,739     2,581,748
Pacific Rim             856,663       1,414,238        902,830       836,339
Canada                  163,449          74,060        129,576       169,428
Other                   140,809          32,834         95,501         7,362
                   ------------    ------------   ------------  ------------
      Total        $  8,313,328    $  4,889,280   $  8,255,607  $  6,515,830
                   ============    ============   ============  ============

   During the year ended December 31, 1997, one customer accounted for 12% of net sales and during the six months ended December 31, 1996, one customer accounted for 13% of net sales. During the years ended June 30, 1996, and 1995, no customers accounted for more than 10% of net sales.

NOTE R - RELATED PARTY TRANSACTIONS

   In the ordinary course of business of the Company, the two founders and principal stockholders of the Company have been required to guarantee certain obligations, including its principal line of credit. The personal guarantees of the principal line of credit of the Company were eliminated when it was placed with another financial institution in October 1996.

   The Company has entered into consulting arrangements during 1997 and 1996, with a corporation owned and controlled by a director of the Company. Under the terms of the arrangements, the corporation agreed to provide the Company with advisory and consulting services concerning the commercialization of the technology held by Sensar Corporation, the identification of markets for such products, the establishment of marketing contacts, and the development of an operational plan for the development and marketing of products based on the Sensar technology. Under the arrangements the Company has incurred compensation expense of $95,540 and $100,000 in 1997 and 1996, respectively, plus the reimbursement of third-party expenses incurred on behalf of the Company.

   Under the terms of various contractual arrangements with a university, the Company owed approximately $215,500 for royalties, license fees, and reimbursement of patent expenses, had additional upcoming expenses of approximately $109,000, and had an obligation to issue 6,000 shares of common stock to the university. The university agreed to accept shares of the Company's restricted common stock in satisfaction of the cash obligations. The stock was valued at the closing price of the Company's common stock on July 17, 1996, of $9.00 per share discounted by 20% to recognize the restricted nature of the securities. The Company purchased an aggregate of 49,272 shares of common stock from two of its executive officers and directors, at a price equal to the obligations to the university, in order to deliver the shares to the university. A portion of the purchase price was paid by offsetting amounts due to the Company for advances made to the officers during the fiscal year ended June 30, 1996 in the aggregate principal amount of $105,000, plus accrued interest of approximately $5,300.

NOTE S - DISCONTINUED OPERATIONS

   In connection with a decision by the Company in the year ended June 30, 1995, the Company entered into an agreement to divest its airport noise monitoring business. Under the terms of this agreement Harris Miller Miller and Hanson, Inc. (HMMH), an established consulting firm with its primary business related to transportation industry acoustic and vibration analysis, purchased all of the Company's tangible assets and contracts related to the airport noise monitoring business and assumed approximately $100,000 of the Company's liabilities. HMMH also entered into a licensing agreement with the Company, which transfers the ownership of the Company's related software for application in the airport noise monitoring industry. Under the licensing agreement, the Company is entitled to installment payments of $150,000 annually plus a varying royalty of 2 1/2% to 4% on gross revenues of HMMH resulting from the sale, installation, upgrade, and maintenance of airport noise and operations monitoring systems for the lesser of ten years or the term of the contract.

   The accompanying consolidated financial statements reflect the transaction with the carrying value of the long-term contractual arrangement being assigned the basis of the net assets sold or licensed and no gain or loss being recognized at the date of the transaction. The Company has recognized the proceeds received on a "cost recovery" method whereby the carrying cost of the asset was reduced accordingly. In December 1997, certain events occurred which caused management to question the recoverability of the carrying cost of this long-term contractual arrangement and accordingly, the Company recognized an impairment loss (see Note B).

   During the year ended December 31, 1997, the six months ended December 31, 1996, and the year ended June 30, 1996, the Company recognized payments from HMMH in the amounts of $265,646, $106,000, and $388,146, respectively.

   The airport noise monitoring business has been accounted for as discontinued operations, and accordingly, the results of its operations are segregated from continuing operations in the accompanying statements of operations.
   Net sales, costs and operating expenses, other income and expense, and income taxes of this business for the fiscal year ended June 30, 1995 has been reclassified as discontinued operations.

   Summary operating results of discontinued operations for the fiscal year ended June 30, 1995 are as follows:

Net sales                               $  2,374,697

Operating loss                              (697,017)

Loss before income taxes                    (770,128)

Income taxes (benefit)                            -

Loss from discontinued operations           (770,128)

NOTE T - ACQUISITION

   Effective October 27, 1995, the Company acquired 100% of the stock of Sensar Corporation (Sensar). Sensar holds manufacturing and distribution rights to patented technology developed at Brigham Young University related to time-of-flight mass spectrometers. The Company issued 586,387 shares and 31,336 shares of common stock during the year ended June 30, 1996 and the six months ended December 31, 1996, respectively (valued at an aggregate of $1,590,636), assumed an outstanding obligation of Sensar with regard to a line of credit in the amount of $535,823 at October 27, 1995, and paid $280,000 to Sensar to be used by Sensar to redeem 1,400,000 shares of its common stock. This transaction was accounted for using the purchase method of accounting; accordingly the purchased assets and liabilities have been recorded at their estimated fair value at the date of acquisition, with the excess purchase price of $2,774,707 being allocated to acquired technology. A useful life of 15 years has been determined with amortization being calculated using the straight-line method. The results of operations of the acquired business have been included in the financial statements since the date of acquisition.

   The following unaudited pro forma summary represents the combined results of operations as if the acquisition of Sensar had occurred as of the beginning of each year presented. This summary does not purport to be indicative of what would have occurred had the acquisition been made as of the dates set forth, or of results which may occur in the future.

                                            Year ended June 30,
                                      -----------------------------
                                            1996            1995
                                      -------------   -------------
Net sales                             $   8,544,000   $   7,365,000
Loss from continuing operations          (1,821,000)       (515,000)
Loss from discontinued operations                -         (770,000)
Net loss                                 (1,821,000)     (1,285,000)
Loss per share                                (0.20)          (0.19)


NOTE U - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                      Six months
                                                       Year ended       ended           Year ended June 30,
                                                      December 31,   December 31,   --------------------------
                                                          1997           1996           1996          1995
                                                      ------------   ------------   ------------  ------------
Cash flows from operating activities are as follows:
 Net loss                                             $(14,817,811)  $ (1,643,920)  $(1,706,248)  $ (311,617)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities
      Depreciation                                         487,687        189,151       278,417      217,790
      Amortization                                         672,848        243,991       350,120      517,948
      Provision for losses on accounts receivable           41,146         28,834        20,000          875
      Provision for inventory write downs                  614,000             -             -            -
      Provision for impairment losses                    4,246,367             -             -            -
      Stock issued in payment of compensation            1,412,159         22,657       178,390      219,708
      Stock issued in payment of interest                       -              -         42,261           -
      Loss (gain) on sale of property and equipment         78,085         (8,460)      (17,014)       6,189
      Changes in assets and liabilities
       Trade accounts receivable                           331,491       (294,999)     (221,582)    (520,395)
       Inventories                                         850,883     (1,172,795)     (770,882)       2,464
       Other current assets                                 29,636        372,115      (166,545)     233,507
       Due from related party                                   -              -             -        29,817
       Accounts payable                                    177,698        321,549      (305,112)    (303,477)
       Accrued liabilities                                 753,754         (2,861)      298,251      (59,205)
                                                      ------------   ------------   -----------    ---------
          Net cash provided by (used in) operating
           activities                                 $ (5,122,057)  $ (1,944,738)  $ 2,019,944)   $  33,604
                                                      ============   ============   ===========    =========
Supplemental disclosures of cash flow information

Cash paid during the period for
 Interest                                             $    299,438   $    144,399   $   400,686    $ 355,988
 Income taxes                                                   -              -             -            -

Significant noncash investing and financing activities

Acquisition of equipment through long-term
 obligations                                          $    326,960   $    240,876   $   234,210    $ 189,747

Note receivable issued in exercise of stock options         69,375             -             -            -

Issuance of common stock for purchase of
 Sensar (Note R)                                                -          80,690     1,509,946           -

Issuance of preferred stock in satisfaction of debt             -              -             -       500,000

Conversion of short-term debt into long-term debt               -              -             -       300,000

NOTE V - SUBSEQUENT EVENTS

   1. Private placement

   In February 1998, the Company completed the private placement of 100 Units, each Unit consisting of 35 shares of 1998 Series A Preferred Stock (the Preferred Stock) and 7,000 Warrants (Warrants) to purchase common stock, at a purchase price of $35,000 per Unit, or an aggregate gross sales price of $3,500,000. The Preferred Stock is convertible, at the election of the holder, at any time subsequent to 90 days after the closing of the offering into that number of shares of common stock calculated by dividing $1,000, plus any accrued but unpaid dividends, by the lower of (i) $3.60 or (ii) 85% of the average closing price of the common stock for the ten trading days preceding the notice of conversion as reported by the Nasdaq National Market System on which the Company's common stock is traded. Until conversion, the Preferred Stock bears an annual dividend of 4%, or $40 per share per annum. If not previously converted, the Preferred Stock will automatically convert into shares of common stock as of December 31, 1999. In addition, the Company can require the conversion of the Preferred Stock if it makes a public offering of its common stock at any time subsequent to February 1, 1999. The Company paid a finder's fee of 6%, or an aggregate of $210,000, and expects to incur legal, accounting, listing fees, and other costs of the offering estimated to be approximately $35,000.

   Each Warrant gives the holder the right to purchase one share of common stock at an exercise price of $4.50 per share. If not earlier exercised, the Warrants expire July 30, 2000. The Company can provide 30 days written notice to the holders of the Warrants at any time that the closing price of the Company's common stock equals or exceeds $6.50 per share for 20 consecutive trading days as reported on the Nasdaq National Market System. If the holders do not exercise the Warrants by the end of the 30 day period, the Warrants would then expire.

   2. Stock options

   In February 1998, the Company granted options to a newly hired chief operating officer to purchase 300,000 shares of common stock at $2.9875 per share. The options vest 25% on the grant date and 25% per year for each of the next three years and expire five years after vesting. The vesting of 112,500 shares over the next three years is subject to the achievement of certain performance objectives.

   Also in February 1998, certain former executive officers of the Company exercised their remaining options to acquire 276,365 shares of common stock, at prices ranging from $2.06 to $3.64 per share, by delivering to the Company notes in the aggregate amount of $726,190. The notes bear interest at 8.5% and are payable in three equal annual installments.

   In March 1998, the Company has also granted options to existing employees and a current director to purchase 367,500 shares of common stock principally at $3.1375 per share. The options vest in varying percentages over the next three years and expire five years after vesting. Concurrently with the granting of these options, the Company canceled existing options previously granted to certain employees and the director to purchase 382,000 shares of common stock at prices ranging from $4.69 to $10.50 per share.



                                                                     APPENDIX A

                            ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT (this "Agreement") dated as of the 30th day of November, 1998, by and among PCB GROUP, INC., a New York corporation, with an address at 3425 Walden Avenue, Depew, New York 14043 ("PCB"), BEEHIVE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of PCB, with an address at 3425 Walden Avenue, Depew , New York 14043 (the "Buyer"), and LARSONoDAVIS INCORPORATED, a Nevada corporation with its principal office at 1681 West 820 North, Provo, Utah 84601 ("LDI"), and LARSONoDAVIS LABORATORIES, a Utah corporation and wholly-owned subsidiary of LDI (the "Seller").

                              W I T N E S S E T H:

     WHEREAS, LDI and the Seller are, among other things, engaged in the business of designing, manufacturing, distributing, promoting, marketing, selling and servicing of instrumentation, firmware and software for use in the acoustic and vibration industry and related activities (collectively, the "Business"); and

     WHEREAS, LDI and the Seller desire to sell to the Buyer and the Buyer desires to purchase from LDI and the Seller all of the Business and substantially all the technology and assets of the Business, all on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                               PURCHASE AND SALE

     1.1 Sale of Assets. At the Closing (as hereinafter defined) and subject to all other terms and conditions of this Agreement, the Seller, or in the event that the assets are held directly, LDI, shall sell, assign, transfer and convey to the Buyer good and marketable title, free and clear of all liens, liabilities, encumbrances, security interests, claims and other restrictions other than Assumed Liabilities, in and to all assets used in the Business of every kind and description, tangible and intangible, real, personal and mixed, wherever located, excepting only the Excluded Assets (as hereinafter defined). The assets to be sold by LDI and the Seller to the Buyer are sometimes hereinafter referred to as the "Subject Assets." The Subject Assets shall include, without limitation, the following:

          (a) all machinery and equipment, computer equipment, fixtures, furniture, office equipment, tools, test equipment, tooling, vehicles, software and other tangible personal property of LDI and the Seller used in the Business identified on Schedule 1.1(a) (collectively the "Personal Property");

          (b) all inventory used in the Business wherever located, including raw materials, work-in process, finished goods and consigned inventory, including, but not limited to, all inventory identified in Schedule 1.1.(b) (collectively the "Inventory");

          (c) all patents, copyrights and trademarks (and all applications for any of the foregoing) and all licenses, processes, products, apparatus, formulas, trade secrets, know-how, discoveries, inventions (including conceptions of inventions), product drawings, schematics, bills of materials, specifications, computer programs, and design, manufacturing, engineering and other technical information of LDI and the Seller used in the Business including, without limitation, such intellectual property identified on Schedule 1.1(c) (collectively the "Intellectual Property");

          (d) all sales orders, purchase orders, personal property and software leases, license agreements, confidentiality and/or non-competition or similar agreements, distributor and representative agreements or appointments, arrangements and/or other contracts, agreements or commitments of the Seller or LDI related to the Business which are identified on Schedule 1.1(d) and sales orders, purchase orders, contracts, agreements, distribution and representative agreements or appointments, arrangements and/or commitments of the Seller or LDI related to the Business dated after the date hereof as of the "Closing Date" (as hereinafter defined) (collectively the "Contracts");

          (e) all current and prospective customer and vendor lists for the Business;

          (f) to the extent assignable, all governmental and other permits, licenses, approvals, certificates of inspection, filings, franchises and other authorizations relating to the Subject Assets including, but not limited to, those listed in Schedule 1.1(f). Schedule 1.1(f) contains a list of all Permits and Licenses used in the Business, whether assignable or not (collectively the "Permits and Licenses");

          (g) all rights of LDI or the Seller pursuant to any express or implied warranties, and pursuant to any representations or guarantees made by suppliers furnishing goods or services to the Business;

          (h) all original accounting, operating and other books, records, files, sales literature and other data of LDI and the Seller relating to the Business, the Subject Assets or the Contracts (other than records pertaining to any Excluded Assets, the corporate minute books and stock records of LDI and the Seller); provided, however, that LDI and the Seller may retain a copy of all accounting, operating and business records, which may be used solely for the purposes set forth in Section 11.6 hereof;

          (i) all accounts receivable of LDI and the Seller relating to the Business and all books and records related thereto (the "Accounts Receivable");

          (j) all prepaid expenses of LDI and the Seller relating to the Business (collectively the "Prepaid Expenses");

          (k) all claims, causes of action and rights of recovery of the Business;

          (l) all rights to all trade names and marks used by LDI and the Seller in the Business, including, but not limited to, any and all rights of LDI and the Seller to use the name "LarsonoDavis", and any and all variations thereof and all marks related thereto;

          (m)  all goodwill associated with the Business;

          (n) the real property and improvements commonly known as 1681 West 820 North, Provo, Utah 84601, as further described on Schedule 1.1(n) (the "Owned Property"); and

          (o) to the extent provided in Section 1.4(f), the balance of the bank account established by the Seller for the Business subsequent to December 31, 1998.

     1.2 Excluded Assets. The Subject Assets shall not include the following assets (collectively, the "Excluded Assets"):

          (a) except as provided in Section 1.1(o), the cash, cash equivalents, or bank accounts maintained by LDI or the Seller, whether or not associated with the Business;

          (b) the tools and equipment located in the machine shop, as such assets are further described on Schedule 1.2(b);

          (c) the assets of LDI or the Seller not related to the Business, including those assets associated with LDI's other businesses, including, but not limited to, LDI's mass spectrometry, CrossCheck, and SFC technologies (collectively, the "Sensar Division");

          (d) all corporate books and records of LDI or the Seller not relating to the Business, including minute books, stock transfer records, shareholder records of LDI or the Seller, and the books and records related to LDI's Sensar Division;

          (e)  LDI and the Seller's employee benefit plans; and

          (f)  the items described on Schedule 1.2(e).

     1.3 Assumed Liabilities. At the Closing, the Buyer shall assume the following obligations (the "Assumed Liabilities"):

          (a) accrued trade and other accounts payable associated with the Business as of the Closing calculated on the same basis as used to prepare the January Balance Sheet, as hereinafter defined;

          (b) the mortgage (the "Mortgage") and mortgage debt, as further described on Schedule 1.3(b), on the Owned Property;

          (c) those accrued liabilities of LDI or the Seller listed on Schedule 1.3(c);

          (d) LDI's and the Seller's obligations under the Contracts to the extent set forth in Section 1.7; and

          (e)  LDI's and the Seller's obligations under the leases listed in
Schedule 1.3(e).

     1.4  Payment of the Purchase Price.

          (a) Purchase Price. In consideration of the sale by LDI and the Seller to the Buyer of the Subject Assets, and LDI's and the Seller's performance of this Agreement, the Buyer shall (i) pay to LDI or the Seller the aggregate amount of Six Million, Five Hundred Thousand and 00/100 Dollars ($6,500,000.00), subject to adjustments as provided in Section 1.5 below (the "Cash Purchase Price"), (ii) subject to the provisions contained in Section 1.4(b) hereof, pay to LDI or the Seller an earnout payment of up to Two Million and 00/100 Dollars ($2,000,000.00) (the "Earnout Payment"), and (iii) assume the Assumed Liabilities (collectively, the Cash Purchase Price, the Earnout Payment and the Assumed Liabilities shall be referred to herein as the "Purchase Price"). At the Closing, the Buyer shall pay the Cash Purchase Price as follows:

               (i) Cash. The Buyer shall wire transfer immediately available funds to an account designated by LDI or the Seller in the amount of the Cash Purchase Price less One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the "Initial Cash Payment"); and

               (ii) Note. The Buyer and PCB shall execute and deliver to LDI or the Seller a non-negotiable promissory note (the "Note") in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), which Note shall be in the form of Exhibit A hereto. The Note shall bear a fixed interest rate equal to Libor, plus two percent (2%), as of the Closing Date and shall be paid monthly based on a two (2) year amortization schedule. Any remaining principal and interest shall be payable one (1) year after the Closing Date. The Buyer's obligation under the Note shall be secured by a general security interest in the assets of PCB, including assets held by its operating subsidiaries other than Oceana Sensor Technologies, Inc., but excluding those assets that are pledged as security for PCB's obligations under the Town of Lancaster Industrial Development Revenue Bond (1998 PCB Piezotronics, Inc. Project), pursuant to which PCB has purchased or will purchase certain equipment and machinery to be used in connection with the construction of an approximately 30,000 square foot addition to an existing approximately 61,000 square foot facility at 3425 Walden Avenue. The security interest shall be evidenced by a commercially reasonable security agreement and standard uniform commercial code filing documents in the jurisdictions in which the assets are located. The Note shall provide that it is subordinate to the rights of PCB and/or the Buyer's principal lender providing the financing necessary to complete the transactions contemplated by this Agreement or any successor principal lender thereto. LDI and/or the Seller agree to execute such documents as may be required by the Buyer's lender to evidence such subordination.

          (b) Earnout Payment. The amount of the Earnout Payment shall be based on the "Calculated Pretax Profit" (as hereinafter defined) for the Business for the year ending December 31, 1999, and determined as set forth in this Section.

               (i) If the Calculated Pretax Profit is equal to or less than Eight Hundred Thousand and 00/100 Dollars ($800,000.00), no Earnout Payment shall be due to LDI or the Seller;

               (ii) If the Calculated Pretax Profit is more than Eight Hundred Thousand and 00/100 Dollars ($800,000.00), but equal to or less than One Million and 00/100 Dollars ($1,000,000.00), the Earnout Payment shall equal (x) the Calculated Pretax Profit less Eight Hundred Thousand and 00/100 Dollars ($800,000.00) multiplied by (y) 7.5;

               (iii) If the Calculated Pretax Profit is greater than One Million and 00/100 Dollars ($1,000,000.00) but equal to or less than One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), the Earnout Payment shall equal (x) the amount calculated in accordance with subparagraph (ii) above plus (y) the Calculated Pretax Profit less One Million and 00/100 Dollars ($1,000,000.00);

               (iv) If the Calculated Pretax Profit is greater than One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), no additional amounts other than those calculated in accordance with subparagraphs (ii) and (iii) above shall be due to LDI or the Seller.

          (c) Calculated Pretax Profit. For purposes of determining the Earnout Payment, the "Calculated Pretax Profit" shall be the pretax profit of the Business acquired by the Buyer pursuant to this Agreement, including any payments received by the Buyer from LDI or the Seller under the provisions of
Section 12.2 (but only to the extent that an amount equal to any such payments is also included as an expense for purposes of calculating the Calculated Pretax Profit), determined in accordance with GAAP, applied on a basis consistent with the past practice of LDI or the Seller and based on the policies and procedures used to prepare the 1999 Budget for the Business attached hereto as Exhibit H (the "Budget Projections"), with the following modifications:

               (i) Costs of goods sold shall not exceed forty-four percent (44%) of the initial Eight Million and 00/100 Dollars ($8,000,000.00) in revenues;

               (ii) All other categories of costs associated with the operation of the Business will be fixed for up to the initial Eight Million and 00/100 Dollars ($8,000,000.00) in revenues at the amounts shown under the column titled "Totals" on Exhibit H, except:

                    (aa) the administrative costs in Exhibit H shall be increased by up to One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00) (from One Hundred Seventy Thousand Seven Hundred Fifty and 00/100 Dollars ($170,750.00) to Two Hundred Ninety Thousand Seven Hundred Fifty and 00/100 Dollars ($290,750.00)); and

                    (bb) the costs (including any expenses incurred to make it operable) of moving and reinstalling the PC board cleaner included in the Acquired Assets will be capitalized and depreciated during the 1999 fiscal year based on a straight line 5 year depreciation schedule;

               (iii) The Calculated Pretax Profit on all revenues in excess of Eight Million and 00/100 Dollars ($8,000,000.00) shall be deemed to be forty-six percent (46%) of such excess.

               (iv) The parties acknowledge that, among other things, the foregoing calculations reflect depreciation based on LDI's or the Seller's current basis and depreciation schedule for the Subject Assets (i.e., the depreciation related to the step-up in basis of the Subject Assets attributable to the Buyer's purchase price and the adoption of new depreciation schedules by the Buyer will not be included in the calculation of the Calculated Pretax Profit), do not include the interest costs associated with any financing obtained by the Buyer, and include estimated depreciation for all capital costs of the Buyer subsequent to the Closing (other than those related to the PC board cleaner as set forth in (ii)(bb) above).

               (v) "Calculated Pretax Profit" shall not include any payments received by the Buyer pursuant to the Shared Services Agreement, as hereinafter defined in Section 1.10 hereof or the Lease Agreement, as hereinafter defined in
Section 1.11 hereof, all to the extent such payments are identified on the last page of Schedule H under the heading "Shared Services: Paid to PCB Buffalo." Payments received by the Buyer or PCB under the terms of the Manufacturing Agreement shall not be included in revenue for purposes of calculating the Calculated Pretax Profit, but shall reduce the costs of goods sold in such calculation on a dollar for dollar basis.

          (d) Adjustments for Budget Discrepancies. The foregoing calculation of the Earnout Payment is based in part on the Budget Projections prepared by the Seller and attached hereto as Exhibit H. The calculated Earnout Payment shall also be subject to the following adjustments:

               (i) In the event the Budget Projections omit a recurring expense of greater than Twenty Thousand and 00/100 Dollars ($20,000.00) or a number of recurring expenses of greater than Five Thousand and 00/100 Dollars ($5,000.00) each that in the aggregate exceed Twenty Thousand and 00/100 Dollars ($20,000.00), the limitations on costs set forth above shall be appropriately adjusted to take into account the existence of such recurring expenses, although the Buyer agrees to use its good faith efforts to minimize the impact of any such adjustment. The intent of this subparagraph is to make appropriate adjustments only if a recurring expense item has been omitted from the Budget Projections. There shall be no adjustments for changes in the levels of expenses for those items included in the Budget Projections.

               (ii) In the event there is a non-recurring expense item during fiscal 1999 of which LDI or the Seller was aware or should have been aware, but which was not included in the Budget Projections or provided for in Section 1.4(c) above, LDI or the Seller shall have the right to pay all or part of such expense item and have it excluded from the Earnout Payment calculations to the extent paid. If neither the Seller nor LDI was aware or should have been aware of the non-recurring expense, and hence, such expense was not included in the Budget Projections, it shall be paid by the Buyer, but excluded from the Earnout Payment calculations.

          (e) Obligations of the Buyer. The Buyer agrees to use its commercially reasonable good faith efforts to maximize revenues and the Calculated Pretax Profit earned with the Subject Assets and Business during fiscal 1999. In particular, the Buyer agrees (i) subject to the provisions and under the terms of the Shared Services Agreement (as hereinafter defined in Section 1.10), to offer to employ Jeffrey Cohen as its operations manager for the Business; and (ii) to not seek to defer revenue until after December 31, 1999, or to accelerate costs to any period prior to December 31, 1999. The parties shall work in good faith to cooperate in the determination of the Calculated Pretax Profit and Earnout Payment based on the principles set forth above. In the event that the parties are unable to agree on the calculation of the Earnout Payment on or before February 29, 2000, they shall submit the matter to the determination of Arthur Anderson LLP (the "CPA Firm") and agree to be bound by such decision. All costs and expenses of the CPA Firm in connection with the determination shall be shared equally by the parties. In the event that the parties have not agreed on the calculation by March 15, 2000, the Buyer shall release and cause to be paid to LDI or the Seller that portion of the Earnout Payment that is not in dispute. Any part of the Earnout Payment that is not paid by April 30, 2000, shall thereafter bear interest at seven and one-half percent (7.5%) per annum until paid in full; provided that, if any part of the Earnout Payment is not paid within fifteen (15) days of the final determination of the Earnout Payment, the unpaid balance shall bear interest at twelve percent (12%) per annum until paid.

          (f) Benefit of the Business Subsequent to December 31, 1998. Beginning January 1, 1999, all revenues of the Business, except those associated with Excluded Assets, shall be deposited in a newly established bank account (the "New Account") and all obligations of the Business, to the extent such obligations would be Assumed Liabilities under Section 1.3, that thereafter become due shall be paid out of such account. As of the Closing Date, all rights to such account shall be transferred to the Buyer. The Buyer shall have the right to review the transactions in such account and all underlying financial records of LDI and the Seller. To the extent that the Buyer concludes that there has been an error in the management of such account, the Buyer shall, as quickly as practicable but in no event more than thirty (30) days subsequent to the Closing, provide a statement to LDI and the Seller (the "Account Statement") setting forth in detail the errors and the adjustment proposed by the Buyer. The Account Statement shall be binding on the parties unless within ten (10) days of the receipt of such Account Statement by LDI and the Seller, LDI or the Seller shall deliver to the Buyer notice of their disagreement with the proposed adjustment. If such notice of disagreement is delivered by LDI or the Seller, the Account Statement shall become binding on the written agreement of the parties resolving all disagreements with respect to the Account Statement. If the Account Statement is not binding by the fifteenth day following its receipt by LDI and the Seller, the disagreement shall be resolved pursuant to Section 1.5(g) hereof. To the extent that the binding Account Statement shows that a higher balance should have been in the New Account as of the Closing Date, LDI or the Seller shall pay such difference to the Buyer. To the extent the binding Account Statement shows that a lower balance should have been in the New Account as of the Closing date, the Buyer shall pay such amount to LDI or the Seller. All amounts due under this Section 1.4(f) shall be paid within ten (10) days of the date the Account Statement becomes binding.

          (g) Payments into Escrow. The Earnout Payment shall be calculated quarterly and held in escrow by an Escrow Agent as follows:

          Within forty-five (45) days of the end of each calendar quarter, the Buyer shall calculate the Earnout Payment, pro rata for the year to the end of that quarter, and pay to Citibank, N.A. as escrow agent (the "Earnout Escrow Agent") any balance of the Earnout Payment due for the preceding quarter, with notice to LDI or the Seller. If the Earnout Escrow Agent is holding funds in excess of the pro rata Earnout Payment, such excess shall be refunded to the Buyer, with notice to LDI or the Seller. The Buyer shall pay all costs and expenses of the Earnout Escrow Agent for services it renders.

     1.5  Minimum Net Asset Value.

          (a) The parties agree that the Purchase Price is in part dependent on the Net Asset Value (as hereinafter defined) on January 1, 1999, being Three Million and 00/100 Dollars ($3,000,000.00) (such sum being the "Target Value"). "Net Asset Value," as used herein, shall be equal to LDI's or the Seller's book value of the Subject Assets on January 1, 1999, less the aggregate amount of the Assumed Liabilities, all as determined in accordance with GAAP applied on a basis consistent with the past practice of LDI or the Seller (the "January Balance Sheet"); provided, however, that such January Balance Sheet and Net Asset Value set forth therein (i) shall, notwithstanding the actual book value of the Owned Property, use the agreed upon fair market value of One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00), (ii) shall reflect, to the extent paid by LDI or the Seller prior to January 1, 1999, the amount of the bonuses due to employees of the Business for 1998 (the September 30, 1998, balance of which appears on the line item titled "Bonus Accrual" in the column headed "Closing Balance Sheet" on Schedule 1.5) and property taxes on the Owned Property for 1998 (the September 30, 1998, balance of which appears on the line item titled "Property Tax Payable" on Schedule 1.5) as a payable to LDI (the "Post-Closing Payable"), assumed by LDI or the Seller and payable in four (4) equal monthly installments commencing thirty (30) days subsequent to Closing,
(iii) shall not include the book value of any patents, capitalized software, or acquired technology of the Seller or LDI, and (iv) shall give a fixed value to the line item "Inventory: Demo" of One Hundred Ninety-One Thousand Two Hundred Sixty-Four and 63/100 Dollars ($191,264.63). Notwithstanding the foregoing, the agreed to value of the Owned Property of One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00) shall be reduced if the appraisal of the Owned Property is less than One Million Three Hundred Twenty-Five Thousand and 00/100 Dollars ($1,325,000.00). Such reduction shall be equal to One Million Three Hundred Twenty-Five Thousand and 00/100 Dollars ($1,325,000.00) less the appraisal amount. The agreed to value of One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00) shall be increased if the appraised value of the Owned Property is greater than One Million Four Hundred Seventy-Five Thousand and 00/100 Dollars ($1,475,000.00). Such increase shall be equal to the appraised value less One Million Four Hundred Seventy-Five Thousand and 00/100 Dollars ($1,475,000.00). Notwithstanding the foregoing, in the event that the appraisal of the Owned Property is less than One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00), the Seller shall have the option to obtain a second appraisal of the value of the Owned Property, with such appraisal to be completed by an independent real estate appraiser, reasonably acceptable to the Buyer, who is a member of the American Institute of Real Estate Appraisers. In such event, the appraised value used to determine any reduction or increase in the agreed to value of the Owned Property as set forth above shall be based on the average of the two (2) appraisals.

          (b) In the event the Net Asset Value as of the January Balance Sheet is less than the Target Value, the Cash Purchase Price shall be reduced dollar-for-dollar by the extent to which the Target Value exceeds the Net Asset Value as of the January Balance Sheet (the "Purchase Price Reduction"). In the event that the Net Asset Value as of the January Balance Sheet is greater than the Target Value, the Cash Purchase Price shall be increased dollar-for-dollar by the extent to which the Net Asset Value exceeds the Target Value as of the January Balance Sheet (the "Purchase Price Increase"); provided that, to the extent that the Net Asset Value as of the January Balance Sheet exceeds Three Million One Hundred Thousand and 00/100 Dollars ($3,100,000.00), any excess shall not be used to increase the Cash Purchase Price but (i) to the extent that it is more than Three Million One Hundred Thousand and 00/100 Dollars ($3,100,000.00), but less than Three Million Two Hundred Thousand and 00/100 Dollars ($3,200,000.00), shall be paid to LDI or the Seller by the Buyer on the same terms as the Post-Closing Payable; and (ii) to the extent that it is more than Three Million Two Hundred Thousand and 00/100 Dollars ($3,200,000.00), shall be paid to LDI or the Seller by the Buyer on the same terms as the Note. The Purchase Price Reduction and the Purchase Price Increase shall each be referred to generally herein as the "Purchase Price Adjustment."

          (c) For purposes of determining appropriate adjustments to the Cash Purchase Price at Closing, the parties shall estimate the Purchase Price Adjustment as of January 1, 1999 by such procedures as the parties establish (the "Purchase Price Adjustment Estimate"). The Purchase Price Adjustment Estimate shall be made in good faith based on the best estimates of the parties as of the Closing Date. Final adjustments shall thereafter be made pursuant to the procedures set forth below.

          (d) On or before February 15, 1999, the Seller shall prepare a statement of the Net Asset Value as of January 1, 1999 (the "Net Asset Value Statement") and shall submit the same to the Buyer and PCB for purposes of determining final adjustments pursuant to this Section 1.5. Notwithstanding any other provision to the contrary of this Section 1.5, if the Net Asset Value contained on the Net Asset Value Statement exceeds Three Million One Hundred Thousand and 00/100 Dollars ($3,100,000.00), any excess shall not be used to increase the Cash Purchase Price but (i) to the extent greater than Three Million One Hundred Thousand and 00/100 Dollars ($3,100,000.00) but less than Three Million Two Hundred Thousand and 00/100 Dollars ($3,200,000.00), shall be paid to LDI or the Seller by the Buyer on the same terms as the Post-Closing Payable; and (ii) to the extent greater than Three Million Two Hundred Thousand and 00/100 Dollars ($3,200,000.00) shall be paid to LDI or the Seller by the Buyer on the same terms as the Note. If the parties cannot agree on the Net Asset Value Statement within ten (10) days of its submission to the Buyer and PCB, the disagreement shall be resolved pursuant to Section 1.5(g) hereof.

          (e) Within ten (10) days after the date the parties agree on the Net Asset Value Statement or, if there is a disagreement with respect to the Net Asset Value Statement, ten (10) days after such disagreement is finally resolved pursuant to Section 1.5(g) hereof, the parties shall make the final payments as required by this Section 1.5(e). In the event the Purchase Price as adjusted by the final determination of the Purchase Price Adjustment, is less than the Purchase Price based on the Purchase Price Adjustment Estimate, LDI or the Seller shall pay to the Buyer an aggregate amount equal to such difference. In the event the final determination of the Purchase Price as adjusted by the final determination of the Purchase Price Adjustment is greater than the Purchase Price based on the Purchase Price Adjustment Estimate, the Buyer shall pay to LDI or the Seller an amount equal to such difference.

          (f) Any payment under this Section 1.5 or under Section 1.4 shall be made in immediately available funds. Without limiting any other remedies available to the Buyer, in the event that LDI or the Seller shall fail to make timely payment of any amount owed to the Buyer pursuant to this Section 1.5 after a final determination of the Purchase Price, or under Section 1.4 after a final determination of the Account Statement, the Buyer may set off such amount against the Note and/or the Earnout Payment.

          (g) Disagreements with respect to Net Asset Value Statement or the Account Statement not resolved within fifteen (15) days of the submission of the Net Asset Value Statement or the Account Statement, as the case may be, to LDI and the Seller shall be submitted to the CPA Firm for resolution, whose determination shall be conclusive and binding on the Buyer and the Seller. The Buyer and the Seller shall use their best efforts to cause the CPA Firm to render its decision within thirty (30) days after the parties' submission of the dispute. All costs and expenses of the CPA Firm in connection with the submission shall be shared equally by the parties.

          (h) An example of the calculation of the Net Asset Value pursuant to this Section 1.5, using the asset values included in the Latest Balance Sheet, as hereinafter defined, is attached hereto as Schedule 1.5.

     1.6 Allocation of Purchase Price. The Purchase Price shall be allocated among the Subject Assets in accordance with Schedule 1.6 hereto. The parties shall complete and separately file Form 8594 with their respective federal income tax returns for the tax year in which the Closing Date occurs in accordance with such allocation and guidelines, and none of the parties shall, without the written consent of the other parties hereto, take a position on any tax return before any governmental agency charged with the collection of any such tax, or in any judicial proceeding, that is in any manner inconsistent with the terms of such allocation.

     1.7 Assumption of Contracts. At the Closing, the Buyer shall assume those obligations of LDI and the Seller that are due or that are to be performed after the Closing Date under the Contracts; provided, however, that the Buyer shall assume no liability or obligation of LDI or the Seller that was due or was to be performed prior to the Closing Date, except as accrued on the Net Asset Value Statement.

     1.8 No Other Assumption of Liabilities. Except as specifically provided in Sections 1.3 and 1.7, neither PCB nor the Buyer will assume, be liable for, or become responsible for any liability of LDI or the Seller of any nature, whether accrued, absolute, contingent or otherwise.

     1.9 Manufacturing Agreement. At the Closing, the parties shall enter into an agreement in the form of Exhibit B setting forth the terms and conditions pursuant to which the Buyer will agree to manufacture for LDI, subsequent to the Closing, certain components (the "Manufacturing Agreement").

     1.10 Shared Services Agreement. At the Closing, the parties shall enter into a Shared Services Agreement in the form of Exhibit C, whereby the Buyer shall appoint Jeffrey Cohen as operations manager (subject to Mr. Cohen's acceptance of such position) allow LDI to use certain systems of the Business, and allow LDI to utilize the services of certain employees of the Buyer through December 31, 1999 (the "Shared Services Agreement").

     1.11 Lease. At the Closing, the parties shall enter into a lease agreement whereby the Buyer shall lease to LDI a portion, as further described on Exhibit D, of the Owned Property (the "Lease Agreement"). Such Lease Agreement shall include such terms and conditions set forth on Exhibit D and shall otherwise be in a form reasonably acceptable to the parties.

     1.12  Accounts Receivable.

          (a) The Buyer shall collect all the Accounts Receivable for its benefit after the Closing. Any payments received by the Buyer from an account debtor shall be applied against such account debtor's account to the oldest account first, except in cases where a particular account is disputed by the account debtor or where an account debtor has otherwise designated the account being paid. The Buyer shall use commercially reasonable efforts (excluding litigation or referral to a collection agency) to collect such Accounts Receivable on or before May 30, 1999 and will not, without prior written consent of LDI, agree to forgive or compromise any of the Accounts Receivable.

          (b) In the event any Accounts Receivable, other than the receivable from HMMH in relation to the variable royalty (the "HMMH Receivable"), are uncollected as of May 30, 1999 (the "Repurchase Date"), then LDI or the Seller shall repurchase such uncollected Accounts Receivable (the "Uncollected Accounts") from the Buyer at an amount equal to (i) the book value, net of reserves, for the Accounts Receivable on the final Net Asset Value Statement less (ii) all amounts collected by the Seller or the Buyer on the Accounts Receivable subsequent to December 31, 1998, and prior to the Repurchase Date and less (iii) the book value of the HMMH Receivable at the Repurchase Date. LDI or the Seller shall remit payment to the Buyer of the purchase price for such Uncollected Accounts within fifteen (15) days after the date the Buyer provides a statement of such Uncollected Accounts. Such payment shall be made in immediately available funds or by offset against the Note or any Earnout Payment. Upon receipt of such purchase price, the Buyer shall promptly return to LDI or the Seller all records regarding the Uncollected Accounts and all amounts received with respect to the Accounts Receivable subsequent to the Repurchase Date shall be for the benefit of LDI or the Seller. The parties shall at all times cooperate with the other as each may reasonably request with respect to collection of the Accounts Receivable. If either party receives any payment at any time to which the other is entitled, such party shall hold such payment in trust for the other, and immediately transmit such payment to the other. Notwithstanding any of the foregoing, the Buyer may elect, at its option, to retain any or all of the Uncollected Accounts for its own benefit by not providing LDI or the Seller with a statement of the Uncollected Accounts within ten (10) days after the Repurchase Date or by excluding those Uncollected Accounts that it wishes to retain and in such event, LDI or the Seller shall not repurchase such Uncollected Accounts. All Uncollected Accounts retained by the Buyer shall be credited against the book value, net of reserves, of the Accounts Receivable on the final Net Asset Value Statement at full face value. The HMMH Receivable shall be subject to repurchase by LDI or the Seller in accordance with this Section 1.12 in the event that it remains uncollected in full or in part on December 31, 1999, and the sum of the (i) amounts collected by the Seller or the Buyer subsequent to December 31, 1998, with respect to the Accounts Receivable (excluding any amounts collected by the Buyer on Uncollected Accounts that the Buyer elected to retain and for which LDI or the Seller was given a credit as of the Repurchase Date for full face value); (ii) any repurchase amount paid to the Buyer by LDI or the Seller; and (iii) the face value of any Uncollected Accounts retained by the Buyer and for which LDI or the Seller was given a credit as of the Repurchase Date, is less than the book value, net of reserves, for the Accounts Receivable on the final Net Asset Value Statement. The repurchase price for the HMMH Receivable shall equal the amount such sum is less than the book value, net of reserves, of the Accounts Receivable on the final Net Asset Value Statement. The repurchase price for the HMMH Receivable shall be paid; the election of the Buyer to retain the HMMH Receivable; and the benefit for whom the HMMH Receivable is collected, shall all be on the same terms as set forth above for the repurchase of the Uncollected Accounts.

                                   ARTICLE II

                                    CLOSING

     2.1 Closing. The sale and purchase of the Subject Assets shall be consummated at a closing (the "Closing") to be held at the offices of Kruse, Landa & Maycock, L.L.C., 50 West Broadway, Eighth Floor, Salt Lake City, Utah 84101 on February 15, 1999, 10:00 a.m. or such date and time as the parties hereto shall mutually agree (the "Closing Date"). The Closing shall be effective as of 12:01 a.m. on the Closing Date.

     2.2  Closing Documentation.  At the Closing,

          (a)  LDI or the Seller will deliver to the Buyer:

               (i) a duly executed Bill of Sale and Assignment Agreement in the form of Exhibit E hereto and such other instruments as the Buyer shall reasonably request in order to effectively transfer to and vest in the Buyer good and marketable title to all of the Subject Assets, free and clear of all liabilities and all liens, encumbrances, security interests, claims and other restrictions, other than the Assumed Liabilities;

               (ii) a duly executed and acknowledged special warranty deed, in proper recordable form, containing both a record and perimeter (surveyed) description, conveying good and marketable fee simple title to the Owned Property to the Buyer, free and clear of all liens and encumbrances except for Permitted Encumbrances (as hereinafter defined);

               (iii) the Title Insurance Policy (as hereinafter defined) dated as of the Closing in the form described in Section 5.8(a);

               (iv) the duly executed certificates required pursuant to Section 8.1(d) hereof;

               (v)  the duly executed Manufacturing Agreement;

               (vi)  the duly executed Shared Services Agreement;

               (vii)  the duly executed Lease Agreement;

               (viii)  the duly executed opinion of counsel required pursuant to
Section 8.1(e);

               (ix)  Schedule 1.1(d) updated to the Closing Date; and

               (x)  such other documents as the Buyer may reasonably request.

          (b)  The Buyer will deliver to LDI or the Seller:

               (i) The Initial Cash Payment in immediately available funds by wire transfer;

               (ii)  the duly executed Note;

               (iii)  the duly executed Manufacturing Agreement;

               (iv)  the duly executed Lease Agreement; and

               (v)  the duly executed Shared Services Agreement; and

               (vi) the duly executed certificate required pursuant to Section 9.1(b) hereof.

     2.3 Shareholder Approval. LDI agrees to prepare and file with the United States Securities and Exchange Commission (the "SEC") a proxy statement meeting the requirements of the Securities and Exchange Act of 1934, as amended, and the regulations promulgated thereunder (collectively, the "Exchange Act"). Such proxy statement (the "SEC Filing") shall be filed with the SEC within twenty
(20) days of the execution of this Agreement and shall be distributed to the shareholders of LDI and a shareholders' meeting (the "Meeting") noticed as quickly thereafter as reasonably practicable. The board of directors of LDI shall recommend the shareholders vote in favor of the transactions contemplated by this Agreement, subject only to the provisions of Section 2.4.

     2.4  No Shop.

          (a) From and after the date hereof until the Closing Date, neither LDI nor the Seller shall, and they shall not permit their respective officers, employees, representatives, and other advisers to, directly or indirectly,

               (i) solicit, initiate, or engage in discussions or negotiations with any person, encourage submission of any inquiries, proposals, or offers by, or take any other action intended or designed to facilitate the efforts of any person, other than the Buyer, relating to the possible acquisition of the Business; or

               (ii) provide nonpublic information with respect to the Business, or afford any access to the properties, books, or records of the same, to anyone, other than the Buyer, that may wish to propose or pursue acquisition of the Business; provided, however, that prior to the Meeting in response to an unsolicited bona fide offer to purchase the Business (a "Competing Proposal") that in the good faith opinion of the board of directors of LDI would reasonably be expected to result in a Superior Proposal (as defined below), LDI and the Seller may: (A) furnish such information or access with respect to the Business to the person making such Competing Proposal pursuant to a customary confidentiality agreement with such person; or (B) participate in negotiations regarding such Competing Proposal.

Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director, or employee or other adviser or representative of LDI or the Seller or any of their subsidiaries shall be deemed to be a breach of this paragraph by LDI or the Seller.

If, prior to the Meeting, LDI or the Seller has received a Superior Proposal, the board of directors of LDI may: (A) withdraw or modify its recommendation of the transactions contemplated by this Agreement; (B) approve or recommend a Superior Proposal; or (C) cause LDI or the Seller to enter into an agreement to effect a Superior Proposal, but in each case only if: (x) the board of directors of LDI determines in good faith that such action is necessary in order for such board to act in a manner consistent with its fiduciary duties under applicable law, and (y) LDI and the Seller shall have furnished the Buyer with written notice at least five (5) business days prior to the date any such actions are proposed to be taken specifying which actions are proposed to be taken and after taking into account modifications to this Agreement proposed by the Buyer during such five (5) business day period, such Competing Proposal would still constitute a Superior Proposal. In addition, if the board of directors of LDI takes any of the actions permitted by the preceding sentence with respect to any Competing Proposal, LDI or the Seller must, prior to the taking of such action, pay, or cause to be paid, to the Buyer the Termination Fee (as defined in Section 10.2). The term "Superior Proposal" shall mean any bona fide written Competing Proposal that has the following characteristics:
(1) it is a definitive proposal to acquire the Business, directly or indirectly, for consideration consisting of cash and/or readily marketable securities; (2) the terms of such proposal in the good faith judgment of the board of directors of LDI are more favorable to LDI and its shareholders than those proposed by the Buyer; and (3) the transactions envisioned by such proposal, in the good faith judgment of the board of directors of LDI are readily financeable, are reasonably likely to be approved by the shareholders of LDI, and are reasonably likely to be consummated without unreasonable delay compared to the transactions contemplated by this Agreement.

          (b) LDI and the Seller shall promptly advise the Buyer orally and in writing of:

               (i) any request for information which may relate to a Competing Proposal;

               (ii)  any Competing Proposal;

               (iii) any inquiry with respect to or that could lead to any Competing Proposal; or

               (iv) any action taken in accordance with Section 2.4(a), including in each case the material terms and conditions of such request, Competing Proposal, inquiry, or action, the identity of the person making any such, request, Competing Proposal, or inquiry or with respect to which such action is taken and whether or not LDI or the Seller believes any Competing Proposal so reported is or could result in a Superior Proposal. LDI and the Seller will keep the Buyer fully and timely informed of the status and details (including amendments or proposed amendments) of any such request, Competing Proposal, inquiry, or action and any restrictions relating thereto.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF LDI AND THE SELLER

     3.1 LDI and the Seller jointly and severally represent and warrant to PCB and the Buyer as follows and confirm that PCB and the Buyer are relying upon the accuracy of each such representation and warranty in connection with it's the purchase of the Business and Subject Assets and the completion of the transactions contemplated thereby:

          (a) Corporate Status. LDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to own, operate and lease its properties as presently owned, operated and leased and to carry on its business as now and heretofore conducted. The Seller is a wholly-owned subsidiary of LDI, is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah, and has full power and authority to own, operate, and lease its properties as presently owned, operated, and leased and to carry on its business as now and heretofore conducted. LDI and the Seller have delivered to the Buyer true and complete copies of their respective articles of incorporation and bylaws. The Seller is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which the conduct of the Business or the ownership of the Subject Assets requires it to be so qualified. Schedule 3.1(a) sets forth all jurisdictions where the Seller is qualified to do business.

          (b) Authority Relative to Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which LDI or the Seller is a party (collectively, the "Ancillary Agreements") and consummation by LDI and the Seller of the transactions contemplated hereby and thereby have been duly and effectively authorized by all necessary corporate action, except for the approval of LDI's shareholders. This Agreement has been duly executed and delivered by LDI and the Seller and constitutes, and the Ancillary Agreements when executed will constitute, legal, valid and binding obligations of LDI and the Seller enforceable against LDI or the Seller, respectively, in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court in which such proceedings may be brought.

          (c) Effect of Agreement. Except as set forth on Schedule 3.1(c), the execution, delivery and performance of this Agreement and the Ancillary Agreements by LDI and the Seller and the consummation by each such party of the transactions contemplated hereby and thereby (i) except with respect to the SEC Filing, do not require the filing with, or the consent, waiver, approval, license or authorization of any person, government agency or public or regulatory authority; (ii) do not violate, with or without the giving of notice or the passage of time or both, any provision of law applicable to LDI or the Seller; (iii) do not conflict with or result in a breach of LDI's or the Seller's certificate of incorporation or by-laws, or, with or without the giving of notice or the passage of time or both, any mortgage, deed of trust (in the case of both the mortgage and deed of trust, subject to the approval of the lender to assumption of the mortgage by the Buyer), license, indenture or other agreement or other instrument (in the case of certain Contracts identified on Schedule 3.1(l) and the leases assumed hereunder, subject to the consent of the other parties thereto to the assumption by the Buyer), or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which LDI or the Seller is a party or by which LDI or the Seller or any of the Subject Assets may be bound or give to others any right to terminate, or result in termination of any provision of such instruments; and (iv) do not result in the creation of any liability, lien, encumbrance, claim or other restriction upon any of the Subject Assets.

          (d)  Financial Statements.

               (i) Attached in Schedule 3.1(d) are (A) the audited consolidated balance sheets of LDI as of December 31, 1997, and the related consolidated statements of operations, cash flows, and stockholders' equity for the fiscal year then ended (including the notes thereto) (the "Audited Financial Statements"); and (B) the unaudited balance sheet of the Seller with respect to the Business (including the Excluded Assets) dated August 31, 1998 (the "August Balance Sheet"), and the unaudited statements of operations, and cash flows for the period then ended (the "August Financial Statements"), and (C) the unaudited balance sheet of the Seller with respect to the Business (including the Excluded Assets) (the "Latest Balance Sheet") dated as of September 30, 1998 (the "Latest Balance Sheet Date"), and the unaudited statements of operations, and cash flows for the period then ended (the "Latest Financial Statements"); and (D) the unaudited balance sheet of the Seller with respect to the Business (the "October Balance Sheet") dated as of October 31, 1998, and the unaudited statements of operations and cash flows for the period then ended (the "October Financial Statements").

               (ii) The Audited Financial Statements (A) were prepared in accordance with the books and records of LDI; (B) were, except as reflected in the notes, prepared in accordance with GAAP applied on a basis consistent with that of similar periods for preceding years; (C) fairly present the Seller's financial condition and the results of LDI's operations as of the relevant dates thereof and for the periods covered thereby; (D) contain and reflect all necessary adjustments and accruals for a fair presentation of the results of LDI's operations for the periods covered by said financial statements; (E) contain and reflect adequate provisions for all reasonably anticipated liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended and all prior periods; and (F) with respect to contracts and commitments for the sale of goods or the provision of services by the Seller, contain and reflect adequate reserves for all reasonably anticipated losses and costs and expenses in excess of expected receipts.

               (iii) Except as set forth on Schedule 3.1(d)(iii), the August Financial Statements, the Latest Financial Statements and the October Financial Statements (A) were prepared in accordance with the books and records of the Seller; (B) were prepared in accordance with GAAP, except for footnote disclosure, year-end accruals and other audit adjustments that would be reflected in a year-end audited statement; (C) fairly present the financial condition of the Business (subject to adjustments for the Excluded Assets, including, without limitation, cash and the machine shop assets) and the results of the operations of the Business as at the relevant dates thereof and for the periods covered thereby; (D) contain and reflect all necessary adjustments and accruals for a fair presentation of the results of the operations of the Business for the periods covered by said financial statements, except for year end accruals and other audit adjustments that would be reflected in a year-end audited statement; and (E) contain and reflect adequate provisions for all reasonably anticipated liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended.

          (e) Absence of Certain Changes or Events. Since the Latest Balance Sheet Date, except as specified in Schedule 3.1(e) hereto, the Seller has not, with respect to the Business or the Subject Assets:

               (i) undergone any material adverse change in its condition (financial or other), properties, assets, liabilities, business, operations or prospects except changes in the ordinary and usual course of its business and consistent with its past practice and which have not been, either in any case or in the aggregate, materially adverse to it;

               (ii) mortgaged, pledged or subjected to any lien, lease, security interest, encumbrance or other restriction any of the Subject Assets;

               (iii) acquired or disposed of any interest in any asset or property with respect to the Business, other than Excluded Assets, except the purchase of materials and supplies and the sale of inventory in the ordinary and usual course of the Business and consistent with its past practice;

               (iv) forgiven or canceled any debt or claim with respect to the Business, waived any right with respect to the Business, or, except in the ordinary and usual course of the Business and consistent with its past practice, incurred or paid any liability or obligation;

               (v) adopted or amended any profit sharing plan, agreement, arrangement or practice for the benefit of any director, officer or employee of the Business or changed the compensation (including bonuses) to be paid to any director, officer, or employee of the Business;

               (vi) suffered any damage, destruction or loss (whether or not covered by insurance) which materially adversely affects the Business or the Subject Assets;

               (vii) amended or terminated any contract, agreement, or lease related to the Business;

               (viii) experienced any labor difficulty or loss of employees or customers that adversely affects the Business;

               (ix) entered into or amended any collective bargaining agreement;

               (x) sold or granted or transferred to any party or parties any contract or license, or granted an option to acquire a license to manufacture or sell any of the products manufactured or sold in the Business, or to use any trademarks, service marks, trade names, copyrights, patents or any pending applications for any of the foregoing, or any of its trade secrets or know-how of the Business;

               (xi) undergone any reduction or increase (inclusive of any write-downs or write-offs) in the inventory levels of the Business, except in the ordinary course of business and consistent with past practice;

               (xii) undergone any reduction or increase in the Accounts Receivable, except in the ordinary course of business and consistent with past practice;

               (xiii) increased or decreased prices charged to customers of the Business, except in the ordinary course of business and consistent with past practice;

               (xiv) without limiting the generality of any of the foregoing, entered into any transaction except in the ordinary and usual course of the Business and consistent with its past practice; or

               (xv) agreed to, permitted or suffered any of the acts, transactions or other things described in Subsections (i) through (xiv) of this
Section 3.1(d).

          (f) Liabilities/Creditors. Neither LDI nor the Seller has any liabilities or obligations of any nature with respect to the Business, whether accrued, absolute, contingent or otherwise, including without limitation, liabilities for federal, state, local or foreign taxes, except (i) as set forth in the Latest Financial Statements or as identified in Schedule 3.1(f) hereto; and (ii) trade payables incurred in the ordinary and usual course of its business consistent with past practice since the Latest Balance Sheet Date.

          (g) Insurance. Included in Schedule 3.1(g) hereto is a list of all policies of property, fire, liability, life and other forms of insurance, and indemnity bonds, carried by LDI or the Seller with respect to the Business in the last three (3) years identifying the nature of risks covered and the amount of coverage in each case. Schedule 3.1(g) also accurately identifies each such policy that is currently in effect and the annual and other premiums payable from time to time thereunder. LDI or the Seller has given due and timely notice of any claim and of any occurrence known to LDI or the Seller which may give rise to a claim which may be covered by any such insurance and has otherwise complied in all respects with the provisions of such policies.

          (h)  Tax Matters.  Except as disclosed in Schedule 3.1(h),

               (i) LDI and the Seller has duly filed with the appropriate foreign, federal, state and local governmental agencies all tax returns and reports which are required to be filed, and has paid in full all taxes (including interest and penalties) owed by it and now due;

               (ii) All tax returns filed by LDI or the Seller for any open tax years constitute complete and accurate representations of LDI's or the Seller's, as appropriate, tax liabilities for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of its properties and assets;

               (iii) Adequate accrual has been made in the Latest Balance Sheet for all the accrued and unpaid foreign, federal, state and local taxes (including interest and penalties) of LDI or the Seller related to the Business for the period then ended whether or not yet due and payable and whether or not disputed;

               (iv) Within the last four (4) years, neither the tax returns of LDI nor those of the Seller have been audited by the Internal Revenue Service or any other governmental authority;

               (v) Neither LDI nor the Seller has executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any taxes;

               (vi) Neither LDI nor the Seller is a party to any pending action or proceeding, nor is any action or proceeding threatened, by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes, has been asserted against LDI or the Seller; and

               (vii) Neither LDI nor the Seller has received notice of any intention to audit any of its tax returns.

          (i) Real Property. Schedule 3.1(i): (a) contains the legal description and street address of, and indicates the owner of the Owned Property and also references any other real property used by LDI or the Seller in the Business over the last five (5) years; and (b) sets forth a list of all title insurance policies, commitments and deeds relating to the Owned Property in possession of LDI or the Seller, all of which policies, commitments and deeds have previously been delivered or made available to the Buyer by LDI or the Seller. With respect to such Owned Property: (a) LDI or the Seller has or will have immediately prior to the Closing good and marketable title, free and clear of any liens, encumbrances, covenants, conditions, easements and exceptions other than the Permitted Exceptions (as hereinafter defined), and liens for real estate taxes not yet due and payable; (b) there are no pending or, to the knowledge of LDI or the Seller, threatened condemnation proceedings, suits or administrative actions relating to the Owned Property or other matters affecting adversely the current use, occupancy or value thereof; (c) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with all applicable laws, ordinances, rules and regulations; (d) except for easements listed as Permitted Exceptions, there are no contracts, agreements or other arrangements granting to any party or parties the right of use or occupancy of any portion of the Owned Property, and there are no parties (other than LDI or the Seller) in possession of any of the Owned Properties; (e) there are no outstanding options or rights of first refusal or similar rights to purchase the Owned Property or any portion thereof or interest therein; and (f) all improvements, buildings, fixtures and systems located on the Owned Property are suitable for their current use and all such items, including, but not limited to, the mechanical systems, are in good condition and repair, and all such items are free from all structural defects.

          (j)  Environmental Matters.  Except as set forth in on Schedule
3.1(j):

               (i) During the period of ownership or control of the Premises (as hereinafter defined) by LDI and the Seller, and, to LDI's and the Seller's best knowledge, prior to such time, the Premises have not been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance (as hereinafter defined), except as allowed by law, or as a landfill or other waste disposal site or for military purposes or for the storage of petroleum or petroleum-based fuel products.

               (ii) Aboveground storage tanks for any Hazardous Substance or underground storage tanks are not, and, to LDI's and the Seller's best knowledge, prior to LDI's and the Seller's ownership or occupancy of the Premises have not been, located on the Premises.

               (iii) The soil, subsoil, bedrock, surface water and groundwater of the Premises are free of any Hazardous Substances.

               (iv) There has been no Release (as hereinafter defined) from LDI's or the Seller's operations nor, to the LDI's or the Seller's best knowledge, is there the threat of a Release on, at or from the Premises, or to LDI's or the Seller's best knowledge from any property adjacent to or within the immediate vicinity of the Premises which through soil, subsoil, bedrock, surface water or groundwater migration could come to be located on the Premises, and neither LDI nor the Seller has received any form of notice or inquiry from any federal, state or local governmental agency or authority, any operator, tenant, subtenant, licensee or occupant of the Premises or any property adjacent to or within the immediate vicinity of the Premises or any other person with regard to a Release or the threat of a Release on, at or from the Premises or any property adjacent to or within the immediate vicinity of the Premises.

               (v) All Environmental Permits (as hereinafter defined) with respect to the Premises have been obtained and are in full force and effect.

               (vi) No event has occurred with respect to the Premises which, with the passage of time or the giving of notice or both, would constitute a violation of any applicable Environmental Law (as hereinafter defined) or non-compliance with any Environmental Permit.

               (vii) There are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to Environmental Laws and pertaining to the past, present or future ownership, use, operation, sale, transfer or conveyance of the Premises which require any change in the present condition of the Premises or any work, repairs, construction, containment, clean-up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Premises.

               (viii) There are no actions, suits, claims or proceedings, pending or threatened, which could cause the occurrence of expenses or costs of any name or description or which seek money damages, injunctive relief, remedial action or any other remedy that arise out of, relate to or result from (A) a violation or alleged violation of any applicable Environmental Law or non-compliance or alleged non-compliance with any Environmental Permit, (B) the presence of any Hazardous Substance or a Release or the threat of a Release on, at or from the Premises or any property adjacent to or within the immediate vicinity of the Premises, or (C) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Premises or the ownership, use, operation, sale, transfer or conveyance thereof.

               (ix) The Seller's current operations are in compliance with, and neither LDI nor the Seller has been charged with, has not received any notice of alleged non-compliance with, nor is under investigation for its failure to comply in any respect with, and has in the past complied with, any and all statutes, laws, ordinances, rules, regulations, permits, licenses, orders and/or directives of any Governmental Agency, governing or regulating the presence, use, generation, storage, transportation, handling, transferring, disposing, discharging or emitting of any materials or substances, or constituents or components thereof, that have been determined by a Governmental Agency to be of a hazardous, toxic or pollutive nature ("Regulated Materials").

               (x) Neither LDI nor the Seller has, at the Premises or otherwise, nor, to LDI's and the Seller's best knowledge, has any third party at the Premises, disposed of, abandoned, dumped, released, discharged, buried, emitted, or improperly stored any Regulated Materials, including, but not limited to, any Hazardous Substance.

               (xi) Except in a manner that is in compliance with applicable law, no employee of LDI or the Seller has been exposed to any Regulated Materials (excluding asbestos) in the course of employment with LDI or the Seller.

               (xii) Without limiting the scope of the foregoing, LDI and the Seller has made available to the Buyer any and all environmental audit or similar reports and analyses within the possession or control of LDI or the Seller concerning the environmental compliance status of LDI, the Seller or the Premises and any presence thereon of any Hazardous Substances, pollutants, and contaminants. The attached Schedule 3.1(j) is a complete list of all such environmental audits and all Environmental Permits presently required for the ownership, use or operation of the Premises and the businesses located thereon.

               (xiii) All capitalized terms used in this Section 3.1(j) and not heretofore defined shall have the meanings set forth below:

                    "Environment" means any water or water vapor, land surface or subsurface, air, fish, wildlife, biota and all other natural resources.

                    "Environmental Laws" means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection, preservation or restoration of the Environment or governing the exposure to, use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities. The term Environmental Laws includes, without limitation, the following statutes, each as amended (i) the federal Clean Air Act; (ii) the federal Clean Water Act; (iii) the federal Resource Conservation and Recovery Act of 1976 ("RCRA"); (iv) the federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"); (V) the federal Toxic Substances Control Act; (vi) the federal Occupational Safety and Health Act of 1970; (vii) the federal Safe Drinking Water Act; and (viii) the federal Insecticide, Fungicide and Rodenticide Act.

                    "Environmental Permits" means all permits, licenses, approvals, authorizations, consents, or registrations required by any applicable Environmental Law in connection with the ownership, use and/or operation of the Premises for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances or the sale, transfer or conveyance of the Premises.

                    "Governmental Agency" means any federal, state, local or foreign political subdivision, court, agency, or any other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

                    "Hazardous Substance" means, without limitation, any flammable materials, explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq. (CERCLA)), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), or any other applicable Environmental Law and regulations adopted and publications promulgated thereunder.

                    "Improvements" means the buildings, structures and other improvements (if any) located upon the Premises.

                    "Premises" means any or all land now or previously owned, used, managed, occupied, possessed, leased or controlled by LDI or the Seller and used in the Business, including, but not limited to, the Owned Property.

                    "Release" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), and the regulations promulgated thereunder.

         (k) Title to and Condition of Properties and Assets. All of the vehicles, machinery and equipment and other personal property, tangible and intangible, owned or leased by LDI or the Seller and used in the Business are included within the Subject Assets, except for the Excluded Assets. Except as specifically described in Schedule 3.1(k) hereto:

               (i) LDI and/or the Seller has good and marketable title to all the Subject Assets, including all such property reflected in the Latest Financial Statements, other than the Subject Assets held pursuant to leases, free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, conditional sales contracts, security interests, charges and other restrictions.

               (ii) No officer or director of LDI or the Seller owns, directly or indirectly, in whole or in substantial part, any personal property presently used by LDI or the Seller in the Business that is material to the Business;

               (iii) All tangible personal property presently used by LDI or the Seller in the Business and leased by LDI or the Seller is in such condition that upon the return of such property to its owner in its present condition and payment of all required amounts for the remaining lease term and at the end of the relevant lease term or as otherwise contemplated by the applicable agreement, the obligations of LDI or the Seller to such owner or lessor will be discharged;

               (iv) All tangible personal property included in the Subject Assets is in good condition and repair, reasonable wear and tear excepted, has been well maintained, conforms with all applicable laws, ordinances and regulations (including but not limited to occupational health and safety requirements), and is fit for its intended use; and neither LDI nor the Seller know of any pending or threatened change of any applicable ordinance, regulation or zoning or other law, standard or requirement with which any of such property would not conform; and

               (v) LDI and the Seller own or otherwise have the right to use all of the tangible personal properties now used by them in the operation of the Business which are sufficient to allow LDI or the Seller to fulfill all current customer orders for products currently manufactured in the Business.

          (l) Contracts; No Defaults. Except as set forth in Schedule 3.1(l), neither LDI nor the Seller is a party to or subject to any agreement, contract or commitment (whether oral or written) with respect to the Business except the Contracts. True and complete copies of each Contract have been delivered to the Buyer, or where they are oral, true and complete written summaries thereof, are set forth in Schedule 3.1(l). Except as set forth in Schedule 3.1(l):

               (i) Each of the Contracts is a valid and binding agreement of LDI or the Seller and, to the best knowledge of LDI or the Seller, all other parties thereto;

               (ii) LDI or the Seller has fulfilled all obligations required pursuant to each Contract to have been performed by LDI or the Seller prior to the date hereof;

               (iii) There has not occurred any default under any of the Contracts on the part of LDI or the Seller or, to the best of LDI's or the Seller's knowledge, on the part of any other party thereto, nor has any event occurred which, with the giving of notice or the lapse of time or both, would constitute any default on the part of LDI or the Seller or, to the best of LDI's or the Seller's knowledge, has any event occurred which with the giving of notice or the lapse of time or both, would constitute any default on the part of any other party to any of the Contracts;

               (iv) Neither LDI nor the Seller is restricted, or purported to be restricted by any Contract, from carrying on the Business anywhere in the world; and

               (v) Each Contract may be assigned to the Buyer without the consent of any person and without giving notice to any person regarding this Agreement or the sale and transfer of the Subject Assets or the other transactions contemplated hereby.

          (m) Leases. Schedule 3.1(m) contains a true and complete list of all leases (including capital leases) and lease-purchase arrangements pursuant to which LDI or the Seller leases any personal property from others with respect to the Business, including the general terms thereof. Such Schedule 3.1(m) specifies which of such leases are capital leases. All such leases which are required to be capitalized by GAAP have been so accounted for in LDI's and the Seller's financial statements. True and complete copies of all such leases have been provided to the Buyer.

          (n) Inventory. Subject to the reserve included on the Latest Balance Sheet, the Inventory consists of items of good and merchantable quality, useable in the ordinary and usual course of the Business as conducted on the date of this Agreement and with respect to work in process or finished goods, materially complies with customer orders and specifications therefor, and the quantities of all inventory are reasonable and warranted in the present circumstances of the Business. The amounts at which inventories are carried on the Latest Financial Statements and on the books of LDI and the Seller reflect the normal inventory valuation policy of LDI and the Seller of valuing inventory on the basis of first in first out ("FIFO") in accordance with GAAP.

          (o) Accounts Receivable. Subject to the reserve included on the Latest Balance Sheet, the accounts receivable shown on the Latest Financial Statements and all accounts receivable of LDI or the Seller which have arisen subsequent to the Latest Balance Sheet Date, have been collected or are good and fully collectible in the ordinary and usual course of the Business, and are not subject to any claims or offsets. LDI and the Seller have furnished the Buyer a true and complete report of accounts receivable aging which sets forth all accounts receivable of the Business, which shall be updated as of the Closing Date and attached as Exhibit F to this Agreement.

          (p) Advance Payments. Except as disclosed on Schedule 3.1(p), neither LDI nor the Seller has received any payment in respect of goods or services of the Business which have not been provided or delivered.

          (q) Labor Matters. There are no strikes, arbitrations, grievances, other labor disputes or union organizational drives pending or threatened between the Seller and any of its employees. Except as described in Schedule 3.1(q) hereto the Seller is not a party to any union, collective bargaining or other similar agreements. The Seller has provided a true, correct and complete copy of all such agreements to the Buyer. The Seller has paid in full all wages, salaries, commissions, bonuses and other compensation (including severance pay and vacation benefits) for all services performed by its employees. Schedule 3.1(q) hereto describes the vacation policy of the Seller. The Seller is not liable for any arrears of wages or any payroll taxes or any penalties or other damages for failure to comply with any applicable foreign, federal, state and local laws relating to the employment of labor.

          (r) Employee Benefit Plans. Schedule 3.1(r) contains a true and complete list as of the date of this Agreement of all employee benefit plans and arrangements applicable to the employees of LDI or the Seller and all fixed or contingent liabilities or obligations of LDI or the Seller with respect to any person now or formerly employed by LDI or the Seller, including, without limitation, pension or thrift plans, multiemployer benefit plans as defined in
Section 3(37) and 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), welfare benefit plans as defined in Section 3(1) of ERISA, pension benefit plans as defined in Section 3(2) of ERISA, individual or supplemental pension or accrued compensation arrangements, contributions to hospitalization or other health or life insurance programs, incentive plans, bonus arrangements and vacation, sick leave, disability and termination arrangements or policies, including workers' compensation policies. LDI or the Seller has furnished or made available to the Buyer true and complete copies of all employee handbooks, employee rules and regulations, all applicable plan documents, trust documents, insurance contacts, contracts with employees, and summary plan descriptions of the written plans and arrangements listed in
Schedule 3.1(r), and with descriptions, in writing, of the unwritten plans listed in Schedule 3.1(r). All employee benefits and welfare plans or arrangements listed in Schedule 3.1(r) were established and have been executed, managed and administered without material exception in accordance with all applicable requirements of the Internal Revenue Code of 1986, as amended (the "Code"), ERISA, and of other applicable laws. All contributions, premiums or claim payments required to be made to or on behalf of all employee benefit plans and arrangements set forth on Schedule 3.1(r) by law, contract, or the terms of such plans have been made or properly accrued, and all expenses relating to contributions, premiums, or claim payments due or owing with respect to such plans have been properly accrued and reflected in LDI's or the Seller's financial statements through the Closing Date. Any group health plan within the meaning of Section 607(l) of ERISA and Section 162(i) of the Code, is in compliance with Section 601 through 609 of ERISA and Section 4980(B)(f) of the Code. Neither LDI nor the Seller is aware of the existence of any governmental audit or examination of any of such plans or arrangements or of any facts which would lead it to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any of such plans or arrangements pending or, to the knowledge of LDI or the Seller, threatened against any of such plans or arrangements, and neither LDI nor the Seller possesses knowledge of any facts which could give rise to any such action, suit or claim. Neither LDI or the Seller nor any trade or business, whether or not incorporated, which is part of a controlled group under common control or affiliated with LDI or the Seller within the meaning of Sections 414(b), (c), (m), or (o) of the Code or Section 4001(b) of ERISA (a "Controlled Group") has incurred, nor expects to incur, either directly or indirectly, any liability under Title IV of ERISA, including, without limitation, any withdrawal liability within the meaning of ERISA with respect to any multi employer plan (as defined in Section 4001(a)(3) of ERISA), but excluding liability for premiums to the Pension Benefit Guaranty Corporation. Except as disclosed in Schedule 3.1(r) hereto, neither LDI or the Seller nor any other member of the Controlled Group maintains or contributes to, or is obligated to maintain or contribute to, or has ever maintained or contributed to any employer pension benefit plan, fund, arrangement or practice, including, without limitation, any retirement, deferred compensation, incentive compensation, pension, profit sharing, thrift, stock bonus, stock purchase, stock grant, stock option, unemployment or severance pay plan, fund, arrangement or practice entered into between LDI, the Seller or any other member of the Controlled Group and any current or former officer, consultant, director or employee of LDI or the Seller that is not a welfare benefit plan as defined in
Section 3(l) of ERISA or a pension benefit plan as defined in Section 3(2) of ERISA.

          (s)  Transactions With Certain Persons.  Except as disclosed on
Schedule 3.1(s), no current or former director, officer, employee or shareholder of LDI or the Seller or any of their affiliates has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Business and there have been no transactions between LDI or the Seller and any current or former director, officer, employee or shareholder of LDI or the Seller or their affiliates pertaining to the Business or the Subject Assets.
The Seller is not indebted, directly or indirectly, to any person who is an officer, director or shareholder of the Seller in any amount whatsoever, other than for salaries for services rendered or reimbursable business expenses, in the ordinary and usual course of business, nor is any such officer, director, stockholder or affiliate indebted to the Seller.

          (t) Salary. Schedule 3.1(t) hereto contains the names and current annual salary of all present officers and salaried employees of the Seller engaged in any manner with the Business. Schedule 3.1(t) hereto also contains the names and a brief description of the wage rates of all hourly employees of the Seller engaged in any manner with the Business.

          (u) Intellectual Property. The Intellectual Property constitutes all patents, trademarks, service marks, trade names, copyrights (including any pending applications for any of the foregoing), trade secrets, discoveries, and know-how (whether patentable or unpatentable) owned by LDI or the Seller and used by the Seller in the Business. Except as set forth on Schedule 3.1(u), the Intellectual Property is not subject to any outstanding licenses, liens, encumbrances, claims or other restrictions or rights of others and there are no pending or threatened challenges to any of the Intellectual Property. The business of the Seller as heretofore conducted does not infringe or constitute, and has not infringed or constituted, an unlawful invasion of any rights of any person and no notice of any such infringement or invasion has been received by LDI or the Seller. The Seller has the right to use free and clear of the claims or rights of others all formulae, trade secrets, customer lists and processes material to the conduct of its business. Except as set forth on Schedule 3.1(u), neither LDI nor the Seller has sold, licensed or otherwise disposed of any Intellectual Property to any person nor has LDI or the Seller agreed to indemnify any person for any patent, trademark, copyright or Intellectual Property infringement. The Intellectual Property constitutes all such property necessary to conduct the Business as heretofore conducted and the Intellectual Property is sufficient to allow the Seller to fulfill all current customer orders for products of the Business.

          (v) Litigation and Claims. Except as set forth in Schedule 3.1(v) hereto, there is no pending or threatened action, suit, proceeding, claim, investigation or notice (collectively "Actions") by or against LDI or the Seller affecting the Business (whether or not covered by insurance), and there is no outstanding order, notice, writ, injunction or decree of any court, government or governmental agency against or affecting LDI or the Seller (whether or not covered by insurance). Schedule 3.1(v) identifies all Actions as to which LDI or the Seller has been a party affecting the Business which have been resolved during the past thirty-six (36) months (whether by settlement, arbitration, judicial decision or otherwise).

          (w) Permits; Burdensome Agreements. LDI and the Seller holds all licenses, permits, and other approvals that are required to permit it to conduct their businesses as heretofore conducted and all such licenses, permits, and other approvals are described in Schedule 1.1(f) hereto and are valid and in full force and effect. This Agreement and consummation of the transactions contemplated hereby will not terminate or adversely affect the existence, validity and continued effectiveness of any of such licenses, permits or other approvals. Neither LDI nor the Seller is subject to or bound by any agreement, judgment, decree or order which adversely affects the Business or prospects, its condition, financial or otherwise, or any of its assets or property.

          (x) Compliance With Law. Except as set forth on Schedule 3.1(x), the Seller is and has been in compliance with all laws, ordinances, regulations, orders, licenses, franchises, permits, decrees, or similar items applicable to it, its properties and assets, and to the operation of its business, including, but not limited to such laws and regulations relating to protection of the public health or environment, waste disposal, hazardous substances or wastes and occupational health and safety.

          (y) Books and Records. The books and records of the Seller are complete and correct and accurately reflect the basis for the financial condition and results of operations of the Seller, as set forth in the financial statements referred to in Section 3.1(d) hereof.

          (z) Finders' Fees. No person acting on behalf of LDI or the Seller has a claim to, or is entitled to, under any contract or otherwise, any payment as a broker, finder or intermediary in connection with the origin, negotiation, execution or consummation of the transactions provided for in this Agreement or any of the Ancillary Agreements.

          (aa) General Representation and Warranty. Neither this Agreement nor any schedule, certificate or other documents furnished by or on behalf of LDI or the Seller in connection with this Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading. There is no fact or circumstance known to LDI or the Seller which adversely affects, or in the future, as now reasonably foreseeable, is likely to adversely affect the Business or the Subject Assets which has not been set forth in this Agreement or the schedules hereto.

          (bb) Investigation by PCB and the Buyer. Notwithstanding any investigation by PCB and the Buyer of LDI and the Seller and notwithstanding any knowledge of facts determined or determinable by PCB or the Buyer pursuant to such investigation, PCB and the Buyer has the right to rely fully upon the representations, warranties, covenants and agreements contained in this Agreement or in any exhibits and schedules annexed hereto as part of this Agreement. All representations, warranties, covenants and agreements of LDI and the Seller shall be true and complete as of the Closing Date and shall survive the execution and delivery hereof and the Closing.

          (cc) Hart-Scott-Rodino Antitrust Improvements Act of 1976. The gross revenues of LDI are below the amounts which would require filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and no notification of the transactions contemplated hereby is required to be filed with the Federal Trade Commission, the United States Assistant Attorney General or any other party pursuant to 15 U.S.C. Section 18a (Section 7A of the HSR
Act).

          (dd) Year 2000 Compliance. LDI and/or the Seller have made written inquiry to the manufacturer of each of the computer systems and software used in the Business that are material to the functioning of the Business. LDI and/or the Seller has received a written response from each of such manufacturers indicating that the computer systems and software are, or will be in a timely fashion, Year 2000 Compliant, as hereinafter defined. LDI and/or the Seller has conducted an internal review of the software manufactured by them which is contained in the products of the Business. Except as set forth on Schedule 3.1(dd), LDI and/or the Seller has resolved any issues that would cause such software not to be Year 2000 Compliant. "Year 2000 Compliant" shall mean the ability of a computer system, product or piece of equipment containing an embedded microchip to (a) handle date information, before, during, and after the Year 2000, including, but not limited to, accepting date input, providing date output, and performing calculations on dates or portions of dates, (b) function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century;
(c) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century.

                                  ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PCB AND THE BUYER

     4.1 PCB and the Buyer represent and warrant to LDI and the Seller as follows:

               (a) Organization. PCB is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to own, operate and lease its properties as presently owned, operated and leased and to carry on its business as now and heretofore conducted. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own, operate and lease its properties as presently owned, operated and leased and to carry on its business as now and heretofore conducted. The Buyer is a wholly owned subsidiary of PCB.

               (b) Authority Relative to Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements by PCB and the Buyer and consummation by PCB and the Buyer of the transactions contemplated hereby and thereby have been duly and effectively authorized by all necessary corporate action, and this Agreement constitutes, and when executed each of the Ancillary Agreements will constitute, a legal, valid and binding obligations of the PCB and the Buyer enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court in which such proceedings may be brought.

               (c) Effect of Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements by PCB and the Buyer and the consummation by them of the transactions contemplated hereby and thereby
(i) do not require the filing with, or the consent, waiver, approval, license or authorization of, any person, government agency or public or regulatory authority; (ii) do not violate, with or without the giving of notice or the passage of time, any provision of law applicable to PCB or the Buyer; or (iii) do not conflict with or result in a breach of PCB's or the Buyer's Certificate of Incorporation or its by-laws or any mortgage, deed of trust, license, indenture, or other agreement or instrument or any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which either PCB or the Buyer is a party or by which PCB, the Buyer, or any of their respective assets may be bound or give to others any right to terminate, or result in termination of any provision of such instruments, except for those agreements for which consents shall be obtained prior to the Closing.

               (d) Hart-Scott-Rodino Antitrust Improvements Act of 1976. The gross revenues of the Buyer are below the amounts which would require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act) and no notification of the transactions contemplated hereby is required to be filed with the Federal Trade Commission, the United States Assistant Attorney General or any other party pursuant to 15 U.S.C. Section 18a (Section 7A of the HSR Act).

               (e) Finders' Fees. No person acting on behalf of PCB or the Buyer has claims to, or is entitled to under any contract or otherwise, any payment as a broker, finder or intermediary in connection with the origin, negotiation, execution or consummation of the transactions provided for in this Agreement or the Ancillary Agreements.

                                  ARTICLE V

                       COVENANTS OF LDI AND THE SELLER

          5.1 Conduct of Business Pending Closing. From the date of this Agreement to the Closing Date:

               (a) Negative Covenants. Except as otherwise expressly provided by this Agreement, or as the Buyer may otherwise consent to in writing, the Seller shall not, subsequent to the date of this Agreement, engage in any activity or enter into any transaction outside of the ordinary and usual course of the Seller's business or which would be inconsistent with the Seller's past practice or with the terms of this Agreement or which would render inaccurate as of the Closing Date any of the representations and warranties set forth in
Article III as if such representations and warranties were made at and as of the Closing Date. Without limiting the generality of the foregoing, the Seller shall not, with respect to the Business or the Subject Assets: (i) undergo any material adverse change in its condition (financial or other), properties, assets, liabilities, business, operations or prospects except (x) for Sage Technologies ("Sage") terminating its distribution of the products of the Business, (y) refinancing or extending the Mortgage when due (so long as any such refinancing does not increase the principal balance of the Mortgage or contain a prepayment penalty), or (z) changes in the ordinary and usual course of its business and consistent with its past practice and which have not been, either in any case or in the aggregate, adverse to the Seller; (ii) mortgage, pledge or subject to any lien, lease, security interest, encumbrance, or other restriction, any of the Subject Assets; (iii) acquire or dispose of any interest in any asset or property except the purchase of materials and supplies and the sale of inventory in the ordinary and usual course of its business and consistent with its past practice; (iv) forgive or cancel any debt or claim, waive any right, or, except in the ordinary and usual course of its business and consistent with its past practice, incur or pay any liability or obligation; (v) adopt or amend any profit sharing plan, agreement, arrangement or practice for the benefit of any director, officer or employee or change the compensation (including bonuses) to be paid to any director, officer or employee of the Business; (vi) suffer any damage, destruction or loss (whether or not covered by insurance); (vii) amend or terminate any contract, agreement or lease; (viii) experience any labor difficulty, or loss of employees or customers that adversely affects it; (ix) enter into any collective bargaining agreement; (x) sell, grant or transfer to any party or parties any license, or grant an option to acquire a license to manufacture or sell any of the products of the Seller, or to use any trademark, service mark, trade name, copyright, patent or pending application for any of the foregoing, or any trade secret or know-how of the Seller; (xi) declare any bonus or increase in the salary or compensation of any employee; (xii) undergo any reduction or increase (exclusive of any write-downs or write-offs) in its inventory levels, except in the ordinary course of business and consistent with past practice; (xiii) undergo any reduction or increase in its accounts receivable (inclusive of any write-downs or write-offs), except in the ordinary course of business and consistent with past practice; (xiv) undergo or impose any change in the procedures, practices or accounting principles applicable to financial reporting; (xv) increase or decrease prices charged to customers; (xvi) without limiting the generality of any of the foregoing, enter into any transaction except in the ordinary and usual course of its business and consistent with its past practice; (xvii) or agree to, permit or suffer any of the acts, transactions or other things described in Subsections (i) through (xvi) of this Section 5.1(a).

               (b) Conduct of Business. With respect to the Business, LDI and the Seller shall use their commercially reasonable efforts to preserve intact its business organization, to retain its present employees, and to preserve its good will with all suppliers, customers, employees and others having business relations with LDI and/or the Seller. Notwithstanding the foregoing, the parties acknowledge that Sage has indicated an intent to terminate distribution of the products of the Business as soon as it becomes aware of the execution of this Agreement. Neither LDI nor the Seller shall, without the prior consent of PCB, sell any of the demonstration inventory prior to Closing, subject only to fulfilling obligations existing as of the date of this Agreement. In the event of any such sale in accordance with this Section 1.5(b), the fixed value for the demonstration inventory set forth in Section 1.5(a)(vi) shall be reduced by fifty-five percent (55%) of the amount received by LDI or the Seller on such transaction.

               (c) Access to Information. LDI and the Seller shall afford PCB, the Buyer and their representatives full access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, records, and agreements of LDI and the Seller with respect to the Business, and shall furnish to PCB, the Buyer and their representatives such information regarding LDI or the Seller relating to the Business as PCB and the Buyer may reasonably request. LDI and the Seller shall cooperate with PCB and the Buyer in visiting or contacting employees and customers of, and persons having other business relationships with, LDI and/or the Seller as PCB or the Buyer shall specify prior to the Closing. LDI and the Seller shall also cooperate with the Buyer in an inspection of the Owned Property and all improvements thereon, including, without limitation, an environmental audit of the Owned Property, to be conducted at the Buyer's expense. The investigation by PCB and the Buyer and furnishing of information to PCB and the Buyer shall not affect the right of PCB and the Buyer to rely on the representations, warranties, covenants and agreements of LDI and the Seller in this Agreement.

          5.2 Consents of Others. Prior to the Closing, LDI and the Seller shall use commercially reasonable efforts to obtain, and to the extent necessary shall have fully cooperated with the Buyer to assist the Buyer's efforts to obtain, all authorizations, consents and permits of others required to permit the consummation of the transactions contemplated by this Agreement and the continuation by the Buyer of the Business as heretofore conducted. Without limiting the generality of the foregoing, LDI and the Seller shall use commercially reasonable efforts to obtain all consents necessary for assignment of the Contracts to the Buyer. The Buyer acknowledges that the consent of third-parties to the assumption of the Mortgage and the leases on the Subject Assets is dependent on such parties analysis of the financial strength and resources of the Buyer.

          5.3 Change in Representations and Warranties. Prior to the Closing, in the event LDI and/or the Seller learns that any of the representations and warranties of LDI and/or the Seller contained in or referred to in this Agreement is or will become inaccurate, LDI and/or the Seller shall give immediate detailed written notice thereof to the Buyer and PCB.

          5.4 LDI's and the Seller's Cooperation. On and after the Closing, LDI and the Seller shall assist and cooperate with the Buyer in effecting a transition of ownership of the Business to the Buyer without a disruption of the operations of the Business and to best preserve the good will of its customers and others having business relationships with the Business. In order to facilitate the transition from LDI and the Seller to the Buyer, LDI or the Seller may, with the Buyer's written consent, pay certain post-closing costs on behalf of the Buyer. The Buyer agrees to reimburse LDI or the Seller for such costs within five (5) days of delivery to the Buyer of LDI's or the Seller's written request.

          5.5 Change of Name. Immediately after the Closing, LDI and the Seller shall discontinue using the names "LarsonoDavis" and any variations thereof and LDI and the Seller shall use commercially reasonable efforts to promptly amend their articles of incorporation to change their name to a name which does not include the names "LarsonoDavis" or any variations thereof. Evidence of the completion of such amendment shall be furnished to the Buyer within ten (10) days after completion.

          5.6 Conditions. LDI and the Seller shall use its best efforts to cause all conditions for the Closing to be met.

          5.7. Audit/Inspection. Prior to the Closing, LDI and the Seller shall permit the Buyer to cause comprehensive occupational and safety audits of the Owned Property to assess the compliance with OSHA or any similar federal, state, local or foreign law, rule or regulation.

          5.8  Title Insurance and Surveys.

               (a) Within ten (10) days after the date of this Agreement, LDI or the Seller shall, at its cost and expense, obtain and deliver to the Buyer, a commitment for title insurance (the "Commitment"), together with legible copies of all vesting and exception documents, to be issued by a title company acceptable to the Buyer (the "Title Company") committing to issue an ALTA Owners Policy of Title Insurance (10-17-92) (the "Title Policy") for the Owned Property in an amount equal to the fair market value of the property. The premium for the Title Policy shall be paid by LDI or the Seller. The Title Policy shall show fee simple title to the Owned Property vested in the Buyer subject only to the Mortgage, real estate taxes not yet due and payable as of the Closing Date, and such other covenants, conditions, easements, and exceptions to title as do not materially affect the marketability or use of the Owned Property as now used in the Business or as the Buyer may approve in writing (collectively, the "Permitted Exceptions"). The Commitment and the Title Policy to be issued by the Title Company shall be "extended form coverage" with the exceptions relating to all matters (except for property taxes) described on Schedule 5.8 deleted, and shall contain an ALTA Endorsement 9, an ALTA Zoning Endorsement 3.1 , CLTA 103.7, CLTA 110.1 (7(b) of Conditions and Stipulations), CLTA 116, CLTA 116.7, a contiguity endorsement (CLTA 116.4), and an ALTA Survey Endorsement (CLTA 116.1). At the Closing, LDI and the Seller shall deliver such affidavits or other instruments as the Title Company may reasonably require to delete the general exceptions and to provide the special endorsements required hereunder. At the Closing, LDI and the Seller shall cause the commitments to be brought current as of the Closing Date.

               (b) Within thirty (30) days after the date of this Agreement but before the Closing, LDI or the Seller, at its cost and expense, shall deliver to the Buyer and the Title Company an as-built survey of the Owned Property (the "Survey") prepared by a registered land surveyor or engineer, licensed in the state of Utah, dated on or after the date hereof, certified to the Buyer, the Title Company, and such other entities as the Buyer may designate in writing to LDI or the Seller prior to the Closing, and conforming to current ALTA/ACSM Minimum Detail Requirements for Land Title Surveys, sufficient to cause the Title Company to delete the standard survey exception. The Survey shall show access from the land to dedicated roads and shall include a flood plain certification. The Survey may be a recertification of a prior survey, provided that it meets the above-described criteria.

               (c) If (i) the Commitment discloses a title exception other than a Permitted Exception (an "Unpermitted Exception") or (ii) the Survey discloses any encroachment, overlap, or gap or any other matter which renders title to the Owned Property unmarketable or reflects that any utility service to the improvements or access thereto does not lie wholly within the applicable parcel of real property, or an encumbered easement for the benefit of such parcel of real property, or reflects any other matter adversely affecting the use or improvements of such parcel of real property (a "Survey Defect"), then LDI or the Seller, prior to the Closing, shall have the right to attempt to have the Unpermitted Exception removed from such Commitment or the Survey Defect corrected or insured over by an appropriate title insurance endorsement all in a manner satisfactory to the Buyer. If LDI or the Seller does not, or is unable to remove such Unpermitted Exception or correct such Survey Defect to the satisfaction of the Buyer within thirty (30) days, the Buyer shall have the right to terminate this Agreement or may waive the same and proceed to Closing.

               (d) At the Closing, LDI or the Seller shall pay any taxes and/or fees incurred in connection with the delivery and/or recording the deed or in connection with the transfer of the Owned Property, including, but not limited to, any deed tax, and the costs of recording any instruments necessary to satisfy objections to title.

                                  ARTICLE VI

                        COVENANTS OF PCB AND THE BUYER

          6.1 Conduct of Business Pending Closing. Except as otherwise provided in this Agreement, or as LDI or the Seller may otherwise consent to in writing, PCB and the Buyer shall not, pending Closing, engage in any activity or enter into any transaction (i) which would be inconsistent with the terms of this Agreement; or (ii) which would render inaccurate as of the Closing Date any of its representations and warranties set forth in this Agreement as if such representations and warranties were made at and as of the Closing Date.

          6.2 Consents of Others. Prior to the Closing, PCB and the Buyer shall have obtained all authorizations, consents and permits of others required of it to permit it to consummate the transactions contemplated by this Agreement.

          6.3 Change in Representations and Warranties. Prior to the Closing, in the event PCB or the Buyer learns that any of the representations and warranties of PCB or the Buyer contained in or referred to in this Agreement is or will become inaccurate, PCB and/or the Buyer shall give immediate detailed written notice thereof to LDI and the Seller.

          6.4 Distribution of the Products of the Business. If, subsequent to the execution of this Agreement and prior to Closing, LDI or the Seller receives notice from Sage that Sage intends to discontinue representing the products of the Business, the Buyer agrees, subject to same terms and conditions of LDI's or the Seller's current agreement with Sage, to use its commercially reasonable good faith efforts to distribute the products in those areas formerly served by such distributors until the earlier of (i) the Closing or (ii) the termination of this Agreement.

          6.5 Conduct of Business Subsequent to Closing. Prior to December 31, 1999, the Buyer shall use its good faith, commercially reasonable efforts to continue the Business and maintain good working relationships with the employees, suppliers, customers, and distributors of the Business.

          6.6 Conditions. The Buyer shall use its best efforts to cause all conditions for the Closing to be met.

                                 ARTICLE VII

                        EMPLOYEES AND EMPLOYEE MATTERS

          7.1 Termination of Employees. Upon the Closing, LDI or the Seller shall terminate the employment of each employee who is listed on Schedule 7.1 hereto (the "Employees"). The Buyer shall offer employment to each of such Employees, other than those individuals who were not actively employed by LDI or the Seller immediately before the Closing or on disability or other leave, at the rate of pay for each such Employee stated on Schedule 7.1 hereto, giving credit to each Employee for the date of hire of such Employee by LDI or the Seller, and on such additional terms as the Buyer, in its sole discretion, shall determine. The Buyer shall assume and fulfill those obligations related to Employees included in the Assumed Liabilities.

          7.2 List of Employees. Schedule 7.1 lists the name, gender, date of birth, date of hire, department, job title, labor grade and rate of pay of the Employees and LDI and the Seller warrants to the Buyer that such schedule is materially accurate and complete to the best knowledge of LDI or Seller.

          7.3 Liability. Except with respect to any Assumed Liabilities, LDI and the Seller shall retain and pay all obligations and liabilities arising out of their employment of the Employees and the termination thereof, including, but not limited to, obligations and liability under Sections 601-609 of ERISA and
Section 4980(B)(f) of the Code and liability for all claims with respect to matters or occurrences prior to the Closing Date (regardless of when such claim is filed) arising out or labor, employment, workers compensation, disability, unemployment insurance and related matters.

          7.4 Severance and WARN Act. It is expressly agreed that the Buyer is not responsible for any liability, cost or expense with respect to any Employee who refuses the Buyer's offer of employment. Notwithstanding the foregoing, LDI and the Seller agree to not take any action that would result in a violation of the Worker Adjustment and Retraining Notification Act, and the regulations thereunder, in connection with the transactions contemplated by this Agreement.

                                 ARTICLE VIII

                         CONDITIONS TO OBLIGATION OF
                   PCB AND THE BUYER TO CONSUMMATE CLOSING

          8.1 Conditions. The obligation of PCB and the Buyer under this Agreement to consummate the Closing is subject to the conditions that:

               (a) Covenants, Representations and Warranties. LDI and the Seller shall have performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date. The representations and warranties of LDI and the Seller set forth in this Agreement shall be accurate in all respects, at and as of the date made and also at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

               (b) No Adverse Change. There shall have been, in the good faith judgment of PCB and the Buyer, no material adverse change in the business, properties, operations, financial condition, earnings or contractual or business relationships with third parties of LDI and the Seller with respect to the Business since the date of this Agreement, other than the termination by Sage of its distribution of the products of the Business or the refinancing or extension of the Mortgage (so long as any such refinancing does not increase the principal balance of such Mortgage or contain a prepayment penalty).

               (c) Consents. The Buyer shall have obtained all authorizations, consents and permits of others necessary for the Buyer to continue to conduct the Business as heretofore conducted and to consummate the transactions contemplated by this Agreement, including, without limitation, all consents required to assign each of the Contracts that are material to the Business to the Buyer specifically including the Contracts set forth on Schedule 8.1(c) hereto. The Buyer shall be assured that all permits, licenses and other authorizations necessary for the Buyer to continue the Business as heretofore conducted and to consummate the transactions contemplated by this Agreement have been obtained or are obtainable by the Buyer. The Buyer shall be reasonably satisfied that, except as expressly provided in this Agreement, its acquisition of the Subject Assets shall not adversely affect the prospects of the Business and that the contractual relationships of the Business shall not be thereby adversely affected. Based upon the results of the Buyer's environmental audit of the Owned Property, the Buyer shall be satisfied, in its sole discretion, that there is no hazardous or toxic material or waste on the Owned Property which would violate any federal, state or local law, rule or regulation. The Buyer shall be satisfied with the condition of the Owned Property based upon any OSHA audit or other inspection of the Owned Property.

               (d) Certificates. The Buyer shall have received a certificate executed by LDI and the Seller dated the Closing Date, in the form of Exhibit G hereto, which certifies to the Buyer that the representations and warranties made in this Agreement are accurate as of the Closing Date.

               (e) Opinion of the Seller's Counsel. PCB and the Buyer shall have received from counsel to the Seller a commercially reasonable opinion letter, dated the Closing Date, in a form reasonably acceptable to PCB and the Buyer.

               (f) Shareholder Approval. PCB and the Buyer shall have received adequate assurances that the transactions contemplated by this Agreement have been approved by the shareholders of LDI and the Seller.

               (g) Title Insurance and Surveys. The Buyer shall have received all items set forth in Section 5.8.

                                  ARTICLE IX

                CONDITIONS TO OBLIGATION OF LDI AND THE SELLER
                          TO CONSUMMATE THE CLOSING

          9.1 Conditions. The obligations of LDI and the Seller under this Agreement to consummate the Closing are subject to the conditions that:

               (a) Covenants, Representations and Warranties. PCB and the Buyer shall have performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by PCB and the Buyer prior to or at the Closing and the representations and warranties of PCB and the Buyer set forth in Article IV shall be accurate in all respects, at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

               (b) Certificate. LDI and the Seller shall have received a certificate executed by PCB and the Buyer, dated the Closing Date, in the form of Exhibit I hereto.

               (c) Assumed Liabilities. The Buyer shall have obtained the consent to its assumption of the Mortgage and the leases with respect to the Subject Assets or shall have obtained replacement financing with respect to such obligations to permit them to be paid in full at the Closing.

               (d) Shareholder Approval. The transactions contemplated by this Agreement have been approved by the shareholders of LDI and the Seller.

                                  ARTICLE X

                                 TERMINATION

          10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

               (a) Mutual Consent. Upon the mutual consent of all parties hereto.

               (b) Adverse Proceedings. By PCB, the Buyer, LDI, or the Seller if any order to restrain, enjoin or otherwise prevent the consummation of this Agreement or transactions contemplated hereby shall have been entered or, on the Closing Date, there is any pending or threatened litigation in any court, or any proceeding by or before any governmental body, with a view to seeking to restrain or prohibit consummation of this Agreement or in which damages are sought in connection with this Agreement, or if any investigation by any governmental body is pending or threatened which might result in any such litigation or other proceeding.

               (c) Expiration of Time. By either party if the transactions contemplated by this Agreement have not been consummated by February 28, 1999, provided that the terminating party is not then in material default under the terms of this Agreement.

               (d) Financing. By PCB and the Buyer, on or before December 11, 1998, or such later date as the parties may agree in writing, if despite their good faith efforts, they are unable to obtain the financing necessary to complete the transactions contemplated by this Agreement on terms acceptable to them.

               (e) For Cause by PCB and the Buyer. By PCB and the Buyer, upon written notice to LDI and the Seller, if (i) LDI or the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect and the breach has continued without cure for a period of thirty (30) days after notice of breach; (ii) the board of directors of LDI withdraws or modifies in any manner adverse to the Buyer its recommendation of the transactions contemplated by this Agreement due to LDI or the Seller entering into an agreement with respect to a Competing Proposal; or (iii) if LDI has not obtained the consent of HMMH to the assignment to the Buyer or PCB of the HMMH Contract prior to February 28, 1999, or such later date as the parties may mutually agree.

               (f) For Cause by LDI or the Seller. By LDI or the Seller, upon written notice to PCB and the Buyer, if (i) PCB or the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect and the breach has continued without cure for a period of thirty (30) days after notice of breach; or (ii) if PCB and/or the Buyer has not terminated this Agreement under Section 10.1(d) and has not obtained the financing necessary to permit the Buyer to consummate the transactions contemplated by this Agreement prior to February 28, 1999, or such later date as the parties may mutually agree.

          10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1(a), l0.l(b), 10.1(c), or 10.1(d), this Agreement shall become void and of no further force and effect, and none of the parties hereto (or their respective representatives, directors, officers, shareholders or agents) shall have any liability as a result of such termination. If this Agreement is terminated pursuant to Section 10.1(e), LDI and/or the Seller shall pay Three Hundred Thousand and 00/100 Dollars ($300,000.00) (the "Termination Fee") to the Buyer for liquidated damages as reimbursement for the costs and expenses (including attorneys' fees) incurred by the Buyer and PCB in connection with the negotiation and execution of this Agreement and the Ancillary Agreements. If this Agreement is terminated pursuant to Section 10.1(f), PCB and/or the Buyer shall reimburse LDI and the Seller for their costs and expenses (including attorneys' fees) and damages caused by the breach up to a maximum of Three Hundred Thousand and 00/100 Dollars ($300,000.00); provided that, any damages to LDI and/or the Seller arising from actions taken by Sage, which actions are the result of the execution of this Agreement and the transactions contemplated hereby, may exceed Three Hundred Thousand and 00/100 Dollars ($300,000.00), but shall not exceed Seven Hundred Thousand and 00/100 Dollars ($700,000.00); and provided further that, any damage to LDI and/or the Seller arising from any action taken by a distributor with which PCB or the Buyer enters into a distribution, sales, or marketing agreement subsequent to the date of this Agreement and prior to Closing, may exceed Three Hundred Thousand and 00/100 Dollars ($300,000.00), but shall not exceed Seven Hundred Thousand and 00/100 Dollars ($700,000.00). In the event that the Seller or LDI has damages as a result of actions taken by Sage or another distributor, as set forth above, they agree to work in good faith to mitigate such damages to the extent possible, including without limitation, appointing PCB and/or the Buyer as the distributor for the products for one (1) year on the same terms and conditions under which the terminating distributor operated. The rights set forth in this Section 10.2 shall be the exclusive remedies for termination of this Agreement.

                                  ARTICLE XI

                            POST CLOSING COVENANTS

          11.1 Warranty Repairs. From and after the Closing, the Buyer shall perform, at the Buyer's expense to the extent of Fifty Thousand and 00/100 Dollars ($50,000.00), repair or replacement services required under the Seller's standard limited product warranty or which may be legally required to make products of the Business Year 2000 Compliant for products manufactured, sold or shipped by the Business prior to the Closing. Notwithstanding the foregoing, the Buyer shall not assume, be liable for, or become responsible for any product liability or other claims for damage to property or injury to or death of any persons with respect to, caused by, or related to, products sold, manufactured or shipped by the Business prior to the Closing. In the event that warranty repairs, replacement services, or Year 2000 compliance services for products manufactured, sold or shipped by the Business prior to the Closing Date that are required as stated above exceed Fifty Thousand and 00/100 Dollars ($50,000.00), such additional warranty repairs or replacement services shall be performed by the Buyer at LDI's or the Seller's expense. All such costs shall be calculated for purposes of this paragraph consistent with LDI's and the Seller's current internal accounting policies, including, without limitation, the exclusion of software fixes and patches; provided that, software fixes and patches shall be included, at the Buyer's standard rates offered to others, for any Year 2000 compliance obligations.

          11.2 Insurance. For a period of four (4) years following the Closing, LDI or the Seller shall maintain product liability insurance coverage with respect to products sold by LDI or the Seller on or before the Closing Date with its current carrier.

          11.3 Intellectual Property and Telephone System. Without limiting LDI's and the Seller's obligations under the non-competition provisions of this Agreement, upon the Closing, LDI and the Seller shall not retain copies or duplications of any Intellectual Property and neither shall LDI nor the Seller use or disclose any such Intellectual Property. The Buyer agrees to permit LDI and the Seller to use the telephone system, general ledger and accounting software, the manufacturing systems software, and the payroll systems software included in the Subject Assets through December 31, 1999, under the terms of the Shared Services Agreement.

          11.4 Product Liability. Without limiting the generality of Section 1.8, from and after the Closing, LDI and the Seller shall, except for warranty service to be performed by the Buyer pursuant to Section 11.1 hereof, retain all liability and obligations for products sold, shipped or manufactured by LDI or the Seller prior to the Closing Date.

          11.5 Use of Name. From and after the Closing, neither LDI nor the Seller shall not use the name "LarsonoDavis" or any variations thereof.

          11.6  Financial, Operating and Business Records.  For a period of five
(5) years following the Closing Date, (i) PCB and the Buyer shall afford LDI and the Seller and their representatives with full access to, during normal business hours, upon reasonable notice, and for proper business purposes, all of the books and records transferred from LDI and the Seller to the Buyer pursuant to this Agreement, and (ii) LDI and the Seller shall afford PCB, the Buyer and their representatives will full access to, during normal business hours, upon reasonable notice, and for proper business purposes, all of the books and records regarding any of the Excluded Assets. For purposes of this Section, proper business purposes shall include, without limitation, litigation, matters relating to any indemnification claim, financial reporting, and tax matters.

          11.7  Non-Competition and Confidentiality.

               (a) LDI and the Seller covenant that they shall not, and that they shall cause their Affiliates (as hereinafter defined) not to, directly or indirectly:

                    (i) for a period of ten (10) years after the Closing Date, engage or become interested, anywhere within the world, as an owner, partner, consultant, representative, agent, officer, director, or through stock ownership (except for LDI's or the Seller's ownership of less than one percent (1%) of the number of shares outstanding of any securities which are listed for trading on any national securities exchange), investment of capital, lending of money or property, rendering of services, or otherwise, whether alone or in association with others, in the business of designing, manufacturing, distributing, promoting, marketing, selling or servicing (A) scientific instrumentation for use in the acoustic and vibration industry, (B) any product of the Business prior to the Closing Date, (C) any derivatives of any products included in subsections (A) or (B) above, or (D) any products or services competitive with such products or services. Notwithstanding the foregoing, the parties agree that the use of techniques and hardware to achieve separations of elements by acoustical vibrations for purposes of mass spectrometry or the use of acoustical fingerprinting in conjunction with the CrossCheck technology of LDI shall not be a violation of this Section 11.7(a)(i).

                    (ii) for a period of ten (10) years following the Closing Date, divert or attempt to divert from the Business any business whatsoever by influencing or attempting to influence, or soliciting or attempting to solicit, any customers of the Business or any customers of the Business prior to the Closing Date; and

                    (iii) for a period of five (5) years following the Closing Date, solicit or otherwise attempt to employ any employee of the Business or otherwise induce any such employee to terminate their employment with the Buyer, including, but not limited, to any employee employed by LDI or the Seller in the Business prior to the Closing Date.

               (b) For purposes of this Agreement, "Affiliate" shall mean any entity that directly or indirectly through one or more intermediaries is controlled by LDI or the Seller.

               (c) LDI and the Seller hereby acknowledge and agree that the covenants, restrictions, agreements and obligations set forth herein are founded upon valuable consideration and, with respect to the covenants, restrictions, agreements and obligations set forth in this Section 11.7, are reasonable in duration and geographic scope.

               (d) LDI and the Seller agree that they will not, and will cause each of their Affiliates not to:

                    (i) disclose or cause to be disclosed in any manner any Confidential Information (as hereinafter defined), or any part thereof, to any person, firm, corporation, association, limited liability company, or any other operation or entity, or use or permit the use of any Confidential Information on their own behalf or for the benefit of others, for any reason or purpose, except as otherwise set forth in this Agreement, without the express prior written consent of the Buyer;

                    (ii) distribute or cause to be distributed any Confidential Information to any third person or permit the reproduction of any Confidential Information; and

                    (iii) take all reasonable care to avoid unauthorized disclosure of any Confidential Information.

               (e) LDI and the Seller further agree to cause their directors, officers, employees and agents at all times to protect the Confidential Information as required by this Section 11.7.

               (f) For purposes of this Agreement, "Confidential Information" shall mean any written or unwritten information relating to the Business on or prior to the Closing Date, including, without limitation, its products, services, processes, equipment, customer lists, intellectual property, financial information, and suppliers, regardless of how such information was developed or acquired; provided, however, that "Confidential Information" shall not include information which LDI or the Seller can conclusively demonstrate: (i) had been published and was part of the public domain prior to the date of this Agreement; or (ii) had been published after the date of this Agreement, unless such publication results from the breach of this Agreement by LDI or the Seller or any of their Affiliates. The above-referenced exceptions shall not be interpreted as justification for LDI or the Seller to disregard the obligations set forth in this Agreement with respect to the Confidential Information as a whole, in the event any portion of any information falls within the exceptions.

               (g) Notwithstanding anything in this Section 11.7, LDI and the Seller shall be permitted to disclose Confidential Information to the extent that such disclosure is required by applicable law or the order of a court or administrative agency having proper jurisdiction; provided, however, that prior to any such disclosure, LDI and the Seller shall give written notice thereof to the Buyer so as to allow the Buyer to seek any protective remedy.

               (h) In the event of a breach or threatened breach by LDI or the Seller of any of the covenants, restrictions, agreements and obligations set forth in this Section 11.7, monetary damages or the other remedies at law that may be available to PCB or the Buyer for such breach or threatened breach will be inadequate and, without prejudice to PCB or the Buyer's rights to pursue any remedies at law or equity available to it for such breach or threatened breach, including without limitation, the recovery of damages from LDI or the Seller, PCB and the Buyer will be entitled to injunctive relief as a means of having LDI and the Seller comply with the provisions hereof.

               (i)  In the event that the covenants contained in this Section
11.7 are judicially held invalid or unenforceable as to time period and/or geographical area, they will be valid and enforceable in such geographical area(s) and for such time period(s) which the court determines to be reasonable and enforceable. Furthermore, any period of restriction or covenant herein stated shall be extended by any period of any violation of any restriction or covenant herein stated.

          11.8 Reimbursement. In the event that either party pays an obligation that the other party has agreed to pay under the terms of this Agreement, the paying party shall be immediately reimbursed by the party in whose favor the payment was made. The parties agree that they will not take action to pay an obligation on behalf of the other party prior to the due date of such obligation and other than in the ordinary course of business.

                                 ARTICLE XII

                 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                        COVENANTS AND INDEMNIFICATION

          12.1 Survival. Each of the representations and warranties made in this Agreement shall survive for a period of two (2) years from the Closing Date, except for the representations and warranties set forth in Section 3.1(b) (Authority Relative to Agreement), Section 3.1(h) (Tax Matters), Section 3.1(j) (Environmental Matters), and Section 3.1(v) (Litigation and Claims) which shall survive indefinitely, subject to applicable statutes of limitations. All covenants and other obligations of the parties hereto shall survive the delivery of this Agreement and the Closing.

          12.2 LDI's and the Seller's Indemnification Obligation. The Seller and LDI jointly and severally agree to defend, indemnify and hold harmless PCB, the Buyer, and their affiliates and their officers, directors, employees, and other representatives, whether by offset against the Earnout Payment, the Note or otherwise, from and against any and all damages, claims, liabilities, losses, costs and expenses (including, costs of investigation and costs of preparing and defending any pending or threatened claim or suit and attorneys' fees and disbursements whether such pending or threatened claim or suit involves solely the parties hereto or third parties) whatsoever arising out of, attributable to, resulting from, or incurred with respect to (a) any breach of warranty or misrepresentation by or on behalf of the Seller and/or LDI under this Agreement or any of the Ancillary Agreements, (b) the breach or non-performance of any covenant, agreement, or obligation to be performed by the Seller and/or LDI under this Agreement or any of the Ancillary Agreements; (c) any misrepresentation in, or omission from, any certificate or instrument executed and delivered or to be executed and delivered by or on behalf of the Seller and/or LDI in connection with this Agreement; (d) any act or omission of the Seller and/or LDI related to the Business prior to the Closing Date, including, but not limited to, (i) any product liability claims or obligations for products sold, shipped or manufactured by the Seller and/or LDI prior to the Closing Date; or (ii) except with respect to the Assumed Liabilities, any employee benefit claim or other claims or liabilities (A) by or related to any employees of the Seller and/or LDI prior to the Closing Date or (B) any employee benefit plans, including, without limitation, any withdrawal liability within the meaning of ERISA with respect to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA); (e) any claim or liability with respect to the Business or the Owned Property under any Environmental Law related to acts, omissions or events prior to the Closing Date; (f) any liability or obligation of the Seller and/or LDI not expressly assumed by the Buyer pursuant to this Agreement; (g) the failure of the parties to comply with the provisions of any bulk sale, bulk transfer or any similar act in connection with the transactions contemplated by this Agreement; and (h) any claim or liability relating to any termination by the Buyer of the existing Representative Agreement between Microspec and the Seller dated October 4, 1982 or any successor agreement in effect on the Closing Date, in excess of a full commission on all orders dated during the thirty (30) day period immediately following the date of the notice of such termination.

          12.3 Limitation on LDI's and the Seller's Indemnification Obligation. Neither PCB nor the Buyer may assert a claim based on Section 12.2(a) or 12.2(c) of this Agreement (except with respect to breaches of Sections 3.1(b), (h), (j), or (v) of this Agreement which may be asserted at any time) at any time subsequent to two (2) years after the Closing Date unless PCB or the Buyer shall have notified the Seller or LDI in writing of such claim prior to the expiration of the two (2) year period. PCB and the Buyer shall not be entitled to indemnification based upon Section 12.2(a) or Section 12.2(c) of this Agreement in an aggregate amount greater than the Purchase Price; provided, however, that except with respect to breaches by LDI and/or the Seller of the representations and warranties contained in Sections 3.1(b), (h), (j) or (v) of this Agreement, PCB shall not be entitled to indemnification based upon Section 12.2 (a) or
Section 12.2(c) of this Agreement in an aggregate amount greater than $5,000,000.00. Notwithstanding the foregoing and Section 12.2 of this Agreement, neither PCB nor the Buyer shall be entitled to indemnification for any Claim (as hereinafter defined) pursuant to this Agreement unless and until the aggregate amount of all such Claims exceeds Twenty-Five Thousand and 00/100 Dollars ($25,000.00) in which case PCB and the Buyer shall be entitled to indemnification for all such Claims.

          12.4 PCB and the Buyer's Indemnification Obligation. PCB and the Buyer hereby agrees to defend, indemnify and hold harmless LDI and the Seller from and against any and all damages, claims, liabilities, losses, costs and expenses whatsoever (including attorneys' fees) arising out of, attributable to, resulting from or incurred with respect to (i) any breach of warranty or misrepresentation by or on behalf of PCB or the Buyer under this Agreement or any Ancillary Agreement, or the breach or nonperformance of any covenant, agreement or obligation to be performed by PCB or the Buyer under this Agreement or any Ancillary Agreement; (ii) any misrepresentation in, or omission from, any certificate or instrument executed and delivered or to be delivered and executed by or on behalf of PCB or the Buyer in connection with this Agreement or any Ancillary Agreement; and (iii) any claim or liability arising out of the operation of the Business or the Owned Property or act or omission by the Buyer related to the Business or the Owned Property subsequent to the Closing Date; and (iv) any claim based on the hiring policies or practices of the Buyer.

          12.5  Indemnity Procedure.

               (a) If a claim for damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give a written notice ("Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to damages for which indemnification may be sought under Section 12.2 or
Section 12.3, as the case may be. The Claim Notice shall describe in reasonable detail the factual and legal basis for the claim and the damages that may be assessed therewith to the extent then known. The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure.

               (b) After an indemnifying party's receipt of a Claim Notice regarding a claim asserted by a third party filed against a party seeking indemnification hereunder (a "Third Party Claim"), if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such Third Party Claim, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such Third Party Claim, (ii) to employ and engage attorneys of its own choice to handle and defend the Third Party Claim, at the indemnifying party's cost, risk and expense unless the named parties to such Third Party Claim include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and (iii) to compromise or settle such Third Party Claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such lawsuit or action within fifteen (15) calendar days after receipt of notice thereof, the indemnified party against which such has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the indemnifying party; provided, however, that such lawsuit or action shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the lawsuit or action, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 12.4 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any damages by reason of such settlement or judgment.

          12.6  Nonexclusivity.  The rights to indemnification provided by this
Article XII are not exclusive and shall not be construed to exclude or preclude the exercise of, and shall be in addition to, any other rights of the parties hereto, express or implied, under this Agreement or applicable law for misrepresentation, breach of contract or warranty or the breach or non-performance of any agreement, covenant or obligation.

                                 ARTICLE XIII

                                MISCELLANEOUS

          13.1 Entire Agreement. This Agreement, together with the Ancillary Agreements, constitutes the entire Agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations, covenants or agreements except as specifically set forth herein or expressly required to be made or delivered pursuant hereto.

          13.2 Modifications. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto.

          13.3 Further Assurances. From time to time after the Closing Date, LDI and the Seller will execute all such instruments and take all such actions as the Buyer shall reasonably request in order to more effectively convey and transfer all of the Subject Assets to the Buyer. LDI and the Seller shall also execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

          13.4 Binding Effect and Benefits. This Agreement shall not be assignable by either party without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of PCB, the Buyer, LDI, the Seller and their respective successors, assigns, transferees and legal representatives.

          13.5 Expenses. Each party shall bear and pay all costs and expenses respectively incurred by each of them on their behalf in connection with this Agreement, including, without limitation, fees and expenses of their own financial consultants, accountants and counsel.

          13.6 Knowledge or Belief. The knowledge of any director, officer or employee of LDI or the Seller shall be deemed to be knowledge of LDI or the Seller.

          13.7 Notices. Any notices or other communications required or permitted to be given pursuant to this Agreement shall be deemed to have been given if in writing and delivered personally or sent by certified mail, postage prepaid, addressed as follows:

               (a)  To PCB or the Buyer:

                    PCB Group, Inc.
                    3425 Walden Avenue
                    Depew, New York 14043-2495
                    Attn:  John A. Lally
                    Fax:  (716) 684-0987
                    Confirmation:  (716) 684-0001

                    With a copy to:

                    Albrecht, Maguire, Heffern & Gregg, P.C.
                    2100 Main Place Tower
                    Buffalo, New York 14202
                    Attn:  Arthur A. Russ, Jr., Esq.
                    Fax:  (716) 852-2609
                    Confirmation:  (716) 853-1521

               (b)  To LDI or the Seller:

                    Larson Davis Incorporated
                    Attn:  Andrew Bebbington, President and CEO
                    1681 West 820 North
                    Provo, Utah 84601
                    Fax:  (801) 375-0182
                    Confirmation:  (801) 375-0177

                    With a copy to:

                    Keith L. Pope, Esq.
                    Kruse, Landa & Maycock, L.L.C.
                    Eighth Floor, Bank One Tower
                    50 West Broadway
                    Salt Lake City, Utah 84101
                    Fax:  (801) 531-7091
                    Confirmation:  (801) 531-7090

or such other addresses as shall be furnished in writing by the Buyer, PCB, LDI, or the Seller to the other party in accordance with this Section 13.7.

          13.8 Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meanings hereof.

          13.9 Agreement. Whenever a statement is qualified by "except as otherwise disclosed in this Agreement," or "except as otherwise provided in this Agreement," or a similar provision, the reference shall be to the entirety of this Agreement, including the schedules and exhibits attached hereto.

          13.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          13.11 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          13.12 Specific Performance. Since PCB and the Buyer could not be adequately compensated by money damages in the event of the breach of this Agreement by LDI or the Seller, PCB and the Buyer shall be entitled, either before or after the Closing, in addition to any other right or remedy available, to an injunction restraining such breach or a threatened breach and to specific performance of any provision of this Agreement, and in such case no bond or other security shall be required in connection therewith, and LDI and the Seller hereby consent to the issuance of such an injunction and to the ordering of specific performance.

          13.13 Bulk Sales. LDI and the Seller shall comply with the bulk sales provisions of the sales tax laws and the Uniform Commercial Code in any state in which such provisions are imposed upon LDI or the Seller. LDI and the Seller agree to indemnify and hold harmless PCB and the Buyer from any loss, liability or expense, including, without limitation, the reasonable fees and disbursements of counsel, suffered or incurred by PCB or the Buyer by reason of the failure of LDI or the Seller to comply with the provisions of the sales tax laws or Uniform Commercial Code of any jurisdiction regarding bulk sales or any other bulk sales provisions.

          13.14 No Third Party Rights. This Agreement is not intended and shall not be construed to create any rights in any parties other than LDI, the Seller, PCB and the Buyer and no other person shall assert any rights as a third party beneficiary hereunder.

          13.15 Public Announcements. On and after the date hereof and through the Closing Date, none the parties hereto shall issue any press release or make any public statement regarding the transactions contemplated by this Agreement prior to obtaining the other parties' approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent that, in the opinion of counsel to the party proposing to make such disclosure, disclosures are required by law. Such opinion of counsel shall be confirmed in writing and promptly delivered to other parties. The parties may disclose information with respect to the transactions contemplated hereby to their employees, agents, securities analysts, lenders, rating agencies and portfolio managers and consultants only to the extent such persons have a need to know and agree to be bound by the terms hereof relative to the disclosure of such information.

     IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date above first written.

                                   PCB GROUP, INC.


                                   By:  /s/ John A. Lally
                                      John A. Lally, Vice-President,
                                      Special Project

                                   BEEHIVE ACQUISITION CORP.


                                   By:  /s/ John A. Lally
                                      John A. Lally, Vice-President

                                   LARSON DAVIS, INCORPORATED


                                   By:  /s/ Andrew C. Bebbington
                                      Andrew C. Bebbington, President

                                   LARSON DAVIS LABORATORIES


                                   By:  /s/ Andrew C. Bebbington
                                      Andrew C. Bebbington, President


                                                                      APPENDIX B

                          CERTIFICATE OF AMENDMENT TO

                        THE ARTICLES OF INCORPORATION OF

                           LARSON DAVIS INCORPORATED

                     (CHANGED HEREIN TO SENSAR CORPORATION)


     The following Certificate of Amendment to the articles of incorporation of the above-named corporation is adopted pursuant to the provisions of NRS 78.385 and 78.390. We, the undersigned, as president and secretary of Larson Davis Incorporated (changed herein to Sensar Corporation) (the "Company"), do hereby certify:

     That the board of directors of the Company duly adopted on           ,
     1998, in accordance with the provisions of NRS 78.315, a resolution to amend the articles of incorporation as follows:

     ARTICLE I shall be amended to read as follows:

                                   ARTICLE I

                              NAME OF CORPORATION

            The name of the Corporation shall be:

                               Sensar Corporation

     On the authorization and recommendation of the board of directors, the foregoing resolution was submitted to a vote at a special meeting of the
shareholders of the Company duly noticed and held [               ].  The
aggregate voting power of the shares of common stock of the Company and the shares of 1998 Series A Preferred Stock of the Company, which vote as a single class outstanding on the record date and entitled to vote on the foregoing resolution was [13,929,034]; the resolutions, including the amendment to the articles of incorporation of the Company set forth above, were approved in
accordance with NRS 78.325 by the affirmative vote of           , with
           votes against and            votes abstaining.  No other class of
stock of the Company is outstanding or entitled to vote thereon.

     DATED this       day of           , 1999.

                                          LARSON DAVIS INCORPORATED


                                          By
                                            Andrew C. Bebbington, President


                                          By
                                            Nathan H. West, Secretary



                                     PROXY
                           LARSON DAVIS INCORPORATED
          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Andrew Bebbington and Nathan West proxies, with full power of substitution, to vote the shares of Common Stock or 1998 Series A Preferred Stock of LarsonoDavis Incorporated (the "Company"), which the undersigned is entitled to vote at the Special Meeting of shareholders of the Company ("Special Meeting") to be held at
                                                                 , Utah, on
March    , 1999, at 9:00 a.m., local time, or any adjournment(s) thereof, such proxies being directed to vote as specified below. If no instructions are specified, this proxy will be voted "FOR" all proposals in accordance with the recommendation of the board of directors.

     1. To sell substantially all of the assets and operations of the Company's acoustics and vibration instrumentation business (the "Asset Sale") pursuant to an Asset Purchase Agreement, dated November 30, 1998, between PCB Group, Inc., and the Company (the "Purchase Agreement"). A copy of the Purchase Agreement is attached as Appendix A to the accompanying Proxy Statement.
                  FOR /  /        AGAINST /  /        ABSTAIN /  /

     2. To amend the Company's Articles of Incorporation to change the Company's name to Sensar Corporation immediately following the consummation of the Asset Sale. A copy of the proposed amendment is attached as Appendix B to the accompanying Proxy Statement.
                  FOR /  /        AGAINST /  /        ABSTAIN /  /

     3. To approve the possible issuance of shares of Common Stock of the Company on conversion of the issued and outstanding 1998 Series A Preferred Stock ("Series A Preferred Stock") that may equal or exceed 20% of the Common Stock that was issued and outstanding at the time the Series A Preferred Stock was created.
                  FOR /  /        AGAINST /  /        ABSTAIN /  /

     4. To approve a possible reverse stock split of the issued and outstanding Common Stock of the Company whereby the Company would issue one new share of Common Stock of the Company in exchange for every five to ten shares of currently outstanding Common Stock, with the precise conversion ratio to be determined by the Company's board of directors at a later time.
                  FOR /  /        AGAINST /  /        ABSTAIN /  /

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
                  FOR /  /        AGAINST /  /        WITHHOLD AUTHORITY /  /

The proposals have been made by the Board of Directors and the Board of Directors unanimously recommends that the shareholders vote "FOR" all proposals. To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" box may, but need not, be checked. To vote against any proposal or to abstain from voting on any proposal, check the appropriate box above.

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

                                                Dated:


                                                Signature


                                                Signature (if held jointly)

                                                PLEASE MARK, SIGN, DATE, AND
                                                RETURN THIS PROXY TO:
                                                  PROGRESSIVE TRANSFER COMPANY
                                                  P.O. BOX 17561
                                                  SALT LAKE CITY, UTAH  84117